Execution Copy















             ============================================================




                               ASSET PURCHASE AGREEMENT

                                     by and among

                           CAM INVESTMENT MANAGEMENT, L.P.,

                              THE CONTINENTAL CORPORATION

                                         and

                          CONTINENTAL ASSET MANAGEMENT CORP.

                                      relating to

                          CONTINENTAL ASSET MANAGEMENT CORP.


                             ____________________________

                             Dated as of October 13, 1994
                             ____________________________





             ============================================================

                                   TABLE OF CONTENTS


                                                                     Page
                                                                     ----

             1.   Transfer of Assets and Liabilities . . . . . . . .    2
                  1.1    Assets to be Sold . . . . . . . . . . . . .    2
                  1.2    Excluded Assets . . . . . . . . . . . . . .    4
                  1.3    Liabilities to be Assumed . . . . . . . . .    5
                  1.4    Excluded Liabilities  . . . . . . . . . . .    6

             2.   Sale and Purchase of Purchased Assets  . . . . . .    8
                  2.1    Purchased Assets to be Sold . . . . . . . .    8
                  2.2    Assumption of Liabilities . . . . . . . . .    8
                  2.3    Purchase Price  . . . . . . . . . . . . . .    8
                  2.4    Payment of the Purchase Price . . . . . . .   10

             3.   Closing; Closing Date  . . . . . . . . . . . . . .   10

             4.   Representations and Warranties of the Seller and
                  Continental  . . . . . . . . . . . . . . . . . . .   11
                  4.1    Due Incorporation and Qualification . . . .   11
                  4.2    Title to Assets; Adequacy of Purchased
                         Assets  . . . . . . . . . . . . . . . . . .   12
                  4.3    Authority to Execute and Perform
                         Agreements; Enforceability  . . . . . . . .   13
                  4.4    Subsidiaries, Affiliates and Other Persons    13
                  4.5    Certificates of Incorporation and By-laws .   14
                  4.6    Financial Statements; Investment
                         Performance Reports . . . . . . . . . . . .   14
                  4.7    No Material Adverse Change  . . . . . . . .   17
                  4.8    Tax Matters . . . . . . . . . . . . . . . .   17
                  4.9    Compliance with Laws  . . . . . . . . . . .   19
                  4.10   No Breach . . . . . . . . . . . . . . . . .   23
                  4.11   Claims and Proceedings  . . . . . . . . . .   25
                  4.12   Contracts . . . . . . . . . . . . . . . . .   26
                  4.13   Real Estate . . . . . . . . . . . . . . . .   29
                  4.14   Accounts Receivable . . . . . . . . . . . .   29
                  4.15   Tangible Property . . . . . . . . . . . . .   29
                  4.16   Intellectual Property . . . . . . . . . . .   31
                  4.17   Liabilities . . . . . . . . . . . . . . . .   32
                  4.18   Clients . . . . . . . . . . . . . . . . . .   33
                  4.19   Employee Benefits . . . . . . . . . . . . .   35
                  4.20   Employee Relations  . . . . . . . . . . . .   38
                  4.21   Insurance . . . . . . . . . . . . . . . . .   38
                  4.22   Business; Policies and Procedures . . . . .   40
                  4.23   Officers, Directors and Employees . . . . .   41
                  4.24   Operations of the Business  . . . . . . . .   42
                  4.25   Potential Conflicts of Interest . . . . . .   46
                  4.26   Transactions with Continental and its
                         Affiliates  . . . . . . . . . . . . . . . .   47
                  4.27   Derivatives . . . . . . . . . . . . . . . .   48
                  4.28   Securities Portfolio  . . . . . . . . . . .   48

                                                                     Page
                                                                     ----

                  4.29   Banks, Brokers and Proxies  . . . . . . . .   48
                  4.30   Full Disclosure . . . . . . . . . . . . . .   49

             5.   Representations and Warranties of the Buyer  . . .   49
                  5.1    Due Organization  . . . . . . . . . . . . .   49
                  5.2    Authority to Execute and Perform
                         Agreements  . . . . . . . . . . . . . . . .   50
                  5.3    Buyer's Business  . . . . . . . . . . . . .   51
                  5.4    Litigation  . . . . . . . . . . . . . . . .   52
                  5.5    Capitalization of the Buyer . . . . . . . .   52
                  5.6    Financing . . . . . . . . . . . . . . . . .   52
                  5.7    Qualification as Investment Adviser . . . .   52

             6.   Covenants and Agreements . . . . . . . . . . . . .   53
                  6.1    Conduct of Business . . . . . . . . . . . .   53
                  6.2    Insurance . . . . . . . . . . . . . . . . .   53
                  6.3    Litigation  . . . . . . . . . . . . . . . .   54
                  6.4    Corporate Examinations and Investigations .   54
                  6.5    Consent to Jurisdiction and Service of
                         Process . . . . . . . . . . . . . . . . . .   57
                  6.6    Expenses  . . . . . . . . . . . . . . . . .   58
                  6.7    Indemnification of Brokerage  . . . . . . .   60
                  6.8    Further Assurance . . . . . . . . . . . . .   61
                  6.9    Sublease; Services Agreement  . . . . . . .   62
                  6.10   Consents  . . . . . . . . . . . . . . . . .   63
                  6.11   Form ADV  . . . . . . . . . . . . . . . . .   66
                  6.12   Non-Competition Agreement . . . . . . . . .   67
                  6.13   Option Agreement  . . . . . . . . . . . . .   67
                  6.14   Management of Continental's Investment
                         Assets  . . . . . . . . . . . . . . . . . .   68
                  6.15   Certain Tax Matters . . . . . . . . . . . .   71
                  6.16   Employees and Benefit Plans . . . . . . . .   75
                  6.17   Definitive Capitalization of the Buyer  . .   79
                  6.18   Bulk Sales Compliance . . . . . . . . . . .   80
                  6.19   Limited Use of Logo . . . . . . . . . . . .   80
                  6.20   Change and Use of the Seller's Name . . . .   81
                  6.21   Certified Copies of Organizational
                         Documents of the Buyer  . . . . . . . . . .   81
                  6.22   Certified Copies of Certain Contracts . . .   82
                  6.23   Dividends . . . . . . . . . . . . . . . . .   82
                  6.24   Soft Dollar Contracts . . . . . . . . . . .   82
                  6.25   September Balance Sheet . . . . . . . . . .   82
                  6.26   Certain Payments to Continental . . . . . .   83
                  6.27   Verified Investment Performance Reports . .   83

             7.   Purchase Price and Other Adjustments . . . . . . .   84
                  7.1    Reduction of Note A . . . . . . . . . . . .   84
                  7.2    Adjustments . . . . . . . . . . . . . . . .   85
                  7.3    Arbitration . . . . . . . . . . . . . . . .   89

                                                                     Page
                                                                     ----

             8.   Conditions Precedent to the Obligation of the
                  Buyer to Close . . . . . . . . . . . . . . . . . .   91
                  8.1    Representations and Covenants . . . . . . .   92
                  8.2    Consents and Approvals  . . . . . . . . . .   92
                  8.3    Opinion of Counsel to Continental and the
                         Seller  . . . . . . . . . . . . . . . . . .   94
                  8.4    Resignations  . . . . . . . . . . . . . . .   94
                  8.5    Litigation  . . . . . . . . . . . . . . . .   94
                  8.6    Hart-Scott-Rodino . . . . . . . . . . . . .   94
                  8.7    Financing . . . . . . . . . . . . . . . . .   95
                  8.8    Related Transactions  . . . . . . . . . . .   95
                  8.9    No Material Adverse Change  . . . . . . . .   95
                  8.10   New Sublease  . . . . . . . . . . . . . . .   95
                  8.11   Services Agreement  . . . . . . . . . . . .   96
                  8.12   Non-Competition Agreement . . . . . . . . .   96
                  8.13   Bill of Sale and Instrument of Assignment
                         and Other Conveyance Documents  . . . . . .   96
                  8.14   Registration as Investment Adviser  . . . .   96

             9.   Conditions Precedent to the Obligation of the
                  Seller to Close  . . . . . . . . . . . . . . . . .   96
                  9.1    Representations and Covenants . . . . . . .   97
                  9.2    Opinion of Counsel to the Buyer . . . . . .   97
                  9.3    Litigation  . . . . . . . . . . . . . . . .   97
                  9.4    Hart-Scott-Rodino . . . . . . . . . . . . .   98
                  9.5    Related Transactions  . . . . . . . . . . .   98
                  9.6    Consents and Approvals  . . . . . . . . . .   98
                  9.7    Instrument of Assumption  . . . . . . . . .   98
                  9.8    Registration as Investment Advisor  . . . .   98

             10.  Survival of Representations and Warranties of the
                  Seller . . . . . . . . . . . . . . . . . . . . . .   99

             11.  Indemnification  . . . . . . . . . . . . . . . . .  100
                  11.1   Obligation of Continental and the Seller to
                         Indemnify . . . . . . . . . . . . . . . . .  100
                  11.2   Obligation of the Buyer to Indemnify  . . .  101
                  11.3   Notice to Indemnifying Party  . . . . . . .  101
                  11.4   Limitations of Indemnification  . . . . . .  104
                  11.5   Note B  . . . . . . . . . . . . . . . . . .  105

             12.  Termination of Agreement . . . . . . . . . . . . .  106
                  12.1   Termination . . . . . . . . . . . . . . . .  106
                  12.2   Survival  . . . . . . . . . . . . . . . . .  106

             13.  Miscellaneous  . . . . . . . . . . . . . . . . . .  107
                  13.1   Certain Definitions . . . . . . . . . . . .  107
                  13.2   Glossary  . . . . . . . . . . . . . . . . .  110
                  13.3   Publicity . . . . . . . . . . . . . . . . .  114
                  13.4   Notices . . . . . . . . . . . . . . . . . .  114
                  13.5   Entire Agreement  . . . . . . . . . . . . .  115

                                                                     Page
                                                                     ----

                  13.6   Waivers and Amendments; Non-Contractual
                         Remedies; Preservation of Remedies  . . . .  116
                  13.7   Governing Law . . . . . . . . . . . . . . .  117
                  13.8   Binding Effect; No Assignment . . . . . . .  117
                  13.9   Variations in Pronouns  . . . . . . . . . .  117
                  13.10  Counterparts  . . . . . . . . . . . . . . .  117
                  13.11  Exhibits  . . . . . . . . . . . . . . . . .  118
                  13.12  Headings  . . . . . . . . . . . . . . . . .  118
                  13.13  Interpretation  . . . . . . . . . . . . . .  118
                  13.14  Severability of Provisions  . . . . . . . .  118
                  13.15  No Third Party Beneficiaries  . . . . . . .  119

             Exhibits

                 A:     Form of Bill of Sale and Instrument
                        of Assignment

                 B:     Form of Assumption of Liabilities


                 C:     Form of Note A

                 D:     Form of Note B

                 E:     New Sublease Term Sheet

                 F:     Services Agreement Term Sheet

                 G:     Form of Non-Competition Agreement


                 H:     Option Term Sheet

                               ASSET PURCHASE AGREEMENT
                               ------------------------


                       AGREEMENT dated as of October 13, 1994, among CAM

             INVESTMENT MANAGEMENT, L.P., a Delaware limited partnership

             (the "Buyer"), THE CONTINENTAL CORPORATION, a New York

             corporation ("Continental"), and CONTINENTAL ASSET

             MANAGEMENT CORP., a New York corporation and a wholly-owned indirect subsidiary of Continental (the "Seller").

                       The Seller and Continental Asset Management

             (Bermuda) Ltd., a Bermuda company and a wholly-owned

             subsidiary of the Seller (the "Subsidiary"), are engaged in the business of financial asset management, and, more

             specifically, the design of investment programs and the

             management and supervision of investments in equity, debt

             and other financial securities and instruments for property and casualty insurance companies, pension funds,

             corporations and other financial institutions (collectively,

             the "Business").  The Seller wishes to sell, and the Buyer wishes to purchase, the Business and all of the Purchased

             Assets (as defined below) and the Buyer will assume all of the Assumed Liabilities (as defined below), all upon the

             terms and subject to the conditions of this Agreement.

                       The respective locations in this Agreement of the

             definitions of the capitalized terms used in this Agreement are set forth in Section 13.2.

                       Accordingly, the parties agree as follows:


                       1.   Transfer of Assets and Liabilities.
                            ----------------------------------

                            1.1  Assets to be Sold.  Except as otherwise
                                 -----------------

             provided in Section 1.2, at the Closing provided for in

             Section 3, the Seller shall sell, assign, transfer and

             convey to the Buyer all of the Seller's right, title and

             interest in and to all of the Seller's assets, properties

             and rights of every type and description, whether real,

             personal or mixed, tangible or intangible, known or unknown,

             fixed or unfixed, accrued, absolute, contingent or other-

             wise, wherever located and whether or not reflected on the books and records of the Seller or specifically referred to in this Agreement (other than the Excluded Assets),

             including, without limitation, all of the Seller's right,

             title and interest in and to the following (all of such

             assets, properties and rights being sometimes collectively referred to herein as the "Purchased Assets"):

                                 (a)  all Contracts (including all

             deposits underlying such Contracts) related to the Business or the Purchased Assets;

                                 (b)  all Tangible Property and Tangible

             Property Agreements utilized by the Seller in the Business;

                                 (c)  all Intellectual Property relating

             to or used in connection with the Business (other than,

             except to the extent provided in Section 6.19, the Logo),

             including, without limitation, all Intellectual Property

             listed in Section 4.16 of the Disclosure Statement other than in Part II of such Section 4.16 of the Disclosure

             Statement and, subject to Section 6.19, all advertising,

             sales and promotional materials, fee schedules, lists of

             Clients and catalogues;

                                 (d)  any cash, cash equivalents and

             other short-term investments on hand or in bank, brokerage,

             custodial or other depository accounts of the Seller on the

             Closing Date;

                                 (e)  all accounts receivable of the

             Seller accrued as of the Closing Date, including, but not

             limited to, any contractual rights which the Seller shall

             have accrued, or shall have been entitled to accrue under

             GAAP as a receivable, whether in cash or in kind, or by way of set off or otherwise, as of such date;

                                 (f)  all prepaid expenses of the Seller

             arising from the operations of the Business;

                                 (g)  all of the Seller's files and

             records, to the extent relating to the operations of the

             Business, including, without limitation, accounting records,

             correspondence with Governmental Bodies, personnel and

             payroll records and such other books and records relating to the internal organization or operation of the Business;

                                 (h)  all of the outstanding capital

             stock of the Subsidiary and the corporate minute books and stock ledgers of the Subsidiary;

                                 (i)  all of the Seller's right, title

             and interest in assets held under, or in connection with, any Benefit Plan, but only to the extent provided in Sec-

             tion 6.16(b) hereof;

                                 (j)  all of the Seller's right, title

             and interest in or to any Claim, demand, action, or cause of action, contingent or otherwise, known or unknown, against any third party, including without limitation, insurance

             companies, relating to any of the Purchased Assets or the

             operations of the Business (other than any such claim,

             demand, action or cause of action relating to any Excluded

             Asset); and

                                 (k)  to the extent not otherwise

             specifically listed above, all of the assets of the Seller on the Closing Date, including, without limitation, any

             goodwill connected therewith or appertaining thereto.


             Notwithstanding the foregoing, in the event that any of the

             Tangible Property currently utilized by the Seller in the

             Business is not owned by the Seller, but is owned by

             Continental or any Affiliate of Continental, Continental

             shall, and shall cause each such Affiliate to, transfer any such Tangible Property to the Buyer at the Closing Date, at no additional expense to the Buyer (such assets shall

             hereinafter be referred to as the "Other Assets").

                            1.2  Excluded Assets.  Anything in Section
                                 ---------------

             1.1 to the contrary notwithstanding, there shall be excluded from the Purchased Assets the following assets of the Seller

             (collectively, the "Excluded Assets") which shall not be

             sold and transferred to the Buyer on the Closing Date:

                                 (a)  all of the capital stock, corporate

             minute books and stock ledgers of the Seller;

                                 (b)  subject to Section 6.19 hereof, all

             of the Seller's right, title and interest in and to the logo associated with the name "Continental" and used by the

             Seller (the "Logo");

                                 (c)  all of the Seller's right, title

             and interest in assets held under, or in connection with,

             any Benefit Plan, except as otherwise provided in

             Section 6.16(b);

                                 (d)  all refunds of any Taxes that are

             Excluded Liabilities;

                                 (e)  any and all current or deferred Tax

             assets or reserves or accruals for Taxes;

                                 (f)  deposits of the Seller with the

             Internal Revenue Service or any other Taxing authority

             (including, without limitation, Tax deposits, prepayments

             and estimated payments and all rights in such deposits and all interest upon such deposits) relating to Taxes; and

                                 (g)  the Tax Allocation Agreement, dated

             October 22, 1981, between the Seller and Continental.

                            1.3  Liabilities to be Assumed.  Subject to
                                 -------------------------

             the terms and conditions of this Agreement and except as

             otherwise provided in Section 1.4, in partial consideration of the transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, as of the

             Closing Date, all Liabilities of the Seller subject to the

             Buyer's right of indemnification as set forth in Sec-

             tion 11.1, including without limitation all of the following

             (collectively, the "Assumed Liabilities"):

                                 (a)  Liabilities reflected or included

             on or reserved against on the Audited Balance Sheet, or

             incurred or accrued between the Balance Sheet Date and the

             Closing Date;

                                 (b)  the performance of, and the

             Liabilities arising out of, each of the Contracts that is

             assigned to the Buyer as of the Closing Date as contemplated hereunder; and

                                 (c)  Liabilities arising under, or

             relating to, Benefit Plans, but only to the extent provided in Section 6.16(b) hereof.

                            1.4  Excluded Liabilities.  Anything in this
                                 --------------------

             Agreement to the contrary notwithstanding, the Buyer shall not assume, or in any way be liable or responsible for, and the Seller shall retain and be responsible for the payment,

             performance and discharge of the following Liabilities of

             the Seller (collectively, the "Excluded Liabilities"):

                                 (a)  all Liabilities with respect to the

             Excluded Assets, whether outstanding and unpaid on the

             Closing Date or accruing during the period subsequent to the

             Closing Date;

                                 (b)  all Liabilities and expenses of any

             kind or nature relating to Taxes (including, without limita-

             tion, any Liabilities and expenses pursuant to any Tax sharing agreement, Tax indemnification or similar arrangement);

                                 (c)  all Liabilities related to

             compensation payable in respect of service with the Seller on or prior to the Closing Date (other than compensation

             accrued on the last balance sheet of the Seller prepared

             prior to the Closing Date and any Liabilities in connection with the termination of any Transferred Employee by the

             Buyer after the Closing Date) and all Liabilities arising

             under, or related to, any Benefit Plan except to the extent provided in Section 6.16(b) hereof;

                            (d)  Liabilities in connection with, arising

             out of, or otherwise relating to, the matters and

             circumstances underlying the litigation entitled ADS
                                                              ---

             Associates, Inc. v. The Continental Insurance Company and
             ---------------------------------------------------------

             Continental Asset Management Corp. (N.Y. Sup. Ct., New York
             ----------------------------------

             Co.), including, without limitation, any Liabilities for

             settlement amounts or expenses arising out of, or otherwise relating to, settlement negotiations, mediation or

             alternative dispute resolution mechanisms; and

                            (e)  Liabilities in connection with, arising

             out of, or otherwise relating to, the matters and

             circumstances underlying the proceeding pending in the New

             York State Division of Human Rights entitled Alice Kennedy
                                                          -------------

             v. Continental Asset Management Corp., SDHR No. 1A-E-O-94-
             -------------------------------------

             9000640-E, including, without limitation, any Liabilities

             relating to, or arising out of, (i) any subsequent proceeding brought by the complainant with respect to such matters or circumstances or otherwise relating to her

             employment with the Seller, and (ii) any settlement amounts or expenses arising out of, or otherwise relating to,

             settlement negotiations, mediation or alternative dispute

             resolution mechanisms.

                       2.   Sale and Purchase of Purchased Assets.
                            -------------------------------------

                            2.1  Purchased Assets to be Sold.  At the
                                 ---------------------------

             Closing and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall, and Continental shall cause the Seller to, sell, assign, transfer, grant,

             convey and deliver to the Buyer, and the Buyer shall

             purchase, all of the Purchased Assets.  In confirmation of the foregoing sale, assignment and transfer, the Seller

             shall execute and deliver to the Buyer at the Closing, a

             Bill of Sale and the Instrument of Assignment in the form of

             Exhibit A (the "Bill of Sale and the Instrument of

             Assignment").

                            2.2  Assumption of Liabilities.  At the
                                 -------------------------

             Closing, the Buyer shall assume and agree to discharge in a prompt and timely manner, on or prior to their respective

             due dates, if any, the Assumed Liabilities.  In confirmation of the foregoing assumption, the Buyer shall execute and

             deliver to the Seller at the Closing, an Assumption of

             Liabilities in the form of Exhibit B (the "Assumption of

             Liabilities").

                            2.3  Purchase Price.  The aggregate purchase
                                 --------------

             price (the "Purchase Price") for the Purchased Assets

             and the Non-Competition Agreement shall consist of the

             following:

                                 (i) The issuance of a promissory note

             ("Note A") in an aggregate principal amount of $25,000,000,

             subject to downward adjustment pursuant to Section 7.1 (the principal amount thereof as so adjusted, the "Closing Prin-

             cipal Amount"), substantially in the form of Exhibit C

             hereto.  Note A shall, at the election of the Seller within thirty (30) days after the date hereof, (i) have a maturity of six months and bear interest at a rate per annum equal to six month LIBOR plus 0.5% or (ii) have a maturity of one

             year and bear interest at a rate per annum equal to one year

             LIBOR plus 1%.  Interest shall be payable semi-annually as set forth in Note A.

                                (ii) The issuance of a subordinated

             promissory note ("Note B"), in an aggregate principal amount of $10,000,000 and substantially in the form of Exhibit D

             hereto (provided, that (a) the subordination provisions
                     --------

             thereof shall be modified, if necessary, so that they are

             reasonably satisfactory to the bank providing the senior

             debt financing referred to in Section 8.7 (taking into

             account the type and nature of the transactions contemplated hereunder (the "Contemplated Transactions")) and (b) the

             Seller will agree to other changes to Note B reasonably

             requested by such bank so long as such changes do not

             (x) alter the principal amount, the maturity or the interest rate, in each case as set forth in Note B or (y) result in terms that diminish the economic value of Note B.

                               (iii) The assumption by the Buyer of the

             Assumed Liabilities hereunder.

                            2.4  Payment of the Purchase Price.  At the
                                 -----------------------------

             Closing, the Purchase Price shall be paid by the Buyer in

             accordance with paragraphs (i) and (ii) below.

                                 (i)  The Buyer shall issue, execute and

                  deliver to the Seller Note A, dated the Closing Date,

                  in the amount of the Closing Principal Amount, together

                  with a standby letter of credit (the "Letter of

                  Credit") issued by a bank or other financial

                  institution for the benefit of the Seller in an amount

                  not to exceed the Closing Principal Amount (plus

                  interest thereon) which shall entitle the Seller to

                  draw under such Letter of Credit in the event that the

                  Buyer shall fail to pay, when due, the principal of and

                  accrued but unpaid interest on Note A and such Letter

                  of Credit shall contain other terms and conditions

                  mutually satisfactory to the Buyer and the Seller.  Any

                  fees related to the Letter of Credit shall be borne by

                  the Buyer.

                                (ii) The Buyer shall issue, execute and

                  deliver to the Seller Note B, dated the Closing Date,

                  in the aggregate principal amount of $10,000,000.

                       3.   Closing; Closing Date.  The Closing of the
                            ---------------------

             sale and purchase of the Purchased Assets contemplated

             hereby shall take place at the offices of Paul, Weiss,

             Rifkind, Wharton & Garrison, 1285 Avenue of the Americas,

             New York, New York 10019, at 10:00 a.m. local time, on the fifth business day following the first date on which the

             conditions to closing set forth in Section 8 (Conditions

             Precedent to the Obligations of the Buyer to Close) have

             first been satisfied or waived, or at such other time or

             date as the Buyer and the Seller may agree in writing.  The time and date upon which the Closing occurs is herein called the "Closing Date."


                       4.   Representations and Warranties of the Seller
                            --------------------------------------------

             and Continental.  The Seller and Continental, jointly and
             ---------------

             severally, represent and warrant to the Buyer as follows:

                            4.1  Due Incorporation and Qualification.
                                 -----------------------------------

             Each of the Seller and Continental is a corporation duly

             organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all

             requisite corporate power and authority to own, lease and

             operate its assets, properties and business and to carry on its business as now being conducted.  The Seller is duly

             qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each

             jurisdiction in which the conduct of its business or its

             ownership, leasing or operation of property requires such

             qualification, other than any failure to be so qualified or in good standing as would not individually or in the aggregate with all such other failures have a Material

             Adverse Effect.

                            4.2  Title to Assets; Adequacy of Purchased
                                 --------------------------------------

             Assets.
             ------

                                 (a)  The Seller is the owner of the

             Purchased Assets, has good title to all the Purchased

             Assets, including those acquired after the Balance Sheet

             Date, in each case free and clear of any Lien, except for

             (i) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like Persons, all of which are not yet due and payable or are being contested in good faith by appropriate

             proceedings and which have been accrued or reserved against as Liabilities in accordance with GAAP, (ii) minor Liens of a character that do not, individually or in the aggregate,

             have a Material Adverse Effect, and (iii) Liens set forth in

             Section 4.2(a) of the Disclosure Statement (the Liens

             referred to in clauses (i), (ii) and (iii) above are

             hereinafter collectively referred to as "Permitted Liens").

                                 (b)  On the Closing Date, the Seller

             shall own and have good title to all of the Purchased

             Assets, in each case free and clear of any Liens other than

             Permitted Liens, and shall convey the Purchased Assets to

             the Buyer free and clear of all Liens and subject only to

             the Assumed Liabilities, except for Permitted Liens and

             Liens, if any, created by or through the Buyer.

                                 (c)  The Purchased Assets, together with

             the Excluded Assets and the Other Assets, include all of the rights, properties and other assets currently utilized by

             the Seller in the conduct of the Business.

                            4.3  Authority to Execute and Perform
                                 --------------------------------

             Agreements; Enforceability.  Each of the Seller and
             --------------------------

             Continental has the full corporate power and authority and approval required to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform fully its obligations hereunder and thereunder.

             This Agreement has been duly executed and delivered by the

             Seller and Continental and is the valid and binding

             obligation of each of the Seller and Continental enforceable against each of them in accordance with its terms, and each

             Transaction Document to which either the Seller or

             Continental will be a party, upon execution and delivery by such party will be duly executed and delivered by such

             party, and will be a valid and binding obligation of such

             party enforceable against such party in accordance with

             their respective terms.

                            4.4  Subsidiaries, Affiliates and Other
                                 ----------------------------------

             Persons.  Section 4.4 of the Disclosure Statement sets forth
             -------

             (i) the date of incorporation and the percentage and number of outstanding shares owned by the Seller of the Subsidiary and (ii) the name of each partnership or joint venture or

             other Person (other than the Subsidiary) in which the Seller is the beneficial owner of an ownership interest, and the nature of such interest. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power

             and authority to own, lease and operate its assets,

             properties and business and to carry on its business as now conducted.  The Subsidiary is a newly organized Bermuda

             corporation organized exclusively for the purpose of

             conducting the Business solely in Bermuda.  The Subsidiary has, and on the Closing Date will have, no other assets

             other than assets used in the operation of the Business.

             The Subsidiary does not have, and on the Closing Date will not have, any material Liabilities of any nature.

                            4.5  Certificates of Incorporation and By-
                                 -------------------------------------

             laws.  The Seller has heretofore delivered to the Buyer true
             ----

             and complete copies of the Certificates of Incorporation

             (certified by the Secretary of State or other appropriate

             officials of their respective jurisdictions of incorpora-

             tion) and By-laws or comparable instruments (certified by

             the Secretaries thereof) of the Seller and the Subsidiary as in effect on the date hereof.

                            4.6  Financial Statements; Investment
                                 --------------------------------

             Performance Reports.
             -------------------

                                 4.6.1  Financial Statements.
                                        --------------------

                                      4.6.1.1  The audited balance sheets

             of the Seller as at December 31, 1993, December 31, 1992 and

             December 31, 1991, including the footnotes thereto,

             certified by KPMG Peat Marwick, independent certified public accountants ("Peat Marwick"), all of which have been delivered to the Buyer, fairly present the financial

             condition of the Seller as at such dates in accordance with generally accepted accounting principles ("GAAP")

             consistently applied throughout the periods covered thereby.

             The foregoing audited balance sheet of the Seller as at

             December 31, 1993 is sometimes hereinafter referred to as

             the "Audited Balance Sheet" and December 31, 1993 is

             sometimes hereinafter referred to as the "Balance Sheet

             Date."

                                      4.6.1.2  The unaudited statements

             of income, cash flow and shareholders' equity for the years ended December 31, 1993 and December 31, 1992, certified by the Controller of the Seller, all of which have been

             delivered to the Buyer, fairly present the results of

             operations of the Seller for such respective periods in

             accordance with GAAP consistently applied throughout the

             periods covered thereby (except as otherwise stated in the footnotes thereto).  The foregoing unaudited financial

             statements of the Seller are sometimes hereinafter referred to as the "Unaudited Financials."

                                      4.6.1.3  The unaudited balance

             sheet of the Seller as at June 30, 1994 and the related

             statements of income, cash flow and shareholders' equity for the six months then ended, certified by the Controller of

             the Seller, all of which have been delivered to the Buyer,

             fairly present the financial condition and results of operations of the Seller as at June 30, 1994 and for the six months then ended (subject to year-end adjustments

             consisting only of normal recurring accruals) in accordance with GAAP (except as otherwise stated in the footnotes

             thereto) applied on a basis consistent with, (x) in the case of the unaudited balance sheet of the Seller as at June 30,

             1994, that of the Audited Balance Sheet and (y) in the case of such related statements of income, cash flow and

             shareholders' equity for the periods covered thereby, that of the Unaudited Financials.  The foregoing unaudited

             balance sheet of the Seller as at June 30, 1994 is sometimes hereinafter referred to as the "Interim Balance Sheet" and

             June 30, 1994 is sometimes hereinafter referred to as the

             "Interim Balance Sheet Date."

                                      4.6.1.4  The unaudited balanced

             sheet of the Company as at September 30, 1994, including the footnotes thereto, certified by the Controller of the Seller

             (the "September Balance Sheet"), which will be delivered to the Buyer in accordance with Section 6.25, will fairly

             present the financial condition of the Seller as at such

             date in accordance with GAAP consistently applied throughout the period covered thereby.

                                 4.6.2  Investment Performance Reports.
                                        ------------------------------

             The investment performance reports of the Seller for each of

             (i) The Pooling Company Portfolio and (ii) American Nuclear

             Insurers as at December 31, 1993, December 31, 1992,

             December 31, 1991, December 31, 1990 and December 31, 1989, reviewed and verified (Level II) by Deloitte & Touche, all of which will be delivered to the Buyer in accordance with

             Section 6.27, will fairly present the investment performance of each Client's account for the respective periods covered thereby in accordance with standards promulgated by the

             Association for Investment Management and Research.  The

             foregoing investment performance reports are sometimes

             hereinafter referred to as the "Verified Investment

             Performance Reports."  The investment performance reports of the Seller for each Client as at June 30, 1994, which have been delivered to the Buyer, fairly present the investment performance of each Client's account for the six month

             period ended June 30, 1994 in accordance with standards

             promulgated by the Association for Investment Management and

             Research.

                            4.7  No Material Adverse Change.  Since the
                                 --------------------------

             Balance Sheet Date and except as set forth on Section 4.7 of the Disclosure Statement, there has been no event, circum-

             stance or change which, individually or in the aggregate,

             has had or could reasonably be expected to have a material adverse effect on the results of operations, prospects,

             professional staff or condition (financial or otherwise) of the Business or the Purchased Assets (a "Material Adverse

             Effect").

                            4.8  Tax Matters.
                                 -----------

                                 (a)  All federal, state, local, foreign

             and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties,

             whether or not measured in whole or in part by net income

             and withholding taxes required to be withheld by the Seller,

             the Subsidiary or any other Affiliate of the Seller, or any other tax of any sort including interest, penalties and

             additions to tax thereon and obligations under any tax

             sharing, tax allocation or similar agreement to which the

             Seller is a party (hereinafter, "Taxes" or, individually, a

             "Tax") attributable to any period ending on or before the

             Closing Date or any portion through and including the

             Closing Date of any period that includes the Closing Date

             that either (i) relate to the Seller's or the Subsidiary's income, assets and operations, including the Business and

             the Purchased Assets or (ii) may be chargeable as a Lien

             against the Purchased Assets have either been paid or

             appropriate reserves have been established therefor on the appropriate books of the Seller or its Affiliate.

                                 (b)  The Seller has timely filed (or has

             had filed on its behalf) or will cause to be timely filed

             all material returns for Taxes relating to the Business or the Purchased Assets required to be filed by the Seller (or on its behalf) on or before the Closing Date.  Except as set forth on Schedule 4.8(b), there is no pending or threatened

             Tax audit of any returns for Taxes relating to the Business or the Purchased Assets filed by or on behalf of the Seller.

             Except as set forth in Section 4.8(b) of the Disclosure

             Statement, no extensions of time with respect to any date on which any return for Taxes relating to the Business or the

             Purchased Assets was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any such Tax.

                            4.9  Compliance with Laws.
                                 --------------------

                                 4.9.1  General.  (i) Neither the Seller
                                        -------

             nor the Subsidiary is in violation of any applicable order,

             judgment, injunction, award, decree or writ (collectively,

             "Orders"), or any applicable law, statute, code, ordinance,

             regulation or other requirement (collectively, "Laws")

             (other than any securities or commodities Laws (including,

             without limitation, the Advisers Act) or securities-related or commodities-related Orders, as to which clause (ii) below shall apply), of any government or political subdivision

             thereof, whether federal, state, local or foreign, or any

             agency or instrumentality of any such government or

             political subdivision, or any self regulatory organization,

             court or arbitrator (other than any Taxing authorities)

             (collectively, "Governmental Bodies"), including, without

             limitation, Laws relating to the pollution or protection of the environment, employment, equal opportunity, nondiscrimi-

             nation, immigration, wages, hours, benefits, and

             occupational safety and health, in each case applicable to the Seller, the Subsidiary, the Business or the Purchased

             Assets, except for any violations that, individually or in the aggregate, have not had or could not reasonably be

             expected to have a Material Adverse Effect, (ii) neither the

             Seller nor the Subsidiary is in violation of any securities-

             related or commodities-related Order applicable to the

             Seller, the Subsidiary, the Business or the Purchased Assets

             or any securities or commodities Laws of any Governmental

             Body applicable to the Seller, the Subsidiary, the Business or the Purchased Assets, including, without limitation, the

             Advisers Act (including, without limitation, Section 206

             thereunder) and (iii) neither Continental nor the Seller has received written notice that any such violation is being or may be alleged.  Each of the Seller and the Subsidiary has filed all material reports, documents or other information required to be filed under all Laws applicable to it or to the Business, and has not received any written notification from any Governmental Body that it has not made any such

             filing.

                                 4.9.2  Governmental Registrations and
                                        ------------------------------

             Permits.  Section 4.9.2 of the Disclosure Statement sets
             -------

             forth each of the registrations, licenses, permits, orders or approvals of any Governmental Body (collectively,

             "Permits") that are material to the conduct of the Business.

             The Permits described in Section 4.9.2 of the Disclosure

             Statement have been duly obtained by the Seller, the

             Subsidiary or their respective employees, as the case may

             be, and such Permits are in full force and effect. No written notice of any violations have been received by

             Continental, the Seller or the Subsidiary in respect of any such Permit; no application in respect of such Permit nor

             any amendment to any such application contains a "yes"

             response to any question affirming on the part of the holder thereof a past or current failure to comply with Laws or

             that such holder is the subject of any Order; and no

             proceeding is pending or, to the knowledge of the Seller,

             threatened to revoke or limit, or that could have the effect of revoking or limiting, any such Permit.  Except as set

             forth in Section 4.9.2 of the Disclosure Statement, no

             action by Continental, the Seller, the Subsidiary or the

             Buyer is required in order that all such Permits will remain in full force and effect following the consummation of the

             Contemplated Transactions.

                                 4.9.3  No Practices in Violation of Law.
                                        --------------------------------

             To the knowledge of Continental and the Seller, no advisory affiliate (as defined in Item 11 of Part I of Form ADV) of the Seller or the Subsidiary has engaged in or is now

             engaging in any act, conspiracy or course of conduct in

             violation of any applicable Law or in violation of any

             applicable standards promulgated by the Association for

             Investment Management and Research, in each case, that would require the Seller to respond "yes" to any question in

             Parts A-G of Item 11 of Part I of Form ADV, and neither the

             Seller nor, to its knowledge, any of its advisory affiliates has received written notice that it is now or has heretofore been so engaged.

                                 4.9.4  Investment Advisers Act.  The
                                        -----------------------

             Seller is and has been since November 30, 1981 duly

             registered as an investment adviser under the Advisers Act.

             The Seller (i) is duly registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business requires such registration, licensing or

             qualification and (ii) is in compliance with all Laws

             requiring any such registration, licensing or qualification.

             The Seller is not prohibited from acting as an investment

             adviser or carrying on the Business as now conducted by any applicable Orders, Laws, By-Laws or similar requirements.

             Section 4.9.4 of the Disclosure Statement sets forth copies of the Seller's initial Form ADV and current Forms ADV and

             ADV-S as filed with the Securities and Exchange Commission

             (the "Commission") under the Advisers Act and applicable

             state forms, as filed under any similar state Law.  Copies of all current reports required to be maintained by the

             Seller pursuant to the Advisers Act and such applicable

             state Laws have been made available to the Buyer.  The

             information contained in such current forms and reports, as amended or supplemented, is true and correct in all material respects.  All amendments and supplements to such forms and reports required to be filed have been duly filed by the

             Seller.  None of the Seller or, to the knowledge of the

             Seller, any of its "Associated Persons" (as such term is defined under Section 202(a)(17) of the Advisers Act) is subject to any disqualification which would pursuant to

             Section 203(e) of the Advisers Act be a basis for denial,

             suspension or revocation of registration under the Advisers

             Act of the Seller as an investment adviser.  The Seller

             represents to the Buyer the accuracy of the statement

             contained in its current Form ADV as to the non-existence of any "soft dollar" arrangements involving any Unaffiliated

             Client.

                                 4.9.5  Investment Company Act.
                                        ----------------------

                                      (a)  The Seller is not an

             "investment company" within the meaning of the Investment

             Company Act of 1940, as amended (the "Investment Company

             Act").  The Seller is not a "broker" or "dealer" within the meaning of the Securities Exchange Act of 1934, as amended.

                                      (b)  No Client of the Seller is, to

             the knowledge of the Seller, an "investment company" within the meaning of the Investment Company Act.

                            4.10  No Breach.  The execution and delivery
                                  ---------

             by the Seller and Continental of this Agreement and any

             other Transaction Document to which the Seller or

             Continental is a party, the consummation of the Contemplated

             Transactions (including, without limitation, the sale,

             transfer and assignment of each of the Purchased Assets to the Buyer on the Closing Date), the performance by the

             Seller and Continental of this Agreement and any Transaction

             Document to which it is a party in accordance with their respective terms and conditions, and the continuation (by assignment, novation or otherwise) in full force and effect of the Contracts comprising the Purchased Assets following the consummation of the Contemplated Transactions will not

             (i) violate any provision of the Certificate of Incorpora-

             tion or By-laws (or comparable governing or organizational documents) of the Seller, the Subsidiary or Continental;

             (ii) require the Seller, the Subsidiary or Continental to

             obtain any consent, approval or action of, or make any

             filing with or give any notice to, any Governmental Body or any other Person, except as set forth in Section 4.10 of the

             Disclosure Statement (the "Required Consents"); (iii) if the

             Required Consents are obtained, (A) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or consti-

             tute (or with notice or lapse of time or both constitute) a default under any Contract to which the Seller, the

             Subsidiary or Continental is a party or by or to which any of them or any of their properties (including the Purchased

             Assets) may be bound or subject; (B) violate any Order of

             any Governmental Body against, or binding upon, the Seller,

             the Subsidiary, Continental, the Business or upon any of

             their properties (including the Purchased Assets);

             (C) violate or result in the revocation, suspension, non-

             renewal or limitation of any Permit; (D) violate any Law;

             (E) result in any Person having the right to require any successor to the Business to make any payment to such Person other than in respect of any Assumed Liability, or

             (iv) result in the creation of any Lien on any of the

             Purchased Assets.

                            4.11  Claims and Proceedings.  There are no
                                  ----------------------

             outstanding Orders of any Governmental Body against or

             involving the Business, any of the Purchased Assets or, to the Seller's knowledge, any of the directors, officers or

             professional employees of the Seller or the Subsidiary.

             Except as set forth in Section 4.11 of the Disclosure

             Statement, there are no actions, suits or claims or legal,

             administrative or arbitral proceedings or investigations

             (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance)

             pending or, to the knowledge of Continental or the Seller,

             threatened against or involving the Business, the Purchased

             Assets or, to the Seller's knowledge, any of the directors,

             officers or professional employees of the Seller or the

             Subsidiary.  None of the Claims set forth in Section 4.11 of the Disclosure Statement, individually or together with any other, will have a Material Adverse Effect.  Except as set forth in Section 4.11 of the Disclosure Statement, the

             Seller has not received any written notice of investigation or inquiry, including without limitation, any informal

             request for information, from the Commission with respect to the operations of the Business.

                            4.12  Contracts.
                                  ---------

                                 (a)  Section 4.12(a) of the Disclosure

             Statement sets forth all of the following Contracts relating to the Business or any of the Purchased Assets to which the

             Seller or the Subsidiary is a party (or to which the Seller has any rights as transferee, assignee or successor in

             interest) or by or to which any portion of the Business or any of the Purchased Assets are bound or subject:

             (i) investment management Contracts, investment advisory

             Contracts and sub-advisory Contracts, including all memo-

             randa referred to therein; (ii) Contracts with any current or former officer, director, employee, solicitor,

             consultant, agent or other representative other than

             Contracts (x) terminable on 90 days' notice or less without liability to the Seller or (y) with respect to which the

             aggregate amount reasonably expected to be paid (including bonus compensation) by the Seller in any 12-month period in the future is less than $200,000; (iii) Contracts with any labor union or association representing any employee;

             (iv) Contracts for the purchase or sale of materials,

             supplies, equipment, merchandise or services (including

             management Contracts) that contain an escalation,

             renegotiation or redetermination clause other than Contracts

             (x) terminable on 90 days' notice or less without liability to the Seller or (y) with respect to which the aggregate

             amount reasonably expected to be paid by the Seller in any

             12-month period in the future is less than $25,000; (v) Con tracts for the sale of any portion of the Business or any of the Purchased Assets (other than in the ordinary course of business) or for the grant to any Person of any preferential rights to purchase any portion of the Business or any of the

             Purchased Assets; (vi) partnership or joint venture Con-

             tracts; (vii) Contracts under which it agrees to indemnify any party or to share any Tax liability of any party;

             (viii) Contracts with Clients or agents for the sharing of fees, the rebating of charges or other similar arrangements;

             (ix) Contracts containing covenants of the Seller not to

             compete in any line of business or with any Person in any

             geographical area or covenants of any other Person not to

             compete with the Seller in any line of business or in any

             geographical area; (x) Contracts relating to the acquisition by the Seller of any operating business or, other than on

             behalf of any Clients, the capital stock of any other

             Person; (xi) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than

             $25,000; (xii) Contracts (other than with Affiliates)

             relating to the borrowing of money; (xiii) Contracts

             (whether or not the Seller is a party) relating to "soft

             dollar" arrangements derived from commissions generated by the Seller or directed brokerage; or (xiv) any other

             Contract whether or not made in the ordinary course of

             business pursuant to which the Seller or the Subsidiary is obligated to make, or entitled to receive, payments in

             excess of $100,000 in any 12-month period or $250,000 in the aggregate (other than any Contract terminable on 90 days'

             notice or less without liability to the Seller or reflected in Sections 4.15, 4.16 and 4.19 of the Disclosure

             Statement).

                                 (b)  There have been delivered to the

             Buyer true, correct and complete copies of all of the

             Contracts (including all memoranda referred to therein) set forth in clause (i) of Section 4.12(a) of the Disclosure

             Statement, and there have been made available to the Buyer true, correct and complete copies of all of the Contracts

             set forth in Section 4.12(a) (other than clause (i) thereof)

             of the Disclosure Statement.  All of such Contracts are

             legal, valid, subsisting, in full force and effect and

             binding upon and enforceable against the parties thereto, or upon the Seller or the Subsidiary, as the case may be, as a transferee, assignee or successor in interest, in each case,

             in accordance with their terms, and the Seller is not in

             default in any material respect under any of them, nor does any condition exist that with notice or lapse of time or

             both would constitute a material default thereunder.  To the knowledge of the Seller and Continental, no other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or

             lapse of time or both would constitute a material default

             thereunder and no such other party has given written notice to the Seller or Continental of termination or cancellation of any such Contract.

                                 (c)  To the knowledge of the Seller and

             Continental, (i) each sub-advisor party to any investment

             management or advisory Contract or sub-advisory Contract

             with the Seller and any Client (each, a "Sub-Advisor") has duly and timely delivered complete and accurate written

             investment reports and account statements to the Client in accordance with the terms and conditions of any such

             Contract and (ii) no Sub-Advisor is in violation of any

             applicable Order or any applicable Law, including without

             limitation, the Advisers Act, of any Governmental Body, and the Seller has not received written notice that any such

             violation is being or may be alleged.

                           4.13  Real Estate.  Neither the Seller nor the
                                 -----------

             Subsidiary owns any real property.  Section 4.13 of the

             Disclosure Statement sets forth true, correct and complete copies of all leases or subleases, under which the Seller or the Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property.

                            4.14  Accounts Receivable.  All items which
                                  -------------------

             are required by GAAP to be reflected as accounts receivable on the Audited Balance Sheet and on the books of the Seller are so reflected and any reserve accounts relating thereto have been established in accordance with GAAP applied in a manner consistent with the Seller's past practice.

                            4.15  Tangible Property.  Section 4.15 of the
                                  -----------------

             Disclosure Statement sets forth as of the respective dates referred to therein, all interests owned by the Seller or the Subsidiary, as the case may be (including, without limitation, options), in or to the plant, computer hardware and software, machinery, equipment, furniture, leasehold

             improvements, fixtures, vehicles, structures, any related

             capitalized items and other tangible property material to

             the Business, taken as a whole, and treated by the Seller as depreciable or amortizable property (such property listed on

             Section 4.15 of the Disclosure Statement and similar

             property which has been fully depreciated is hereinafter

             collectively referred to as "Tangible Property").  All

             material leases, conditional sale contracts, franchises or licenses pursuant to which the Seller or the Subsidiary may hold or use any interest owned or claimed by the Seller or the Subsidiary, respectively, (including, without limita-

             tion, options) in or to Tangible Property (collectively,

             "Tangible Property Agreements") have been delivered to the

             Buyer.  All of such Tangible Property Agreements are valid,

             subsisting, in full force and effect and binding upon the

             parties thereto in accordance with the terms thereof and,

             with respect to the performance of the Seller or the

             Subsidiary, as the case may be, there is no material default nor does any condition exist that with notice or lapse of

             time or both would constitute a material default thereunder.

             The Tangible Property of the Seller and the Subsidiary is

             sufficient to meet the operating needs of the Business and is in good operating condition and repair, normal wear and tear excepted. There has not been any material interruption of the operations of the Business due to inadequate maintenance of the Tangible Property.

                            4.16  Intellectual Property.  Section 4.16 of
                                  ---------------------

             the Disclosure Statement sets forth all copyrights, trade-

             marks, service marks, trade names, business names, logos,

             franchises, trade secrets and databases, computer software

             (other than commercially available software) and other

             proprietary interests in intellectual property similar to

             the foregoing, all applications for any of the foregoing,

             and all Permits, consents, grants and licenses or other

             rights or authorizations running to or from the Seller or

             the Subsidiary relating to any of the foregoing that are

             material to, or used in the conduct of, the Business (the

             "Intellectual Property").  The Seller has all requisite

             rights to use the name "Continental Asset Management" in

             connection with the conduct of the Business.  Except as set forth in Section 4.16 of the Disclosure Statement, the

             rights of the Seller and the Subsidiary in the property set forth in Section 4.16 of the Disclosure Statement are in all material respects in full force and effect and free and

             clear of any Liens.  Neither the Seller nor Continental has knowledge that the use of the Intellectual Property by the

             Seller or the Subsidiary, as the case may be, infringes any copyright, trademark, service mark, trade name or other

             proprietary interest of any other Person or has received

             written notice of any claim of any such infringement, and

             neither the Seller nor Continental knows of any basis for any such charge or claim. None of the items listed in

             Section 4.16 of the Disclosure Statement is the subject of any claim made by or on behalf of the Seller or the

             Subsidiary, as the case may be, for infringement.  The

             Intellectual Property is sufficient for the operational

             needs of the Business.  All software programs owned or

             leased by the Seller or the Subsidiary, as the case may be,

             that are used in the operation of the Business are in good working order and have the capacity to process the current operations of the Business.

                            4.17  Liabilities.  Except as set forth in
                                  -----------

             the Disclosure Statement, the Seller did not have any direct or indirect indebtedness, liability, claim, loss, damage,

             deficiency, obligation or responsibility, known or unknown,

             fixed or unfixed, choate or inchoate, liquidated or unliqui-

             dated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits

             brought, whether or not of a kind required by generally

             accepted accounting principles to be set forth on a

             financial statement or in the notes thereto ("Liabilities"),

             other than (i) Liabilities adequately reflected or reserved against in accordance with GAAP on the Audited Balance Sheet and the Interim Balance Sheet or disclosed in the footnotes to such balance sheets, (ii) Liabilities incurred since the

             Interim Balance Sheet Date in the ordinary course of business and (iii) Liabilities that, in the aggregate, do not exceed $100,000.

                            4.18  Clients.
                                  -------

                                 (a)  Section 4.18(a) of the Disclosure

             Statement sets forth (i) the name of each Client (each

             separately identified as (x) an Affiliated Client, (y) an

             Unaffiliated Client or (z) a Client as to which the Seller receives no fees (incentive or otherwise) under its

             respective investment advisory or management Contract (such

             Clients shall hereinafter be referred to as "Non-Fee Paying

             Clients")) as at the Balance Sheet Date and June 30, 1994;

             (ii) as to each Client's investment advisory or management

             Contract with the Seller, as at the Balance Sheet Date and

             June 30, 1994, the fee schedule thereunder (including, any incentive fee arrangements), if any, and the dollar amount of the assets managed thereunder; (iii) the percentage

             attributable to each Client (separately identified) of the gross revenues of the Seller for the (A) six-month period

             ended June 30, 1994 as set forth in the line item entitled

             "Total Revenues" set forth on the unaudited statement of

             income of the Seller for the six months ended June 30, 1994 and (B) year ended December 31, 1993 as set forth in the

             line item entitled "Total Revenues" set forth on the

             unaudited statement of income of the Seller for the year

             ended December 31, 1993; and (iv) the percentage attribut-

             able to each Unaffiliated Client of (X) the Unaffiliated

             June 30, 1994 Revenue and (Y) the Unaffiliated December 31,

             1993 Revenue.

                                 (b)  Except as set forth in Sec-

             tion 4.18(b) of the Disclosure Statement, no Client has, at any time during the five (5) years prior to the date hereof,

             cancelled or otherwise terminated, or threatened in writing to cancel or otherwise indicated in writing to the Seller or the Subsidiary its intention to terminate, its relationship with the Seller or the Subsidiary, as the case may be, or

             decreased materially, or threatened in writing to the Seller to decrease materially, the amount of assets managed by the

             Seller or the Subsidiary, as the case may be.  Except as

             heretofore communicated to the Buyer, neither the Seller nor

             Continental has any knowledge that any Client intends to

             cancel or to decrease materially its relationship with the

             Seller or the Subsidiary, as the case may be.

                                 (c)  Each of the Seller and the

             Subsidiary has fulfilled all of its obligations under its

             investment advisory and management Contracts in accordance with the terms and provisions of such Contracts and

             applicable Law, including, without limitation, the Advisers

             Act.  During the prior five years, the Seller has timely

             delivered accurate written investment reports and account

             statements to its Clients in accordance with the terms and conditions of each investment management or advisory

             Contract to which it is a party.  In the Seller's reports to its Clients, the Seller marked to market assets under management under its investment advisory and management

             Contracts in accordance with industry practice.  All

             marketing and sales materials, requests for proposals and

             any other Documents used by the Seller and the Subsidiary to solicit prospective and current Clients comply, to the

             extent applicable, with Section 206 of the Advisers Act.

                                 (d)  Set forth in Section 4.18(d) of the

             Disclosure Statement are true, correct and complete copies of any notices delivered by the Seller to any Client

             pursuant to the specific notice requirements of Section 206 of the Advisers Act.

                            4.19  Employee Benefits.  Except for the
                                  -----------------

             plans and arrangements (the "Benefit Plans") set forth in

             Section 4.19 of the Disclosure Statement, there are no

             employee benefit plans or arrangements of any type

             (including, without limitation, plans described in

             section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder

             ("ERISA")), under which the Seller or the Subsidiary has or in the future could have directly, or indirectly through an entity (a "Commonly Controlled Entity") affiliated with the

             Seller under section 414(b), (c), (m) or (o) of the Code,

             any liability with respect to any current or former employee of the Seller, the Subsidiary or any Commonly Controlled

             Entity.

                       With respect to each Benefit Plan that covers

             former or current employees of the Seller or the Subsidiary

             (where applicable):  the Seller or Continental has delivered to the Buyer complete and accurate copies of (i) all plan

             texts and agreements and (ii) all material employee

             communications (including summary plan descriptions).

                       With respect to the Continental Savings Plan, the

             Seller or Continental has delivered complete and accurate

             copies of (i) the most recent annual report); (ii) the most recent annual and periodic accounting of plan assets;

             (iii) the most recent determination letter received from the

             Internal Revenue Service; and (iv) the most recent actuarial valuation.

                       With respect to the Continental Savings Plan,

             except as disclosed in Section 4.19 of the Disclosure

             Statement:  (i) it qualifies under section 401(a) of the

             Code and its related trust is exempt from taxation under

             section 501(a) of the Code; (ii) the Continental Savings

             Plan has been maintained and administered at all times in

             material compliance with its terms and applicable Law and

             regulation; (iii) no event has occurred and there exists no circumstance under which the Seller or the Subsidiary could directly, or indirectly through a Commonly Controlled

             Entity, incur Liability under ERISA, the Code or otherwise

             (other than routine claims for benefits and other

             Liabilities arising in the ordinary course pursuant to the terms of the Continental Savings Plan); (iv) there are no

             actions, suits or claims (other than routine claims for

             benefits) pending or, to the knowledge of the Seller and

             Continental, threatened, with respect to the Continental

             Savings Plan or against the assets of the Continental

             Savings Plan; (v) no "accumulated funding deficiency" (as

             defined in section 302 of ERISA) has occurred; (vi) neither the Seller nor the Subsidiary has engaged in a non-exempt

             "prohibited transaction" (as defined in section 406 of ERISA or in section 4975 of the Code); (vii) all contributions and premiums due have been made or paid on a timely basis; and

             (ix) all contributions made meet the requirements for

             deductibility under the Code, and all contributions that

             have not been made have been properly recorded on the books of the Seller or a Commonly Controlled Entity thereof in

             accordance with GAAP.

                       With respect to each Benefit Plan that is subject

             to Title IV of ERISA, except as disclosed in Section 4.19 of the Disclosure Statement:  neither the Seller nor the

             Subsidiary has incurred, or is expected to incur, directly,

             or indirectly through a Commonly Controlled Entity, any

             Liability arising from the termination of such a Benefit

             Plan.

                       With respect to each Benefit Plan that is a

             "welfare plan" (as defined in section 3(1) of ERISA), except as disclosed in Section 4.19 of the Disclosure Statement,

             the Seller, the Subsidiary and each Commonly Controlled

             Entity have complied with the requirements of section 4980B of the Code.

                            4.20  Employee Relations.  The Seller has
                                  ------------------

             approximately 75 employees.  The Subsidiary has no

             employees.  Neither the Seller nor the Subsidiary is a party to any collective bargaining agreement or other contractual commitment or obligation with any labor organization and, to the knowledge of Continental and the Seller, no union

             organizing efforts have been conducted within the last five years and no such activity is now being conducted.  The

             Seller has not at any time during the last five years had,

             nor, to the knowledge of the Seller and Continental, is

             there now threatened, a strike, picket, work stoppage, work slowdown, or other similar occurrence that could reasonably be expected to have a Material Adverse Effect.  Except as

             set forth in Section 4.20 of the Disclosure Statement, there are no material controversies pending, or to the knowledge of the Seller and Continental, threatened between the Seller and the Subsidiary, on the one hand, and any of their

             respective employees, on the other hand.

                            4.21  Insurance.  Section 4.21 of the
                                  ---------

             Disclosure Statement sets forth a list (specifying the

             insurer and the policy number or covering note number with respect to binders, describing each pending claim of the

             Seller thereunder of more than $100,000 and setting forth

             the aggregate amounts paid out to or on behalf of the Seller under each such policy since January 1, 1992 through the

             date hereof) of all policies or binders of fire, liability,

             fidelity, errors and omissions, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Seller for its own account to insure against its own liability and property loss that relate to the

             Business or any of the Purchased Assets.  Such policies and binders are in all material respects valid and enforceable in accordance with their terms, are in full force and

             effect, and insure against risks and liabilities to the

             extent and in the manner deemed appropriate and sufficient by the Seller.  The Seller is not in default in any material respect with respect to any provision contained in any such policy or binder and has not failed to give any notice or

             present any material claim under any such policy or binder in due and timely fashion.  Except for claims set forth in

             Section 4.21 of the Disclosure Statement, there are no

             outstanding unpaid claims of the Seller under any such

             policy or binder.  Neither the Seller nor Continental has

             received any notice of cancellation or non-renewal of any

             such policy or binder.  Neither the Seller nor Continental has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that could reasonably form the basis for termination of any such insurance.  Neither

             the Seller nor Continental has received any written notice from any of their insurance carriers that any insurance

             premiums or other amounts due under any such policy or

             binder (or replacement coverage, including renewals) will or may be materially increased in the future or that any insurance coverage listed in Section 4.21 of the Disclosure

             Statement will or may not be available to Continental or the

             Seller, as the case may be, in the future on reasonable

             commercial terms.

                            4.22  Business; Policies and Procedures.
                                  ---------------------------------

                                 (a)  Neither the Seller nor the

             Subsidiary conducts any business other than the Business and that which is incidental thereto.

                                 (b)  Section 4.22(b) of the Disclosure

             Statements lists all Documents setting forth all material

             policies, procedures, codes of ethics and guidelines for

             employees of the Seller and the Subsidiary (including any

             Documents of Continental which apply to employees of the

             Seller), true, correct and complete copies of which have

             been heretofore provided to the Buyer.  To the knowledge of the Seller, the employees of the Seller have observed all

             procedures with respect to "insider trading", purchases and sales of securities, treatment of confidential and proprie-

             tary information and conflicts of interest in accordance

             with the applicable procedures set forth in the Documents

             listed on Schedule 4.22(b) of the Disclosure Statement.

             Senior management of the Seller supervises its employees

             with respect to compliance with all applicable Laws,

             including without limitation, the Advisers Act, and the

             applicable policies, procedures, codes of ethics and

             guidelines of Continental and the Seller.

                            4.23  Officers, Directors and Employees.
                                  ---------------------------------

             Section 4.23 of the Disclosure Statement sets forth (i) the name and total annual compensation (including bonuses and

             commissions) of each officer and director of the Seller and the Subsidiary and of each other employee, consultant, agent or other representative of the Seller whose current or

             committed annual rate of compensation (including bonuses and commissions) exceeds $200,000, (ii) all wage or salary

             increases, bonuses and increases in any other direct or

             indirect compensation received by such Persons since the

             Balance Sheet Date, (iii) any payments or commitments to pay any severance or termination pay to any such Persons,

             (iv) any accrual for, or any commitment or agreement by the

             Seller or the Subsidiary to pay, such increases, bonuses or severance pay and (v) any commitments, agreements or

             understandings to increase or to otherwise modify the terms or conditions of employment of any such Persons.  Except as set forth on Section 4.23 of the Disclosure Statement, none of such Persons has given written notice to the Seller or

             the Subsidiary that he or she will cancel or otherwise

             terminate such Person's relationship with the Seller or the

             Subsidiary, as the case may be, by reason of the Contem-

             plated Transactions or otherwise.  Except as set forth on

             Section 4.23 of the Disclosure Statement, no employee of the

             Seller whose committed annual rate of compensation

             (including bonuses and commissions) exceeded $100,000 has, at any time within the last five years, terminated his or her relationship with the Seller.

                            4.24  Operations of the Business.  Except as
                                  --------------------------

             set forth on Section 4.24 of the Disclosure Statement, since the Interim Balance Sheet Date neither the Seller nor the

             Subsidiary has:

                                 (i)  amended, or agreed to amend its

                  Certificate of Incorporation or By-laws (or comparable

                  instruments), or merged with or into or consolidated

                  with, or agreed to merge with or into or consolidate

                  with, any other Person, subdivided or in any way

                  reclassified any shares of its capital stock, or

                  changed or agreed to change in any manner the rights of

                  its outstanding capital stock;

                                (ii)  issued or sold or purchased, or

                  issued options or rights (including without limitation,

                  any stock appreciation right, phantom stock or similar

                  right or instrument) to subscribe to, or entered into

                  any Contracts to issue or sell or purchase, any shares

                  of its capital stock or rights (including without

                  limitation, any stock appreciation right, phantom stock

                  or similar right or instrument) to acquire such capital

                  stock;

                               (iii)  hired, or agreed to hire, any

                  Person for a current annual compensation (including

                  bonuses and commissions) in excess of $100,000, or

                  entered into or amended (so as to increase the annual compensation, including bonuses and commissions,

                  payable thereunder), or agreed to enter into or so

                  amend, any employment or consulting Contract which

                  provides for annual compensation (including bonuses and

                  commissions) in excess of $200,000; or entered into or

                  amended, or agreed to enter into or amend, any Benefit

                  Plan, made any material change in the actuarial methods

                  or assumptions used in funding any Benefit Plan, or

                  made any material change in the assumptions or factors

                  used in determining benefit equivalencies thereunder;

                                (iv)  incurred any indebtedness for

                  borrowed money or guaranteed the indebtedness of other

                  Persons;

                                 (v)  declared or paid any dividends or

                  declared or made any other distributions of any kind to

                  its shareholders, or made any direct or indirect

                  redemption, retirement, purchase or other acquisition

                  of any shares of its capital stock or other securities

                  or options, warrants or other rights to acquire capital

                  stock;

                                (vi)  reduced its cash or short term

                  investments or their equivalent, other than to meet

                  cash needs arising in the ordinary course of business,

                  consistent with past practices;

                               (vii)  waived, or agreed to waive, any

                  right of material value to the Business;

                              (viii)  made, or agreed to make, any

                  material change in its accounting methods or practices

                  for Tax or accounting purposes or made, or agreed to

                  make, any material change in depreciation or

                  amortization policies or rates adopted by it for Tax or

                  accounting purposes;

                                (ix)  materially changed, or agreed to

                  materially change, any of its business policies or

                  practices that relate to the Business, including,

                  without limitation, fee structure, interest rate

                  management, security selection, sales and marketing,

                  personnel, budget or product development policies;

                                 (x)  made any loan or advance to any of

                  its shareholders, officers, directors, employees,

                  consultants, agents or other representatives (other

                  than travel advances made in the ordinary course of

                  business), or made any other loan or advance otherwise

                  than in the ordinary course of business;

                                (xi)  entered into, or agreed to enter

                  into, any lease (as lessor or lessee) concerning real

                  property of the Business; sold, abandoned or made any

                  other disposition of any of the material assets or

                  properties of the Business, except in the ordinary

                  course of business; granted or suffered, or agreed to

                  grant or suffer, any Lien (other than Permitted Liens)

                  on any of the Purchased Assets; entered into or

                  amended, or agreed to enter into or amend, any Contract pursuant to which the Purchased Assets or the Business are bound or subject, pursuant to which it agrees to

                  indemnify any party on behalf of the Business or

                  pursuant to which it agrees to refrain from competing

                  with any party with respect to the Business;

                               (xii)  except in the ordinary course of

                  business or in amounts less than $100,000 in each case,

                  incurred or assumed, or agreed to incur or assume, any

                  Liability (whether or not currently due and payable)

                  relating to the Business or any of the Purchased

                  Assets;

                              (xiii)  except for equipment, materials and

                  supplies acquired in the ordinary course of business,

                  made any acquisition, other than on behalf of a Client,

                  of all or any part of the assets, properties, capital

                  stock or business of any other Person having a value in

                  excess of $10,000;

                               (xiv)  paid, directly or indirectly, any

                  of its material Liabilities relating to the Business or

                  any of the Purchased Assets before the same became due

                  in accordance with its terms or otherwise than in the

                  ordinary course of business;

                                (xv)  made any material change in its

                  overall investment strategy or mix of products;

                               (xvi)  terminated, or agreed to terminate,

                  or to the knowledge of the Seller, failed to renew, or

                  received any written threat (that was not subsequently withdrawn) to terminate or fail to renew any Contract with respect to any of the Purchased Assets or the

                  Business other than any such termination or failure to

                  renew that, individually or in the aggregate, has not

                  had or could not be reasonably expected to have a

                  Material Adverse Effect;

                              (xvii)  entered into, or agreed to enter

                  into, any Contract with Continental or any of its

                  Affiliates; or

                             (xviii)  except in the ordinary course of

                  business consistent with past practice, entered into or

                  amended, or agreed to enter into or amend, any other

                  material Contract or other material transaction

                  relating to the Business or the Purchased Assets.

                            4.25  Potential Conflicts of Interest.
                                  -------------------------------

             Except as set forth in Section 4.25 of the Disclosure

             Statement, to the knowledge of Continental and the Seller,

             no officer or director of the Seller or any entity

             controlled by any such officer or director (i) owns,

             directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer,

             director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee,

             Client or supplier of the Seller; (ii) owns, directly or

             indirectly, in whole or in part, any Intellectual Property which the Seller uses or the use of which is necessary for the Business; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Seller except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Benefit

             Plans, and similar matters and agreements existing on the

             date hereof.

                            4.26  Transactions with Continental and its
                                  -------------------------------------

             Affiliates.  Section 4.26 of the Disclosure Statement
             ----------

             (i) lists all Contracts (other than with respect to

             arrangements or relationships that have no ongoing or

             outstanding Liabilities) between the Seller or the

             Subsidiary, on the one hand, and Continental and its

             Affiliates, on the other hand, true, correct and complete

             copies or, in the case of oral arrangements, descriptions of which have heretofore been provided to the Buyer; (ii) lists all investment management or investment advisory Contracts,

             pursuant to which any financial assets of Continental or any of its subsidiaries or Affiliates are managed by any

             investment adviser other than the Seller, true, correct and complete copies or, in the case of oral arrangements,

             descriptions of which have heretofore been provided to the

             Buyer; (iii) the fee arrangements and the assets under

             management under any of the items listed pursuant to

             clause (i) or (ii) above; and (iv) describes all material

             services (including, without limitation, accounting,

             insurance, human resources, legal and systems management) provided at any time during the last twelve (12) months by

             Continental or any of its Affiliates to the Seller or the

             Subsidiary in connection with the conduct of the Business.

                            4.27  Derivatives.  The description of any
                                  -----------

             options, interest rate or currency SWAPs, futures or forward

             Contracts or any other derivative instruments or hedging

             devices used by the Seller as set forth in the "Derivative

             Exposure Report for the Continental Corporation" prepared by the Seller, heretofore provided to the Buyer, is accurate in all material respects as of the date of its preparation and the use of such derivative instruments or hedging devices by the Seller in the operation of the Business has not changed in any manner since the date of preparation of such report which has had, or could reasonably be expected to have, a

             Material Adverse Effect.

                            4.28  Securities Portfolio.  Section 4.28 of
                                  --------------------

             the Disclosure Statement sets forth a true, correct and

             complete list, as of September 30, 1994, the 12 largest

             positions, on an aggregate basis, invested by the Seller on behalf of Clients in (x) equity securities and (y) non-

             investment grade debt securities.

                            4.29  Banks, Brokers and Proxies.  Sec-
                                  --------------------------

             tion 4.29 of the Disclosure Statement sets forth (i) the

             name of each bank, trust company, securities or other broker or other financial institution with which the Seller or the

             Subsidiary has an account, credit line or safe deposit box or vault; (ii) the name of each Person authorized by the

             Seller to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all Persons

             authorized by proxies, powers of attorney or other

             instruments to act on behalf of the Seller or the Subsidiary in matters concerning its business or affairs.

                            4.30  Full Disclosure.  This Agreement and
                                  ---------------

             the Transaction Documents taken as a whole do not contain an untrue statement of a material fact or omit to state a

             material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.


                       5.   Representations and Warranties of the Buyer.
                            -------------------------------------------

             The Buyer represents and warrants to the Seller and

             Continental as follows:

                            5.1  Due Organization.
                                 ----------------

                                 (a)  The Buyer is a limited partnership

             duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite

             power and authority to own, lease and operate its assets,

             properties and business and to carry on its business as now being conducted.  The Buyer is duly qualified or otherwise authorized as a foreign limited partnership to transact

             business and is in good standing in such jurisdiction set

             forth in Section 5.1(a) of the Disclosure Statement, which are the only jurisdictions in which such qualification or

             authorization is required by Law.

                                 (b)  The Buyer has heretofore delivered

             to the Seller and Continental a true and complete copy of

             the Certificate of Limited Partnership of the Buyer (certi-

             fied by the Secretary of State of the State of Delaware) as in effect on the date hereof.  The copies of the Certificate of Limited Partnership (certified by the Secretary of State of the State of Delaware) of the Buyer and the Agreement of

             Limited Partnership of the Buyer (certified by the General

             Partner of the Buyer), which will be delivered to

             Continental pursuant to Section 6.21, will be true and

             complete copies of such documents, in each case as in effect on the Closing Date.

                            5.2  Authority to Execute and Perform
                                 --------------------------------

             Agreements.  The Buyer has the full power and authority and
             ----------

             approvals required to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform fully its obligations hereunder and thereunder,

             and this Agreement has been duly executed and delivered by the Buyer, and is a valid and binding obligation of the

             Buyer enforceable in accordance with its terms, and each

             Transaction Document, upon execution and delivery by the

             Buyer, will be duly executed and delivered by the Buyer and will be a valid and binding obligation of the Buyer enforce-

             able against the Buyer in accordance with their respective terms.  Except as set forth in Section 5.2 of the Disclosure

             Statement, the execution and delivery by the Buyer of this

             Agreement, the consummation of the Contemplated Transactions and the performance by the Buyer of this Agreement and each

             Transaction Document to which it is a party will not

             (i) require any consent, approval or action of, or any

             filing with, or notice to, any Governmental Body or any

             other Person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or

             constitute (or with notice or lapse of time or both

             constitute) a default under its organizational documents,

             any Law or Order of any Governmental Body applicable to the

             Buyer, or any Contract to which the Buyer is a party or by or to which the Buyer or any of its assets or properties is bound or subject; or (iii) result in the creation of any

             Lien on any of the assets or properties of the Buyer.

                            5.3  Buyer's Business.  The Buyer is a newly
                                 ----------------

             organized Delaware limited partnership organized exclusively for the purpose of purchasing the Purchased Assets and

             consummating the Contemplated Transactions.  The Buyer has,

             and immediately following the Closing, will have, no other business or purpose other than the ownership of the

             Purchased Assets and the conduct of the Business.  The Buyer does not have any material Liabilities of any nature, other than under this Agreement and, when executed and delivered,

             the Transaction Documents to which it is party, and under

             any bank credit agreement relating to the bank financing

             contemplated by Section 8.7.

                            5.4  Litigation.  There are no claims pending
                                 ----------

             or, to the knowledge of the Buyer, threatened against the

             Buyer with respect to any of its properties or assets.

                            5.5  Capitalization of the Buyer.  It is the
                                 ---------------------------

             present intention of the Buyer to capitalize the Buyer with approximately $500,000 of equity; $4.5 million of junior

             subordinated debt (or preferred partnership interests);

             $10 million of subordinated debt; and $22 million of senior bank debt (subject to the Letter of Credit facility).  The definitive capitalization of the Buyer as of the Closing

             Date, which will be delivered to Continental pursuant to

             Section 6.17, will be true and complete.

                            5.6  Financing.  Each of Insurance Partners,
                                 ---------

             L.P. and Oak Hill Partners, Inc. and each other Affiliate of the Buyer whose consent is necessary to consummate the Con-

             templated Transactions has the full legal right and power

             and all partnership authority and approvals required to make the equity investments required to capitalize the Buyer in the manner described in Section 5.5 hereof.

                            5.7  Qualification as Investment Adviser.
                                 -----------------------------------

             Neither the Buyer nor, to the knowledge of the Buyer, any

             "person associated with" the Buyer (as such term is defined under Section 202(a)(17) of the Advisers Act) is subject to any disqualification which would pursuant to Section 203(e)

             of the Advisers Act be a basis for denial, suspension or

             revocation of registration under the Advisers Act of the

             Buyer as an investment adviser, and, to the knowledge of the

             Buyer, no other basis exists for the denial by the

             Commission pursuant to Section 203(c) of the Advisers Act by the Commission of the registration of the Buyer under the

             Advisers Act as an investment adviser.


                       6.   Covenants and Agreements.  The parties hereto
                            ------------------------

             covenant and agree as follows:

                            6.1  Conduct of Business.  From the date
                                 -------------------

             hereof through the Closing Date, the Seller agrees to

             conduct the Business in the ordinary course and, without the prior written consent of the Buyer (unless specifically

             contemplated by this Agreement), not to undertake any of the actions specified in Section 4.24 and the Seller shall

             conduct the Business in such a manner so that the

             representations and warranties contained in Section 4 shall continue to be true and correct on and as of the Closing

             Date as if made on and as of the Closing Date.  The Seller or Continental shall give the Buyer prompt notice of any

             event, condition or circumstance occurring from the date

             hereof through the Closing Date that would constitute a

             violation or breach in any material respect of any represen-

             tation or warranty contained in this Agreement, whether made as of the date hereof or as of the Closing Date, or that

             would constitute a violation or breach in any material

             respect of any covenant of the Seller or Continental

             contained in this Agreement.

                            6.2  Insurance.  From the date hereof through
                                 ---------

             the Closing Date, Continental shall, and where appropriate cause the Seller to, maintain in force (including necessary renewals thereof) the insurance policies relating to the

             Business or any of the Purchased Assets listed in the

             Disclosure Statement, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties, business and operations of the Business or any of the Purchased Assets to the same extent as

             currently insured.

                            6.3  Litigation.  From the date hereof
                                 ----------

             through the Closing Date, Continental and the Seller shall notify promptly the Buyer of (i) any Claims that are, to the knowledge of the Seller, threatened or commenced against the

             Seller or the Subsidiary or against any officer, director or professional employee of the Seller or the Subsidiary

             arising out of or relating to the affairs or conduct of the

             Business or relating to any of the Purchased Assets and

             (ii) any requests for additional information or documentary materials by any Governmental Body pursuant to the HSR Act and the rules and regulations promulgated thereunder.

                            6.4  Corporate Examinations and Investiga-
                                 -------------------------------------

             tions.
             -----

                                 (a)  Prior to the Closing Date, the

             Seller and Continental agree that the Buyer shall be

             entitled, through its employees and representatives,

             including, without limitation, Paul, Weiss, Rifkind,

             Wharton & Garrison, Schulte Roth & Zabel, Putnam Lovell and

             Arthur Andersen LLP, to make such investigation of the assets, properties, business and operations of the Business and any of the Purchased Assets (and of Continental and its

             Affiliates insofar as they relate to the operations of the

             Business or any of the Purchased Assets), and such examina-

             tion of the books, records and financial condition of the

             Business (and of Continental and its Affiliates insofar as they relate to the operations of the Business or any of the

             Purchased Assets) as the Buyer may reasonably request.  Any such investigation and examination shall be conducted during normal business hours, upon reasonable notice and under

             reasonable circumstances and the Seller and Continental

             shall cooperate reasonably therein.  Prior to the Closing,

             the Seller and Continental shall furnish promptly or make

             available to the Buyer and its representatives all informa-

             tion concerning the affairs of the Business or any of the

             Assets (and of Continental or its Affiliates insofar as they relate to the operations of the Business or the Purchased

             Assets) as the Buyer or its representatives may reasonably request, provided that any review will be conducted in a way
                      --------

             that will not interfere unreasonably with the conduct of the

             Business.  No investigation by the Buyer shall affect or be deemed to modify any of the representations, warranties,

             covenants or agreements of the Seller and Continental con-

             tained in this Agreement.  The Buyer will keep, and will

             cause its employees and Affiliates to keep, all information and documents obtained pursuant to this Section 6.4(a)

             confidential except as required by Law and except to the extent that the Buyer becomes the owner of such information and documents as a result of the transfer thereof to the

             Buyer pursuant to this Agreement.  If disclosure is required by Law, the party required to make such disclosure shall

             give notice to the other party so that it may seek a protec-

             tive order.  Prior to the Closing Date, the Seller and

             Continental shall use reasonable efforts to facilitate the

             Buyer's introduction to the Clients and shall provide the

             Buyer and its representatives with an opportunity to meet

             with representatives of the Clients.  Any such meetings

             shall be conducted at reasonable times and under reasonable circumstances and Continental and the Seller shall cooperate reasonably therein.

                                 (b)  From and after the Closing Date,

             the parties hereto shall reasonably cooperate with each

             other with respect to actions required or requested to be

             undertaken with respect to administrative or regulatory

             actions or proceedings and litigations which may occur after the Closing Date with respect to the conduct of the Business on or prior to the Closing Date, and make available to each other such corporate, accounting and other records as may be reasonably requested in connection with such matters.  Each party will allow representatives of any other party access to such records upon reasonable notice, during normal

             business hours and under reasonable circumstances in such a way that will not interfere unreasonably with the conduct of the business of the party providing access, provided that
                                                         --------
             all information and documents obtained pursuant to this Sec-

             tion 6.4(b) will be kept confidential except as required by

             Law.  If disclosure is required by Law, the party required to make such disclosure shall give notice to the other party so that it may seek a protective order.  From and after the

             Closing Date, each of the Seller and Continental agree that it shall provide, upon reasonable notice, the Buyer and its representatives such accounting information with respect to allocations made through the Closing Date between the Seller and the Subsidiary, on the one hand, and Continental, on the other hand as may be reasonably requested.  The parties

             agree to retain, for a period of seven years after the

             Closing Date, any and all books and records related to the

             Purchased Assets, Liabilities and operations of the Business for all periods through the Closing Date.

                                 (c)  From and after the date hereof, the

             Seller and Continental shall keep, and will cause its

             employees and Affiliates to keep, all information relating to the Business (other than Excluded Liabilities) and the

             Purchased Assets confidential except as required by Law or regulatory reporting requirements or the defense of any

             Claim against the Seller or Continental.

                            6.5  Consent to Jurisdiction and Service of
                                 --------------------------------------

             Process.  Any legal action, suit or proceeding arising out
             -------

             of or relating to this Agreement or the Contemplated

             Transactions may be instituted in any court of the State of

             New York in New York County or the United States District

             Court for the Southern District of New York, and each party agrees not to assert, by way of motion, as a defense, or

             otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of

             such court, that its property is exempt or immune from

             attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this

             Agreement or the subject matter hereof may not be enforced in or by such court.  Each party further irrevocably submits to the jurisdiction of any such court in any such action,

             suit or proceeding.  Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by

             registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt,

             postage prepaid, mailed to such party as herein provided.

             Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed

             against any other party in any other jurisdiction.

                            6.6  Expenses.  Whether or not this Agreement
                                 --------

             is terminated or the Contemplated Transactions are

             consummated, Continental agrees to bear and pay all of the

             Transaction Expenses (as defined below) incurred by or on

             behalf of Continental and its Affiliates and all of the

             Transaction Expenses incurred by or on behalf of the Buyer and its Affiliates; provided, however, that if this
                                 --------  -------

             Agreement is terminated pursuant to Section 12.1(i) by the

             Seller, then Continental shall only be obligated to reim-

             burse the Buyer and its Affiliates for Transaction Expenses incurred by or on behalf of the Buyer and its Affiliates in the manner provided in Section 6.10 of the Securities

             Purchase Agreement; and provided further, that if the Buyer
                                     -------- -------

             fails to close the Contemplated Transactions upon the satis-

             faction of the closing conditions set forth in Section 8, or the Seller terminates this Agreement pursuant to Sec-

             tion 12.1(iii), then Continental shall not be obligated to reimburse the Buyer and its Affiliates for Transaction

             Expenses incurred by or on behalf of the Buyer and its

             Affiliates.  Notwithstanding the foregoing, Continental will not be required to pay any Transaction Expenses with respect to any advisor of the Buyer or its Affiliates engaged

             thereby after the date hereof unless Continental has con-

             sented to such engagement (which consent shall not be

             unreasonably withheld).  "Transaction Expenses" shall mean,

             with respect to any Person, the expenses of such Person

             (whether or not incurred prior to the date hereof),

             including, without limitation, the fees, disbursements and other expenses of lawyers, accountants, actuaries,

             investment bankers, risk management consultants, money

             management consultants and any other advisors, arising out of, relating to, or incidental to, the discussion,

             evaluation, negotiation, documentation and Closing or poten-tial Closing of the Contemplated Transactions, including,

             without limitation, this Agreement, and shall mean and

             include with respect to fees of professionals based on

             hourly rates, such fees to the extent they are based on

             standard hourly rates of such professionals.

                            6.7  Indemnification of Brokerage.  The Buyer
                                 ----------------------------

             represents and warrants to the Seller and Continental that except for Putnam Lovell, Inc. ("Putnam Lovell"), who have acted as financial consultants to the Buyer and its

             Affiliates in connection with the Contemplated Transactions,

             no broker, finder, agent or similar intermediary (a

             "Broker") has acted on behalf of the Buyer in connection

             with this Agreement or the Contemplated Transactions, and

             that, except for the fees and expenses of Putnam Lovell that are payable by the Seller and Continental to the Buyer

             pursuant to Section 6.6, there are no brokerage commissions,

             finders' fees or similar fees or commissions payable in

             connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the

             Buyer.  Except for the fees and expenses of Putnam Lovell

             that are payable by the Seller and Continental pursuant to

             Section 6.6, the Buyer agrees to indemnify and save the

             Seller, Continental and their Affiliates harmless from any claim or demand for commission or other compensation by any

             Broker claiming to have been employed by or on behalf of the

             Buyer, and to bear the cost of legal expenses incurred in

             defending against any such claim.  Continental and the

             Seller, jointly and severally, represent and warrant to the

             Buyer that except for Goldman Sachs & Co., who has acted as financial advisor to Continental and the Seller and their

             respective Affiliates in connection with the Contemplated

             Transactions, no Broker has acted on behalf of Continental or the Seller in connection with this Agreement or the

             Contemplated Transactions, and that, except for any fees and expenses payable to Goldman Sachs & Co. (the "Seller's

             Fee"), there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with

             Continental or the Seller, or any action taken by

             Continental or the Seller.  The Seller and Continental agree to pay the Seller's Fee and, jointly and severally, agree to indemnify and save the Buyer and its Affiliates harmless

             from any claim or demand for commission or other

             compensation by any Broker claiming to have been employed by or on behalf of Continental or the Seller, and to bear the cost of legal expenses incurred in defending against any

             such claim.

                            6.8  Further Assurance.  Each of the parties
                                 -----------------

             shall execute such documents and other papers and take such further actions as may be reasonably requested to carry out the provisions hereof and the Contemplated Transactions

             (including, without limitation, the furnishing of

             information and Documents as may be required by the

             Commission or any state agency with respect to the Advisers

             Act or by the Department of Justice (the "DOJ") or the

             Federal Trade Commission (the "FTC") under the Hart-Scott-

             Rodino Antitrust Improvements Act of 1976, as amended (the

             "HSR Act"), in a timely manner to obtain the requisite

             regulatory approvals in order to consummate the Contemplated

             Transactions).  Subject to the terms and conditions set

             forth herein, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all

             action, and to do, or cause to be done, all things necessary or advisable to consummate the Contemplated Transactions and to effect any transfer and assignment of this Agreement made pursuant to Section 6.14(vi).

                            6.9  Sublease; Services Agreement.
                                 ----------------------------

                                 (i)  From and after the Closing Date,

             Continental shall provide the Buyer with the use and

             enjoyment of the premises heretofore used and occupied by

             the Seller in connection with the Business (and access to

             all building amenities heretofore and hereinafter available to employees of the Seller or other tenants of the building)

             located at 180 Maiden Lane, New York, New York pursuant to a

             Sublease (the "New Sublease") to be executed and delivered by the Buyer and Continental on the Closing Date containing the terms and conditions set forth on Exhibit E hereto and other customary provisions satisfactory to the parties

             thereto.

                                (ii)  From and after the Closing Date,

             Continental shall provide the Buyer with certain adminis-trative services as are required by the Buyer pursuant to a services agreement (the "Services Agreement") to be executed and delivered by the Buyer and Continental on the Closing

             Date containing the terms and conditions set forth on

             Exhibit F hereto and other customary provisions satisfactory to the parties thereto.

                            6.10  Consents.
                                  --------

                                 (i)  From and after the date hereof, the

             Seller or Continental, as the case may be, shall consult

             with the Buyer prior to obtaining any of the consents and

             approvals described in Section 6.10(v) and, in connection

             therewith, neither the Seller nor Continental shall take any action to obtain such consents or approvals without the

             prior consent of the Buyer as to the form and substance of such consent or approval, which consent of the Buyer shall not be unreasonably withheld.

                                (ii)  Prior to the Closing Date, the

             Seller and Continental shall use their reasonable efforts to obtain all Required Consents from (x) parties to any of the

             Seller's Contracts (other than any investment advisory or

             management Contracts, as to which clause (v) below shall

             apply) that relate to the Business or any of the Purchased

             Assets as to the assignment of such Contracts to the Buyer on the Closing Date and (y) Governmental Bodies that are

             required in connection with the performance by the Seller of its obligations under this Agreement, provided that neither
                                                   --------

             the Seller nor Continental shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Required Consent

             shall be required.  All such Required Consents shall be in writing and executed counterparts thereof shall be delivered to the Buyer at or prior to the Closing.  The Seller shall not consent to any modification of any Contract in the

             course of obtaining any such Required Consent, without the prior written approval of the Buyer.

                               (iii)  To the extent that the approval,

             consent or permission of any Governmental Body or other

             Person is necessary or desirable for the Buyer to obtain in connection with the conduct of the Business after the

             Closing, including the issuance of such new Permits as may be required for the Buyer to conduct said Business, the

             Seller shall, at the Buyer's request, reasonably cooperate with the Buyer in obtaining all such approvals, consents or permissions; provided, that neither the Seller nor
                          --------

             Continental shall be required to pay or commit to pay any

             amount to (or incur any obligation in favor of) any Person to whom any such approval, consent or permission may be

             required.

                                (iv)  In the event that the consent of

             any Person (other than a Governmental Body) to the assign-

             ment to the Buyer of any Contract (other than an investment advisory or management Contract, as to which clause (v)

             below shall apply) that is contemplated hereunder to consti-

             tute a Purchased Asset is required but not obtained at or prior to the Closing (each, a "Non-Consented Contract"),

             Continental and the Seller agree to reasonably cooperate

             with the Buyer prior to the Closing and for a period of

             12 months thereafter in subsequently seeking such consent

             and, until and unless such consent is obtained, in any

             reasonable arrangements designed to provide to the Buyer

             after the Closing the benefits under any such Non-Consented

             Contract, including by consenting to the enforcement (at the

             Buyer's expense) by the Buyer, in the name of the Seller, of any and all rights of the Seller against each other party

             thereto, provided that neither the Seller nor Continental
                      --------

             shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent shall be required.  To the extent that the

             Buyer is provided the benefits, pursuant to this Sec-

             tion 6.10(iv), of any such Non-Consented Contract, the Buyer shall pay, honor and discharge when due all Liabilities of the Seller thereunder or in connection therewith.

                                 (v)  The Seller and Continental shall

             use their reasonable efforts to obtain the written consents and approvals of all Clients with respect to the assignment

             (as defined under the Advisers Act) of all investment

             advisory and management Contracts in effect as of the

             Closing Date, provided that neither the Seller nor
                           --------

             Continental shall be required to pay any amount to (or incur any obligation in favor of) any Person from whom any such

             consent or approval shall be required. In connection there with, prior to the Closing, Continental or the Seller shall deliver notices approved by the Buyer and its counsel (which approval shall not be unreasonably withheld) of the proposed

             "change of control" resulting from the Contemplated Transac-

             tions to each of the Clients.  Subject to Section 6.10(i)

             above, the Seller and Continental shall take all reasonable action to obtain such Clients' consent to the assignment (as defined under the Advisers Act) of the Seller's investment advisory or management Contracts (provided, that neither the
                                               --------

             Seller nor Continental shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any

             Person from whom any such consent shall be required) as

             contemplated hereby, and the Seller shall provide written

             notice to each such Client in a form approved by the Buyer and its counsel (which approval shall not be unreasonably

             withheld) notifying such Client (x) of the Contemplated

             Transactions and the anticipated Closing Date, (y) that

             control of its investment adviser will change at the Closing

             Date and (z) requesting the consent of such Client to the

             assignment (as defined under the Advisers Act) to the Buyer of its investment advisory or management Contract upon the consummation of the Contemplated Transactions.

                            6.11  Form ADV.  Prior to the Closing, the
                                  --------

             parties hereto shall cooperate and consult with each other in the preparation and filing of all forms and amendments to forms, including, without limitation, Form ADV and other

             forms required to be filed with Governmental Bodies, including, without limitation, the Commission, and self-

             regulatory organizations and state securities commissions,

             and all other documents required to be filed or delivered

             under any applicable Laws, including, without limitation,

             the Advisers Act and applicable related state acts and

             insurance Laws, as a result of the consummation of the

             Contemplated Transactions.  The Buyer will make its Form ADV available to the Seller in connection with obtaining

             consents under Section 6.10(v) above.

                            6.12  Non-Competition Agreement.  On the
                                  -------------------------

             Closing Date, Continental and the Buyer shall execute and

             deliver a Non-Competition Agreement with a term of seven

             years, substantially in the form of Exhibit G hereto (the

             "Non-Competition Agreement").

                            6.13  Option Agreement.
                                  ----------------

                                 (i)  On the Closing Date, Continental

             and partners of the Buyer shall execute and deliver an

             Option Agreement (the "Option Agreement") containing the

             terms and conditions set forth on Exhibit H hereto and other provisions satisfactory to the parties thereto.

                                (ii)  In the event that Continental

             exercises the option granted to it pursuant to the Option

             Agreement, Continental shall have the right, commencing at the time of such exercise, to designate such number of

             representatives to the Board of Directors (or similar

             supervisory body) of the General Partner of the Buyer as is equal to the product of (x) the total number of representa-tives constituting the Board of Directors (or similar super-

             visory body) of the General Partner of the Buyer and

             (y) 19.9% (subject to adjustment as provided in the Option

             Agreement and rounding upward to another representative if such product is not a whole number and includes a fraction of one-half or greater).

                            6.14  Management of Continental's Investment
                                  --------------------------------------

             Assets.
             ------

                                 (i)  It is the current intention of

             Continental that the Buyer will manage, consistent with past practice, the investment assets of Continental, its

             subsidiaries and each of its Affiliates where Continental

             controls investment decisions (Continental together with

             such subsidiaries and Affiliates shall hereinafter be

             referred to as the "Continental Parties"); provided,
                                                        --------

             however, that the Board of Directors of Continental (or its
             -------

             specifically authorized designee) may elect otherwise at any time.

                                (ii)  Continental shall, and shall cause

             each of the other Continental Parties that are a party to an investment advisory or management Contract with the Seller to, consent to the "assignment" (as defined under the

             Advisers Act) of their respective Contracts to the Buyer

             upon the consummation of the Contemplated Transactions.

             Such parties are listed on Section 6.14(ii) of the

             Disclosure Statement.  During the Designated Period, the

             Buyer will maintain the ability to manage asset classes of the type listed on Section 6.14(ii) of the Disclosure

             Statement (collectively, the "Designated Asset Classes") in addition to any other asset classes that it may so elect.

             The Buyer will continue to provide consulting with respect to the asset classes listed on Section 6.14(ii)(b) of the

             Disclosure Statement.

                               (iii)  During the period from and after

             the Closing Date and for a period of seven years thereafter

             (the "Designated Period"), the Board of Directors of

             Continental (or its specifically authorized designee) may

             request the Buyer or its Affiliates to manage asset classes other than the Designated Asset Classes (such asset classes shall hereinafter be referred to as "Non-Designated Asset

             Classes").  Management by the Buyer of Non-Designated Asset

             Classes of the Continental Parties shall be subject to

             investment advisory or management Contracts providing for

             terms satisfactory to the parties thereto.

                                (iv)  During the Designated Period, the

             Board of Directors of Continental (or its specifically

             authorized designee) shall have the right to select an

             investment advisor other than the Buyer to manage

             Continental's Non-Designated Asset Classes and, in

             connection therewith, the Buyer shall have the obligation,

             at the request of the Board of Directors of Continental (or its specifically authorized designee), (x) to consult with the Board of Directors of Continental (or its specifically authorized designee) to discuss the selection of such advisor and the proposed investment advisory arrangements and (y) after the selection of such Person by the Board of

             Directors of Continental (or its specifically authorized

             designee), to act as a non-exclusive financial advisor in

             negotiating arrangements for and monitoring the performance of such Person's investment advisory services for

             Continental.

                                 (v)  Prior to the Closing Date, the

             investment advisory and management Contracts of the

             Continental Parties shall be amended to provide (a) mutually agreeable fee schedules, subject to mutual review quarterly,

             and (b) for any modifications required to comply with and to respond to any comments of the Staff of the Commission as a result of its most recent compliance report.  In no event

             shall the aggregate quarterly fees paid in any quarter to

             the Buyer by the Continental Parties for the management of assets in the Designated Asset Classes exceed $3.85 million.

                                (vi)  The Buyer agrees that it will not

             assign this Agreement (including any of the Buyer's rights and remedies hereunder) through the second anniversary of

             the Closing Date without the consent of Continental.  After the second anniversary of the Closing Date, the Buyer may

             assign this Agreement (including all of the Buyer's rights and remedies hereunder) with the consent of Continental,

             which consent shall not be unreasonably withheld, but only if (a) such Person manages in excess of $7.5 billion in

             fixed income assets before such transfer and (b) such Person has, or will have after giving effect to the relevant transaction, the capacity to manage and service the

             investment assets of the Continental Parties in a manner and at a level substantially similar to that of the Buyer at the time of the transaction.

                               (vii)  On or prior to the fifth

             anniversary of the Closing Date, Continental shall give the

             Buyer a non-binding written indication of its request, if

             any, to extend the Designated Period.

                            6.15  Certain Tax Matters.
                                  -------------------

                                 (a)  Allocations.  No later than the
                                      -----------

             later of (i) 90 days following the Closing Date and

             (ii) 90 days before the due date for the filing of any Tax return or report by the Seller (or any of its Affiliates) or the Buyer reflecting the Contemplated Transactions (the "Due

             Date"), the Buyer shall provide to the Seller a proposed

             allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets.  The Seller shall advise the

             Buyer at or before the Closing Date of the Due Date

             (determined solely with respect to the Seller).  The Seller and the Buyer shall thereafter consult in good faith in

             determining a final allocation of such purchase price, which shall be the Buyer's proposed allocation to the extent that there is a reasonable basis for such proposed allocation

             under applicable Law (the "Final Allocation").  The parties agree to file all tax reports, returns and claims and other statements consistent with the Final Allocation (and in particular to report the information required by sec-

             tion 1060(b) of the Code) and shall not without the consent of the other party make any inconsistent written statement or take any inconsistent position on any returns, in any

             refund claim, during the course of any Internal Revenue

             Service or other tax audit, for any financial or regulatory purpose, so long as there exists a reasonable basis in law to maintain such position; provided that no party hereto
                                        --------

             shall be required to commence any judicial proceeding with respect to any such allocation.  Each party shall notify the other party if it receives notice that the Internal Revenue

             Service proposes any allocation different from Buyer's

             allocation.

                                 (b)  Prorations.  All personal property
                                      ----------

             Taxes and all rents, utilities and other charges against, or payable by the owner of, any of the Purchased Assets

             relating to a time period beginning prior to, and ending

             after, the Closing shall be prorated (based on the most

             recent available tax statement, latest tax valuation and

             latest bills) as of the Closing Date.  If the Closing Date occurs before the tax rate is fixed for the then current

             fiscal or calendar year, whichever is applicable, the

             proration of the corresponding Taxes shall be on the basis of the tax rate for the last preceding year applied to the latest assessed valuation.

                                 (c)  The Seller and the Buyer shall

             (i) provide the other with such assistance as may be reason ably requested by either of them in connection with the preparation of any Tax return, audit or examination by any taxing authority or judicial or administrative proceeding

             relating to liability for Taxes and (ii) retain (or deliver to the other party) any material records or information

             which may be relevant to such Tax return, audit or examina-

             tion, proceeding or determination until the applicable

             statute of limitations (including any extensions) has

             expired for all Tax periods ending before or including the

             Closing Date.

                                 (d)  Each of the Buyer and the Seller

             shall give to the other party written notice of any proposed adjustment made by any Taxing authority that could give rise to an indemnification obligation under this Agreement on the part of such other party (including any threatened audit or other governmental proceedings) within 10 days after becom-

             ing aware of any such proposed adjustment or threatened

             audit or other governmental proceedings.  The Seller shall conduct and control any such audit or other governmental

             proceedings to the extent it relates to Taxes that are

             Excluded Liabilities and the Buyer shall in good faith

             cooperate with the Seller in the conduct of such audit or

             other governmental proceedings; provided that notwithstand-
                                             --------

             ing such control, the Seller shall not settle, compromise or accept any assessment or adjustment in connection with any such audit or other governmental proceedings that would

             purport to bind or is otherwise likely to affect the Buyer without the prior written consent of the Buyer (which consent shall not be unreasonably withheld).

                                 (e)  If either party receives a refund

             of or credit for any Tax for which the other is required to indemnify it hereunder (whether a Tax that is an Excluded

             Liability or otherwise), such recipient shall pay to the

             other party such refund or an amount equal to such credit,

             together with any interest allocable to such refund received from or allowed as credit against any liability by such

             taxing authority, promptly after receipt of such refund or interest from such taxing authority or realization of the

             benefit of such credit by filing the relevant Tax return or otherwise.

                                 (f)  The Buyer shall, at its expense,

             prepare and file all Tax returns and documentation in

             connection with all sales, use, transfer, stamp and similar

             Taxes, and all recording, filing or registration fees,

             notarial fees and other similar charges arising from or in connection with the purchase, sale and transfer of the

             Purchased Assets hereunder, the assumption of the Assumed

             Liabilities, this Agreement or the Contemplated Transactions and shall pay all such Taxes, fees and charges.

                            6.16  Employees and Benefit Plans.
                                  ---------------------------

                                 (a)  Employees.
                                      ---------

                                      (i)  On the Closing Date, except as

             otherwise agreed by the Buyer and the Seller and as set

             forth in Section 6.16(a) of the Disclosure Statement (the

             "Excluded Employees"), the Buyer shall offer to employ all

             Employees in comparable positions after the Closing.  For

             purposes of this Agreement, the term "Employees" shall mean those employees of the Seller who, on the Closing Date, are actively employed by the Seller, including those employees who are absent from employment due to illness, injury,

             military service, or other authorized absence and including those employees who are "disabled" (within the meaning of

             the short-term disability plans currently applicable to the

             Seller, but excluding employees who are "disabled" (within the meaning of the long-term disability plans applicable to the Seller), former employees, retired employees, Excluded

             Employees and employees otherwise not actively employed by the Seller.  Each Employee who accepts such offer of

             employment with the Buyer shall be referred to herein as a

             "Transferred Employee."

                                     (ii)  Notwithstanding any provision

             of this Agreement to the contrary, no provision shall be

             construed to prohibit the Buyer or any Affiliate thereof

             from having the right to terminate the employment of any

             Transferred Employee, with or without cause, or to amend or to terminate any employee benefit plan, established,

             maintained or contributed to by the Buyer or an Affiliate

             thereof after the Closing.

                                    (iii)  Solely for purposes of

             eligibility to participate and vesting, service by any

             Transferred Employee with the Seller, Continental or any of their Affiliates prior to the Closing shall be recognized under any benefit plan or arrangement established,

             maintained or contributed to by the Buyer or any of their

             Affiliates after the Closing for the benefit of any such

             Transferred Employee.


                                 (b)  Defined Contribution Plan.
                                      -------------------------

                                      (i)  The Incentive Savings Plan of

             The Continental Corporation (the "Continental Savings Plan")

             covers current and former employees of Continental and

             certain of its Affiliates, including the Seller.  Effective as of the Closing Date, Continental shall take such action as is necessary to cease all accruals of benefits in respect of the Transferred Employees.  Within ninety (90) days after the Closing Date, the Buyer shall establish a plan (the

             "Buyer Savings Plan") and submit such plan to the IRS with a request for a favorable determination with respect to its

             qualified status.

                                     (ii)  As soon as practicable

             following the Closing Date, Continental shall cause to be

             transferred from the Continental Savings Plan to the Buyer

             Savings Plan, and the Buyer shall cause to be assumed by the

             Buyer Savings Plan, all liabilities for the accrued benefits relating to the Transferred Employees (the "Account

             Balances"), determined as of and as soon as practicable

             after the valuation date (the "Valuation Date") under the

             Continental Savings Plan next succeeding the earlier of:

             (i) the date the Buyer Savings Plan receives a favorable determination letter from the IRS, and (ii) the date

             Continental has received an opinion of counsel for the

             Buyer, in form and substance satisfactory to Continental,

             that the form of the Buyer Savings Plan meets, in all

             material respects, the requirements of Section 401(a) of the

             Code.

                                    (iii)  As soon as practicable

             following the Valuation Date, Continental shall cause the

             trustee under the Continental Savings Plan to transfer to

             the trustee under the Continental Savings Plan cash, or if

             Continental shall so determine, such other assets as shall be acceptable to the Buyer, in the amount agreed upon in

             this Section 6.16(b) equal to the Account Balances;

             provided, however, that the assets transferred shall include
             --------  -------

             any Transferred Employee's plan loan and any allocable

             portion of any guaranteed investment contract or similar

             investment vehicle reasonably acceptable to the Buyer.

                                     (iv)  The Buyer and Continental

             agree that for the period from the Closing Date to the date

             (the "Savings Transfer Date") of the actual transfer of

             assets provided for under this Section 6.16(b), the

             Continental Savings Plan shall be liable for any distribu-

             tion that becomes due to a Transferred Employee under such plan, and that after the transfer of assets provided for

             under this Section 6.16(b), the Buyer Savings Plan shall be liable for any distribution that becomes due to any

             Transferred Employee. In the event that benefit payments are made when they become due from the Continental Savings

             Plan to a Transferred Employee under this Section 6.16(b),

             the amount of assets to be transferred from such plan shall be reduced by an amount equal to such distribution.  Upon

             the transfer of cash or such other assets provided

             hereunder, Continental shall have no further liability to

             the applicable Transferred Employees or to the Buyer in

             connection with the Account Balances.

                                 (c)  Welfare Plans.  Transferred
                                      -------------

             Employees shall cease active participation in the Benefit

             Plans maintained by the Seller, Continental, or any of their

             Affiliates applicable to Transferred Employees prior to the

             Closing that are "welfare plans" (as defined in Section 3(l)

             of ERISA) as of the Closing Date ("Seller's Welfare Plans");

             provided, however, that at the request of the Buyer made at
             --------  -------

             least thirty days prior to the Closing Date, the Seller will use its reasonable best efforts to make available continued

             coverage of the Transferred Employees under any or all of

             the Seller's Welfare Plans pursuant to the Services

             Agreement specified in such request for the period

             commencing on the Closing Date and ending on the first

             anniversary thereof.  If the Buyer makes such request, and such request is granted, the Buyer shall reimburse the

             Seller on a monthly basis, within 10 business days of

             notification by the Seller of the amount of such costs, for the monthly costs incurred in providing such coverage.  The costs of coverage shall be determined by the Seller, subject to review by the Buyer's actuarial consultant, in accordance with the same methods and procedures such costs of coverage were determined immediately prior to the Closing Date;

             provided, however, that such costs shall not include any
             --------  -------

             indirect cost component.

                                 (d)  Retiree Medical and Life.
                                      ------------------------

             Continental covenants and agrees to provide retiree medical and life insurance coverage to each Transferred Employee

             (i) who meets the requirements for coverage (other than

             actual retirement) under any Benefit Plan providing such

             coverage on the Closing Date or (ii) who, on the later of

             thirty days following the Closing Date and January 31, 1995,

             would, with service credited with the Buyer or any Affiliate thereof after the Closing, subsequently meet the require-

             ments for such coverage (other than actual retirement) under any such Benefit Plan.

                            6.17  Definitive Capitalization of the Buyer.
                                  --------------------------------------

             The Buyer shall, as soon as practicable after the date

             hereof but in no event later than five (5) days prior to the

             Closing, deliver to Continental a true and complete descrip-

             tion of the definitive capitalization of the Buyer on the

             Closing Date.

                            6.18  Bulk Sales Compliance.  The Buyer
                                  ---------------------

             hereby waives compliance with the provisions of any bulk

             transfer Laws applicable to the Contemplated Transactions.

                            6.19  Limited Use of Logo.  The parties
                                  -------------------

             acknowledge and agree that (a) a portion of the Purchased

             Assets (including, without limitation, letterhead and other stationery, sales literature and investment reports) bear

             the Logo (collectively, "Marked Materials") and (b) the Logo constitutes an Excluded Asset and no rights therein are

             acquired by the Buyer hereunder except as provided in this

             Section 6.19.  The Buyer may continue to use any Marked

             Materials for a period of six months after the Closing Date or, if earlier, until such Marked Materials are depleted,

             provided that the Buyer will use such Marked Materials only
             --------

             in a manner consistent with prior practice and at the end of such six-month period destroy any unused Marked Materials.

             Notwithstanding anything to the contrary in this Sec-

             tion 6.19, the Buyer  shall be entitled to retain and use

             solely for archival and records purposes (including as

             necessary and consistent with such use, making copies

             thereof) any Marked Materials which are in the files,

             records and archives of the Seller that have been acquired by the Buyer pursuant hereto.  Notwithstanding the fore-

             going, in the event that the Buyer is using any Marked

             Materials in a manner reasonably deemed inappropriate by

             Continental, the Buyer shall cease using such Marked

             Materials in such manner.

                            6.20  Change and Use of the Seller's Name.
                                  -----------------------------------

             On or before the Closing Date, the Seller shall take or

             cause to be taken such action as may be required to change the corporate name of the Seller and the Subsidiary to a

             name that is not the same as the Seller's or the

             Subsidiary's current corporate name, and promptly thereafter the Seller shall deliver to the Buyer evidence that whatever filings are necessary in those jurisdictions, if any, in

             which the Seller or the Subsidiary is licensed or qualified to do business to effect such name change have been made.

             The Seller hereby agrees to permit the Buyer, directly or

             through its Affiliates, to (a) change their respective

             corporate or partnership names to include the name

             "Continental Asset Management" and (b) do business under the name "Continental Asset Management," and the Seller agrees to execute such documents as may be necessary or otherwise reasonably requested by the Buyer to enable the Buyer or any of its Affiliates to take any such action.

                            6.21  Certified Copies of Organizational
                                  ----------------------------------

             Documents of the Buyer.  The Buyer shall, on the date
             ----------------------

             hereof, deliver to Continental a true and complete copy of the Certificate of Limited Partnership of the Buyer and, no

             later than five (5) days prior to the Closing, the defini-

             tive Agreement of Limited Partnership (certified by the

             General Partner of the Buyer) as in effect on the Closing

             Date.

                            6.22  Certified Copies of Certain Contracts.
                                  -------------------------------------

             On the Closing Date, the Buyer shall receive a certificate,

             dated the Closing Date and executed by the President and the

             Secretary of the Seller, attaching a true and complete copy of each investment advisory or management Contract to which the Seller is a party as of the close of business on the day immediately preceding the Closing Date.

                            6.23  Dividends.  From the date hereof
                                  ---------

             through the Closing Date, the Seller shall have the right to declare and pay dividends in respect of its capital stock to its stockholder in an aggregate amount not to exceed

             $2,500,000.

                            6.24 Soft Dollar Contracts.  On the Closing
                                 ---------------------

             Date or as soon as practicable thereafter, the Seller shall transfer to the Buyer all of its right to control "soft

             dollar" arrangements related in any manner to the Business;

             provided, however, that all such "soft dollar" arrangements
             --------  -------

             shall be consistent with the rules and regulations of the

             Commission and shall materially comply with the safe harbor provisions of Section 28(e) of the Advisers Act.

             Continental shall have the right to review (on a

             confidential basis) on a quarterly basis, with reasonable

             notice, such "soft dollar" arrangements.

                            6.25  September Balance Sheet.  The Seller
                                  -----------------------

             shall deliver the September Balance Sheet to the Buyer as

             soon as practicable after the date hereof but in no event

             later than 30 days after the date hereof.

                            6.26  Certain Payments to Continental.  From
                                  -------------------------------

             the date hereof through the Closing Date, the Seller shall not make, directly or indirectly, (x) any  payment to

             Continental or any of its Affiliates in respect of any

             services provided by Continental or such Affiliate to the

             Seller or the Subsidiary or (y) any loan or advance to or

             other investment in Continental or any of its Affiliates,

             without the prior written consent of the Buyer; provided,
                                                             --------

             however, that the Seller may pay all amounts due to
             -------

             Continental and its Affiliates accrued in an aggregate

             amount not to exceed $1,500,000 for any one month period in the ordinary course of business in accordance with past

             practice for payroll and similar goods and services provided to the Seller which would otherwise be a direct expense or part of corporate overhead of the Seller consistent with

             past practice.  Such payments shall be reviewed semi-monthly with the Buyer.  The Buyer shall reimburse Continental or

             any of its Affiliates for any expenses incurred by the

             Seller prior to the Closing Date and paid prior to the

             Closing Date through the twentieth day after the Closing

             Date by Continental or any such Affiliate on behalf of the

             Seller to any third party.

                            6.27 Verified Investment Performance Reports.
                                 ---------------------------------------

             The Seller shall deliver the Verified Investment Performance

             Reports to the Buyer as soon as practicable after the date hereof but in no event later than 80 days after the date

             hereof.


                       7.   Purchase Price and Other Adjustments.
                            ------------------------------------

                            7.1  Reduction of Note A.  The principal
                                 -------------------

             amount of Note A shall be subject to downward adjustment in accordance with the provisions set forth in this Sec-

             tion 7.1.

                                 (a)  Continental shall deliver to the

             Buyer, two days prior to the Closing Date, a schedule, certi-

             fied by the Chief Financial Officer of Continental, setting forth as of such date, (i) a list of each Designated Unaffil-

             iated Client and the respective amount of Designated Revenue attributable to each such Designated Unaffiliated Client (the

             "Designated Revenue Loss"), (ii) a list of each Non-Consenting

             Unaffiliated Client (other than the Designated Unaffiliated

             Clients) and the respective amount of Designated Revenue

             attributable to each such Non-Consenting Unaffiliated

             Client, and (iii) a list of each Consenting Unaffiliated

             Client and the respective amount of Designated Revenue

             attributable to each such Consenting Unaffiliated Client.

                                 (b)  The principal amount of Note A

             shall be reduced by an amount equal to the product of

             (x) the aggregate amount of Designated Revenue Losses and

             (y) 2.5; provided, however, that the amount of such reduc-
                      --------  -------

             tion shall not exceed $3,500,000.

                                 (c)  The capitalized terms set forth

             below shall have the following meanings:

                                      "Consenting Unaffiliated Client"

             shall mean each Unaffiliated Client that has provided

             written notice to the Seller or Continental setting forth

             its consent to the "assignment (as defined in the Advisers

             Act) to the Buyer of its investment advisory or management

             Contract with the Seller upon the consummation of the Con-templated Transactions without any amendment, modification or other alteration of the terms or provisions thereof.

                                      "Designated Revenue" shall mean, as

             to any Client, the amount invoiced by the Seller for the

             management of assets under the investment advisory or

             management Contracts for such Client for the 12-month period ended September 30, 1994.

                                      "Designated Unaffiliated Client"

             shall mean any of (a) Cologne Reinsurance Company of

             America, (b) Cologne Life Reinsurance Company, (c) Cologne

             Reinsurance (Barbados), Ltd. or (d) Underwriters Reinsurance

             Company to the extent that such Person has not consented to the assignment of its investment advisory or management

             Contract in connection with the Contemplated Transactions.

                                      "Non-Consenting Unaffiliated

             Client" shall mean any Unaffiliated Client that has not

             consented to the assignment of its investment advisory or

             management Contract in connection with the Contemplated

             Transactions.

                            7.2  Adjustments.
                                 -----------

                                      (a)  As soon as practicable after

             the submission of bills to the Continental Parties for each calendar quarter, the Buyer shall deliver to Continental a certificate, certified by the Chief Financial Officer of the

             Buyer (the "Revenue Statement"), setting forth an amount, if any (the "Shortfall Amount"), equal to the difference

             between $3.85 million (the "Specified Amount") and the amount payable to the Buyer for the management of assets in the Designated Asset Classes for such calendar quarter.

             Promptly following its receipt of each Revenue Statement

             setting forth a Shortfall Amount, Continental shall pay in cash to the Buyer an adjustment equal to such Shortfall

             Amount.

                                      (b)  Buyer, Continental and the

             other Continental Parties will, prior to the Closing Date,

             develop a more detailed mechanism for billing and prompt

             payment procedures, and for adjustments of any overpayment or underpayment, to implement this understanding.

                                      (c)  On the Closing Date, the Buyer

             and Continental shall establish the Designated Fund.

                                      (d)  As soon as practicable

             following each Anniversary Date, the Buyer shall deliver a certificate to Continental, certified by the Chief Financial

             Officer of the Buyer (a "Performance Certificate"), setting forth (i) the Benchmark Index for the twelve-month period

             ending on such Anniversary Date and (ii) the Performance

             Return of the Designated Fund for such twelve-month period.

                                      (e)  If the average of the

             Performance Returns set forth on the Performance Certifi-

             cates delivered with respect to 12-month periods ending on any three consecutive Anniversary Dates is less than the

             lower of (i) 92% of the average of the Benchmark Indices

             applicable to each of such 12-month periods covered by such

             Performance Certificates and (ii) the average of the

             Benchmark Indices applicable to each of such 12-month

             periods covered by such Performance Certificates minus 60

             basis points, then the Specified Amount under Section 7.2(a)

             shall be reduced to $2.8875 million.

                                      (f)  If the average of the Perform-

             ance Returns set forth on the Performance Certificates

             delivered with respect to 12-month periods ending on either

             (x) the two Anniversary Dates immediately following the

             Closing Date or (y) any three consecutive Anniversary Dates is less than the lower of (i) 90% of the average of the

             Benchmark Indices applicable to each of such 12-month

             periods covered by such Performance Certificates and

             (ii) the average of the Benchmark Indices applicable to each of such 12-month periods covered by such Performance

             Certificates minus 75 basis points, then the provisions of

             Section 7.2(a) shall no longer be given any force or effect.

                                      (g)  In the event that at any time

             prior to the termination of the Designated Period, the Buyer engages in (x) gross negligence or willful misconduct in the management of the investment assets of the Continental

             Parties or (y) the Buyer fails to execute in all material

             respects the investment instructions set forth in the

             written memorandum (which shall be attached as an exhibit to such investment advisory or management Contract) delivered in connection with such Contract and the Buyer's failure to remedy such failure with new adequate procedures after written notice thereof, then Section 7.2(a) shall no longer be given any force or effect.

                                      (h)  It is the intention of the

             parties hereto that (i) the adjustments provided for in

             Sections 7.2(e) and 7.2(f)(y) shall be based upon three year rolling periods and (ii) there shall be no adjustment

             pursuant to Sections 7.2(e) and 7.2(f) for the period ending on the first Anniversary Date.

                                      (i)  The terms set forth below

             shall have the following meanings for purposes of this Sec-

             tion 7.2:

                       "Anniversary Date" shall mean the first anniver-

             sary of the last day of the calendar quarter ending after

             the Closing Date and each anniversary of such date

             thereafter until the sixth anniversary thereof.

                       "Benchmark Index" shall mean, as to any twelve-

             month period, the Lehman Brothers Aggregate Index, or such other index as may mutually agreed upon by the Buyer and

             Continental.

                       "Designated Fund" shall mean a "total return

             account" (as such term is commonly understood in the asset management industry) comprised of assets of the Continental

             "pooled insurance companies" having at any time an aggregate value of not less than two hundred million dollars to be

             managed by the Buyer in domestic fixed income securities

             pursuant to investment advisory or management Contracts with the Buyer. The Designated Fund shall be a discretionary account and there shall be no constraints on the management of the Designated Fund.  The Designated Fund may be subject to investment guidelines consistent with past practice for similar accounts but in no event shall the guidelines be so restrictive that the Buyer is unable to invest in securities similar (of type and duration and other terms) to those

             contained in the Benchmark Index.

                       "Performance Return" shall mean, as to any twelve-

             month period, the aggregate rate of return earned with

             respect to the Designated Fund.

                            7.3  Arbitration.  Upon request made during
                                 -----------

             the ten day period following Continental's receipt of any of

             (i) the Revenue Statement delivered pursuant to Sec-

             tion 7.2(b) or (ii) the Performance Certificate delivered

             pursuant to Section 7.2(d) (either of (i) or (ii), a

             "Certified Buyer Statement"), Continental and its

             representatives shall be permitted, until such time as such

             Certified Buyer Statement shall become final during normal business hours, to review the working papers of the Buyer

             relevant to such Certified Buyer Statement.  The Certified

             Buyer Statement shall become final and binding upon the

             parties upon the 30th day following receipt thereof by

             Continental unless Continental gives written notice of its disagreement (a "Notice of Disagreement") to the Buyer prior to such date.  Any Notice of Disagreement shall specify in detail the nature of any disagreement so asserted and shall be certified by the Chief Financial Officer of Continental.

             If a Notice of Disagreement is received by the Buyer in a

             timely manner, then the Certified Buyer Statement (as

             revised in accordance with clause (x) or (y) below) shall

             become final and binding upon the parties on the earlier of

             (x) the date the parties hereto resolve in writing any

             differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date any disputed matters are finally resolved in writing by the Arbitrator

             (as defined below).  During the twenty day period following the delivery of a Notice of Disagreement, the Buyer and

             Continental shall seek in good faith to resolve in writing any differences which they may have with respect to any

             matter specified in the Notice of Disagreement.  If, at the end of such twenty day period, the Buyer and Continental

             have not reached agreement on such matters, the matters

             which remain in dispute shall be submitted to an arbitrator for review and resolution in accordance with the following procedures.  Within ten days after the expiration of the

             twenty-day period, Continental shall (a) together with the

             Buyer contact Coopers & Lybrand (or any other nationally

             recognized independent public accounting firm agreed upon by the Buyer and Continental) to arrange for the appointment of a single arbitrator (the "Arbitrator") who shall be a senior partner of the firm with no prior direct contact with either party, and (b) serve upon the Buyer (and the Arbitrator as soon as he or she is appointed) a Statement of Claim setting forth in detail the matters in dispute including the evidentiary basis therefor. Within ten business days thereafter, the Buyer shall serve upon Continental and the

             Arbitrator a Response to the Statement of Claim setting

             forth in detail the arguments in favor of the Buyer's

             position and the evidentiary basis therefor.  The Arbitrator shall thereafter conduct such further proceedings as he or she deems appropriate, including a hearing unless waived by both parties, and shall render a final, binding and non-

             appealable written decision within thirty days of the date upon which the Buyer's Response is served upon Continental.

             Any other matter relating to a disagreement with respect to the payment of any sum pursuant to Section 7.1 or

             Section 7.2 (other than Section 7.2(g)) shall also be

             subject to arbitration by the Arbitrator in accordance with the procedures set forth above.  The fees of the Arbitrator shall be borne 50% by each Party; provided, that the
                                               --------

             Arbitrator may apportion such fees and other costs of the

             arbitration (including attorneys' fees) in his or her

             discretion.


                       8.   Conditions Precedent to the Obligation of the
                            ---------------------------------------------

             Buyer to Close.  The obligation of the Buyer to enter into
             --------------

             and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which (other than Sec-

             tion 8.6) may be waived by the Buyer in its sole discretion:

                            8.1  Representations and Covenants.  The
                                 -----------------------------

             representations and warranties of the Seller and Continental contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

             Each of the Seller and Continental shall have performed and complied in all material respects with all covenants and

             agreements required by this Agreement to be performed or

             complied with by the Seller or Continental on or prior to

             the Closing Date.  Each of the Seller and Continental shall have executed and delivered to the Buyer a certificate,

             dated the Closing Date, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder

             have been satisfied.

                            8.2  Consents and Approvals.
                                 ----------------------

                                 8.2.1  General.  All Required Consents
                                        -------

             (other than with respect to any investment advisory or

             management Contracts, as to which Section 8.2.2 shall

             apply), Permits from any Governmental Body or other Person required for the lawful consummation of the Closing and

             requisite approvals for the consummation of the Contemplated

             Transactions from any Person (including, the Commission or any other Governmental Body having jurisdiction over the

             Business) shall have been obtained and be in full force and effect (except that this condition shall be deemed satisfied as to any Contract for which an arrangement of the type

             described in Section 6.10(iv) is entered into).  No such

             Required Consents shall impose upon the Buyer or the

             Business any conditions or other requirements imposing substantial additional costs or materially interfering with the continued operation of the Business, and the Buyer shall have been furnished with evidence reasonably satisfactory to it of the granting of such consents and approvals (or of the arrangements of the type described in Section 6.10(iv)).

                                 8.2.2  Advisory Agreements.
                                        -------------------

                                      (a)  The Seller and Continental

             shall have obtained written notices from Unaffiliated

             Clients (other than Cologne Reinsurance Company of America,

             Cologne Life Reinsurance Company, Cologne Reinsurance

             (Barbados), Ltd. and Underwriters Reinsurance Company) that represented (as a result of investment advisory fees earned by the Seller) in the aggregate no less than 90% of the

             Unaffiliated Annualized Revenue (but excluding Unaffiliated

             Annualized Revenue attributable to Cologne Reinsurance

             Company of America, Cologne Life Reinsurance Company,

             Cologne Reinsurance (Barbados), Ltd. and Underwriters

             Reinsurance Company), which notices shall set forth such

             Unaffiliated Clients' consents to the "assignment" (as

             defined in the Advisers Act) to the Buyer of their

             investment advisory Contracts, as in effect on the Closing

             Date, upon the consummation of the Contemplated

             Transactions.

                                      (b)  The Seller shall have obtained

             written consents from Continental and each of the other

             Continental Parties that are parties to any investment

             advisory or management Contract with the Seller to the assignment (as defined in the Advisers Act) of their respective Contracts as contemplated hereunder.

                            8.3  Opinion of Counsel to Continental and
                                 -------------------------------------

             the Seller.  The Buyer shall have received the opinion of
             ----------

             Debevoise & Plimpton, counsel to Continental and the Seller,

             dated the Closing Date, addressed to the Buyer and in form and substance satisfactory to the Buyer.

                            8.4  Resignations.  All resignations of
                                 ------------

             directors of the Subsidiary that have been previously

             requested in writing by the Buyer shall have been delivered to the Buyer.

                            8.5  Litigation.  No action, suit or proceed-
                                 ----------

             ing shall have been instituted before any court or

             Governmental Body, or instituted or threatened by any

             Governmental Body that presents a substantial risk of

             restraining or preventing the consummation of the

             Contemplated Transactions.


                           8.6  Hart-Scott-Rodino.  Each Person required
                                -----------------

             in connection with the Contemplated Transactions to file a notification and report form with the FTC and the DOJ in

             accordance with the HSR Act, and the rules and regulations promulgated thereunder, shall have filed a complete and

             accurate form, and the applicable waiting period with

             respect to each such form (including any extension thereof by reason of a request for additional information) shall

             have expired or been terminated.

                            8.7  Financing.  The Buyer shall have
                                 ---------

             obtained (x) no less than $22,000,000 in bank debt financing to finance a portion of the Contemplated Transactions on

             terms and conditions satisfactory to the Buyer in its sole discretion and (y) the Letter of Credit facility on terms

             and conditions satisfactory to the Buyer and the Seller.

                            8.8  Related Transactions.  Continental shall
                                 --------------------

             have consummated on or prior to the Closing Date the

             transactions contemplated under the Securities Purchase

             Agreement in accordance with the terms thereof.

                            8.9  No Material Adverse Change.  Since the
                                 --------------------------

             Balance Sheet Date, (i) there has been no event, circum-

             stance or change which, individually or in the aggregate,

             has had or could reasonably be expected to have a Material

             Adverse Effect and (ii) neither the Seller nor Continental knows of any such event, circumstance or change which is

             threatened which, individually or in the aggregate, could

             reasonably be expected to have a Material Adverse Effect.

             Since the date hereof, the market value of the assets under management under the investment advisory and management

             Contracts of the Seller shall have not declined by more than

             10% as a result of market conditions or otherwise.

                            8.10  New Sublease.  Continental and the
                                  ------------

             Buyer shall have executed and delivered the New Sublease

             containing the terms and conditions set forth on Exhibit E hereto and other customary provisions satisfactory to the

             parties thereto.

                            8.11  Services Agreement.  Continental and
                                  ------------------

             the Buyer shall have executed and delivered the Services

             Agreement containing the terms and conditions set forth on

             Exhibit F hereto and other customary provisions satisfactory to the parties thereto.

                            8.12  Non-Competition Agreement.  Continental
                                  -------------------------

             and the Buyer shall have executed and delivered the Non-

             Competition Agreement.

                            8.13  Bill of Sale and Instrument of
                                  ------------------------------

             Assignment and Other Conveyance Documents.  The Seller shall
             -----------------------------------------

             have executed and delivered to the Buyer the Bill of Sale

             and Instrument of Assignment in form of Exhibit A and such further instruments of sale, transfer, conveyance and

             assignment with respect to the Purchased Assets or any

             portion thereof as the Buyer may reasonably require to

             assure the full and effective sale, transfer, conveyance and assignment to it of the Purchased Assets.

                            8.14  Registration as Investment Adviser.
                                  ----------------------------------

             The Commission shall have issued an order pursuant to

             Section 203(c) of the Advisers Act granting registration of the Buyer under the Advisers Act as an investment adviser

             and such order shall be in full force and effect.


                       9.   Conditions Precedent to the Obligation of the
                            ---------------------------------------------

             Seller to Close.  The obligation of the Seller to enter into
             ---------------

             and complete the Closing is subject, at the option of the

             Seller acting in accordance with the provisions of this

             Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which (other than Section 9.4) may be waived by the Seller in its sole discretion:

                            9.1  Representations and Covenants.  The
                                 -----------------------------

             representations and warranties of the Buyer contained in

             this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as

             though made on and as of the Closing Date.  The Buyer shall have performed and complied in all material respects with

             all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the

             Closing Date.  The Buyer shall have delivered to Continental and the Seller a certificate, dated the Closing Date and

             signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Sellers' obligations hereunder have been satisfied.

                            9.2  Opinion of Counsel to the Buyer.  The
                                 -------------------------------

             Seller shall have received the opinion of Paul, Weiss,

             Rifkind, Wharton & Garrison, counsel to the Buyer, dated the

             Closing Date, addressed to the Seller and in form and

             substance satisfactory to the Seller.

                            9.3  Litigation.  No action, suit or
                                 ----------

             proceeding shall have been instituted before any court or

             Governmental Body, or instituted or threatened by any

             Governmental Body, that presents a substantial risk of

             restraining or preventing the consummation of the

             Contemplated Transactions.

                           9.4   Hart-Scott-Rodino.  Each Person required
                                 -----------------

             in connection with the Contemplated Transactions to file a notification and report form with the FTC and the DOJ in

             accordance with the HSR Act, and the rules and regulations promulgated thereunder, shall have filed a complete and

             accurate form, and the applicable waiting period with

             respect to each such form (including any extension thereof by reason of a request for additional information) shall

             have expired or been terminated.

                            9.5  Related Transactions.  Continental shall
                                 --------------------

             have consummated on or prior to the Closing the transactions contemplated under the Securities Purchase Agreement in

             accordance with the terms thereof.

                            9.6  Consents and Approvals.  All Required
                                 ----------------------

             Consents from any Governmental Body shall have been obtained and be in full force and effect.

                            9.7  Instrument of Assumption.  The Buyer
                                 ------------------------

             shall have executed and delivered to the Seller the

             Assumption of Liabilities in the form of Exhibit B.

                            9.8  Registration as Investment Advisor.  The
                                 ----------------------------------

             Commission shall have issued an order pursuant to Sec-

             tion 203(c) of the Advisers Act granting registration of the

             Buyer under the Advisers Act as an investment adviser and

             such order shall be in full force and effect.


                       10.  Survival of Representations and Warranties of
                            ---------------------------------------------

             the Seller.  Notwithstanding any right of the Buyer fully to
             ----------

             investigate the affairs of the Seller, the Business and the

             Purchased Assets and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such

             investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties,

             covenants and agreements of the Seller and Continental

             contained in this Agreement or in any Transaction Documents.

             All such representations, warranties, covenants and agree-

             ments shall survive the execution and delivery hereof and

             the Closing hereunder.  Except as otherwise specifically

             provided in this Agreement and except for the represen-

             tations and warranties set forth in Section 4.3 (Authority to Execute and Perform Agreements; Enforceability) and 4.8

             (Tax Matters), all representations and warranties of the

             Seller and Continental set forth in Section 4 and of the

             Buyer set forth in Section 5 shall thereafter terminate and expire (i) on June 30, 1997, with respect to any General

             Claim (as defined below) based upon, arising out of or

             otherwise in respect of any fact, circumstance, action or

             proceeding of which the Buyer shall not have given notice on or prior to such date to the Seller and Continental, and

             (ii) with respect to any Tax Claim (as defined below), on

             the later of (a) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable

             statutes of limitations and (b) the date upon which any

             claim for refund or credit related to such Tax Claim is

             barred by all applicable statutes of limitations. As used in this Agreement, the following terms have the following meanings:

                                 (i)  "General Claim" means any claim
                                       -------------

                  (other than a Tax Claim) based upon, arising out of or

                  otherwise in respect of, any inaccuracy in or any

                  breach of any representation or warranty of the Seller

                  or Continental contained in this Agreement or in any

                  Transaction Document.

                                (ii)  "Tax Claim" means any claim based
                                       ---------

                  upon, arising out of or otherwise in respect of, any

                  inaccuracy in or any breach of any representation or

                  warranty of the Seller or Continental contained in

                  Section 4.8 (Tax Matters).


                       11.  Indemnification.
                            ---------------

                            11.1  Obligation of Continental and the
                                  ---------------------------------

             Seller to Indemnify.  Subject to the limitations contained
             -------------------

             in Section 10 and Section 11.4, the Seller and Continental

             jointly and severally agree to indemnify, defend and hold

             harmless the Buyer (and its directors, representatives,

             partners, officers, employees, Affiliates, successors and

             assigns) from and against all losses, liabilities, damages,

             deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including

             interest, penalties and reasonable attorneys' fees (as

             incurred), disbursements and other charges) (collectively,

             "Losses") based upon, arising out of, or otherwise in

             respect of, (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the

             Seller and Continental contained in this Agreement or in any

             Transaction Document and (ii) any Excluded Liability.

                            11.2  Obligation of the Buyer to Indemnify.
                                  ------------------------------------

             The Buyer agrees to indemnify, defend and hold harmless the

             Seller and Continental (and their respective directors,

             officers, employees, Affiliates, successors and assigns)

             from and against any Losses based upon, arising out of, or otherwise in respect of, (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the

             Buyer contained in this Agreement or in any Transaction

             Document and (ii) any Assumed Liability.

                            11.3  Notice to Indemnifying Party.  If any
                                  ----------------------------

             party hereto (the "Indemnitee") receives written notice of any third party claim or potential claim or the commencement of any action or proceeding that could give rise to an

             obligation on the part of any other party hereto to provide indemnification (the "Indemnifying Party") pursuant to

             Section 11.1 or 11.2, the Indemnitee shall promptly give the

             Indemnifying Party notice thereof (the "Indemnification

             Notice"); provided, however, that the failure to give the
                       --------  -------

             Indemnification Notice promptly shall not impair the

             Indemnitee's right to indemnification in respect of such

             claim, action or proceeding unless, and only to the extent that, the lack of prompt notice adversely affects the

             ability of the Indemnifying Party to defend against or

             diminish the Losses arising out of such claim, action or proceeding. The Indemnification Notice shall contain factual information (to the extent known to the Indemnitee)

             describing the asserted claim in reasonable detail and shall include copies of any notice or other Document received from any third party in respect of any such asserted claim.  The

             Indemnifying Party shall have the right to assume the

             defense of a third party claim or suit described in this

             Section 11.3 at its own cost and expense and with counsel of its own choosing; provided, however, that the Indemnifying
                               --------  -------

             Party acknowledges in writing (at the time it elects to

             assume the defense of such claim or suit, which shall be not later than 30 days after the date of the Indemnification

             Notice) its obligation in accordance with this Section 11.3 to indemnify the Indemnitee with respect to such claim or

             suit; such counsel is reasonably satisfactory to the

             Indemnitee; the Indemnitee is kept fully informed of all

             developments and is furnished copies of all papers; the

             Indemnitee is given the opportunity, at its option and at

             its own cost and expense and with counsel of its own

             choosing (which shall be reasonably satisfactory to the

             Indemnifying Party) to participate in (but not control) the defense of such claim or suit.  No settlement of any such

             third party claim or suit shall be made by the Indemnifying

             Party without the prior written consent of the Indemnitee

             (which shall not be unreasonably withheld or delayed).  No settlement of any such third party claim or suit shall be

             made by the Indemnitee if the Indemnifying Party shall have assumed the defense thereof and shall be in compliance with its obligations with respect thereto as set forth above in this Section 11.3.  If the Indemnifying Party chooses to

             defend any claim, the Indemnitee shall make available to the

             Indemnifying Party, any books, records or other documents

             within its control that are necessary or appropriate for

             such defense.  Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the

             Indemnifying Party's expense and to control its own defense of such asserted liability if in the reasonable opinion of counsel to such Indemnitee (i) there are or may be legal

             defenses available to such Indemnitee or to other Indemni-

             tees that are different from or additional to those

             available to the Indemnifying Party or (ii) a conflict or

             potential conflict exists between the Indemnifying Party and such Indemnitee that would make such separate representation advisable; provided that (a) any such separate counsel
                        --------

             employed by the Indemnitee at the Indemnifying Party's

             expense shall be reasonably satisfactory to the Indemnifying

             Party, (b) the Indemnitee shall not settle such claim or

             litigation without the written consent of the Indemnifying

             Party, such consent not to be unreasonably withheld and

             (c) the Indemnifying Party shall only be responsible for the reasonable fees and expenses of one counsel (in addition to local counsel) for all Indemnitees.  The Seller and

             Continental agree that they shall have an obligation to

             manage any such Claim or litigation in consultation with the

             Buyer and cooperate to minimize to the extent practicable

             any adverse effect upon the reputation of the Buyer as an

             investment adviser and money manager.  Notwithstanding the foregoing, the provisions of Section 6.15 shall apply to any

             Claim that is a Tax Claim or any Excluded Liability that is a Tax and the provisions of this Section 11.3 shall not

             apply to any such Claim.

                            11.4  Limitations of Indemnification.  The
                                  ------------------------------

             indemnification provided for in section 11.1 shall be

             subject to the following limitations:

                                 (i)  The Seller and Continental shall

             not be obligated to pay any amounts for indemnification

             under Section 11.1(i), except those based upon, arising out of, or otherwise in respect of, Sections 4.3 (Authority to

             Execute and Perform Agreements; Enforceability), 4.8 (Tax

             Matters), 6.6 (Expenses), 6.7 (Indemnification of Broker-

             age), 6.15 (Certain Tax Matters) and 6.16 (Employees and

             Benefit Plans) (collectively, the "Basket Exclusions"),

             until the aggregate amounts for indemnification, exclusive of those based on the Basket Exclusions, equals $500,000

             (the "Basket Amount"), whereupon the Seller and Continental shall be obligated to pay in full all such amounts for

             indemnification, in excess of the Basket Amount.

                                (ii)  The Seller and Continental shall

             not be obligated to pay any amounts for indemnification

             under Section 11.1(i) in excess of $15,000,000, except for

             Losses based upon, arising out of, or otherwise in respect of, Sections 4.3 (Authority to Execute and Perform Agree-

             ments; Enforceability) and 4.8 (Tax Matters), it being

             understood that such limitation shall not in any way apply to adjustments provided in Section 7 hereof; provided,
                                                          --------

             however, that the first $12,500,000 of such indemnification
             -------

             payments shall be paid in cash by the Seller and Continental to the Buyer and the balance thereof shall be applied as a reduction in the principal amount of Note B.

                               (iii)  Any claim for indemnification under

             this Section 11 that is a Tax Claim must be asserted within

             180 days of the expiration of all applicable statutes of

             limitations (including any extensions thereof) of the Tax to which such claim relates.

                            11.5  Note B.  The obligations of the Seller
                                  ------

             or Continental under Section 11.1 shall be satisfied in

             cash, except that (a) in accordance with and subject to the proviso to Section 11.4(ii) hereof, up to $2,500,000 of the indemnification payments payable under Section 11.1(i) shall be satisfied by set-off against Note B in accordance with

             the provisions of Note B applicable thereto and (b) in the event that the Seller or Continental shall be unable to

             satisfy in cash any of the indemnification payments payable under Section 11.1, such payments (including, without

             limitation those payments referred to in clause (a) above)

             may, at the Buyer's election, be satisfied by set-off

             against Note B in accordance with the provisions of Note B applicable thereto.

                       12.  Termination of Agreement.
                            ------------------------

                            12.1  Termination.  This Agreement may be
                                  -----------

             terminated as follows:

                                 (i)  at the election of the Buyer or the

                  Seller, if a Control Transaction (as defined in the

                  Securities Purchase Agreement) shall have been

                  consummated;

                                (ii)  at the election of the Buyer, if

                  the Seller or Continental has committed a material

                  breach of this Agreement, which breach cannot be or is

                  not cured on or prior to the Closing Date;

                               (iii)  at the election of the Seller, if

                  the Buyer has committed a material breach of this

                  Agreement, which breach cannot be or is not cured on or

                  prior to the Closing Date; or

                                (iv)  at any time on or prior to the

                  Closing Date, by mutual written consent of the Seller,

                  Continental and the Buyer.

             If this Agreement so terminates, it shall become null and

             void and have no further force or effect, except as provided in Section 12.2.

                            12.2  Survival.  If this Agreement is termi-
                                  --------

             nated in accordance with Section 12.1 and the Contemplated

             Transactions are not consummated, this Agreement shall

             become void and of no further force and effect, except for the provisions of Sections 6.5 (Consent to Jurisdiction and

             Service of Process), 6.6 (Expenses), 6.7 (Indemnification of

             Brokerage), this Section 12.2 and 13.3 (Publicity);

             provided, however, that none of the parties hereto shall
             --------  -------

             have any liability in respect of a termination of this

             Agreement except to the extent that failure to satisfy the conditions of Sections 8 or 9, as the case may be, results from the intentional or willful violation of, or willful

             misstatement contained in, the representations, warranties,

             covenants or agreements of such party under this Agreement.


                       13.  Miscellaneous.
                            -------------

                            13.1  Certain Definitions.  As used in this
                                  -------------------

             Agreement, the following terms have the following meanings unless the context otherwise requires:

                            "Advisers Act" means the Investment Advisers
                             ------------

             Act of 1940, as amended.

                            "Affiliate" with respect to any Person, means
                             ---------

             any other Person controlling, controlled by or under common control with such Person and "control" means the possession,
                                           -------

             direct or indirect, of the power to direct or cause the

             direction of the management and policies of a Person,

             whether through the ownership of voting securities, by

             contract or otherwise.

                            "Affiliated Client" shall mean any Client
                             -----------------

             that is controlled (as used in the definition of "Affiliate"

             above) by Continental.

                            "Client" shall mean any Person party to a
                             ------

             Contract with the Seller or the Subsidiary pursuant to which the Seller or the Subsidiary, as the case may be, shall provide investment management or advisory services to such

             Person.

                            "Code" means the Internal Revenue Code of
                             ----

             1986, as amended.

                            "Contracts" means all contracts, agreements,
                             ---------

             understandings, indentures, notes, bonds, loans,

             instruments, leases, mortgages, franchises, licenses,

             commitments or other binding arrangements, express or

             implied, oral or written.

                            "knowledge" means (a) with respect to
                             ---------

             Continental, knowledge (after due inquiry) of any of the

             officers or directors of Continental and (b) with respect to the Seller, knowledge (after due inquiry) of any of

             (i) Walter J. Blassberg, (ii) Joseph Giasi, Jr., (iii) Brian

             E. Hirsch, Esq., (iv) Michael R. Matarazzo, (v) Terence

             Biggs or (vi) Catherine L. Waterworth.

                            "Lien" means any lien, pledge, mortgage,
                             ----

             security interest, claim, lease, charge, option, right of

             first refusal, easement, servitude, transfer restriction

             under any shareholder or similar agreement or other

             encumbrance.

                            "Person" means any individual, corporation,
                             ------

             partnership, limited liability company, firm, joint venture,

             association, joint-stock company, trust, unincorporated

             organization, Governmental Body or other entity.

                            "property" means real, personal or mixed
                             --------

             property, tangible or intangible.

                            "Securities Purchase Agreement" means the
                             -----------------------------

             Securities Purchase Agreement, dated as of the date hereof,

             between Continental and the party named therein.

                            "Transaction Documents" means (i) Note A,
                             ---------------------

             (ii) Note B, (iii) the Non-Competition Agreement, (iv) the

             Services Agreement, (v) the New Sublease, (vi) the Option

             Agreement, (vii) any investment advisory or management

             Contract between any Continental Party and the Buyer,

             (viii) the Bill of Sale and (ix) the Assumption of

             Liability.

                            "Unaffiliated Annualized Revenue" means the
                             -------------------------------

             amount equal to the product of (x) Unaffiliated June 30,

             1994 Revenue and (y) two.

                            "Unaffiliated Client" means any Client that
                             -------------------

             is not an Affiliated Client.

                            "Unaffiliated December 31, 1993 Revenue"
                             --------------------------------------

             means the amount equal to (x) the gross revenues of the

             Seller for the year ended December 31, 1993 as set forth in the line item entitled "Total Revenues" set forth on the

             unaudited statement of income of the Seller for the year

             ended December 31, 1993 minus (y) the sum of (i) the amount
                                     -----

             set forth in the line item entitled "Investment Advisory

             fees - Affiliates" plus (ii) the amount set forth in the

             line item entitled "Interest Income," each of (i) and (ii)

             as set forth on the unaudited statement of income of the

             Seller for the year ended December 31, 1993.

                            "Unaffiliated June 30, 1994 Revenue" means
                             ----------------------------------

             the amount equal to (x) the gross revenues of the Seller for the six-month period ended June 30, 1994 as set forth in the line item entitled "Total Revenues" set forth on the

             unaudited statement of income of the Seller for the six

             months ended June 30, 1994 minus (y) the sum of (i) the
                                        -----

             amount set forth in the line item entitled "Investment

             Advisory fees - Affiliates" plus (ii) the amount set forth in the line item entitled "Interest Income," each of (i) and

             (ii) as set forth on the unaudited statement of income of

             the Seller for the six months ended June 30, 1994.

                            13.2  Glossary.  The following capitalized
                                  --------

             terms are defined in the following Sections of this

             Agreement:

                        Term                                  Section
                        ----                                  -------

              Account Balances                                 6.16(b)(ii)
              Advisers Act                                     13.1

              Affiliate                                        13.1

              Affiliated Client                                13.1
              Anniversary Date                                 7.2(i)

              Arbitrator                                       7.3
              Associated Persons                               4.9.4

              Assumed Liabilities                              1.3

              Assumption of Liabilities                        2.2
              Audited Balance Sheet                            4.6.1.1

              Balance Sheet Date                               4.6.1.1
              Basket Amount                                    11.4(i)

              Basket Exclusions                                11.4(i)

              Benchmark Index                                  7.2(i)
              Benefit Plans                                    4.19

                        Term                                  Section
                        ----                                  -------

              Bill of Sale                                     2.1
              Broker                                           6.7

              Business                                         Preamble

              Buyer                                            Preamble
              Buyer Savings Plan                               6.16(b)(i)

              Cash Purchase Price                              2.3
              Certified Buyer Statement                        7.3

              Claims                                           4.11

              Client                                           13.1
              Closing Date                                     3

              Closing Principal Amount                          2.3(i)
              Code                                             13.1

              Commission                                       4.9.4

              Commonly Controlled Entity                       4.19
              Consenting Unaffiliated Client                   7.1(c)

              Contemplated Transactions                        2.3
              Continental                                      Preamble

              Continental Parties                              6.14(i)

              Continental Savings Plan                         6.16(b)(i)
              Contracts                                        13.1

              Designated Asset Classes                         6.14(ii)
              Designated Fund                                  7.2(i)

              Designated Period                                6.14(iii)

              Designated Revenue                               7.1(c)
              Designated Revenue Loss                          7.1(a)

              Designated Unaffiliated Client                   7.1(c)
              DOJ                                              6.8

              Due Date                                         6.15(a)

              ERISA                                            4.19
              Excluded Assets                                  1.2

              Excluded Employees                               6.16(a)(i)
              Excluded Liabilities                             1.4

              Final Allocation                                 6.15(a)

                        Term                                  Section
                        ----                                  -------

              FTC                                              6.8
              GAAP                                             4.6.1.1

              General Claim                                    10(i)

              Governmental Bodies                              4.9.1
              HSR Act                                          6.8

              Indemnification Notice                           11.3
              Indemnifying Party                               11.3

              Indemnitee                                       11.3

              Intellectual Property                            4.16
              Interim Balance Sheet                            4.6.1.3

              Interim Balance Sheet Date                       4.6.1.3
              Investment Company Act                           4.9.5(a)

              knowledge                                        13.1

              Laws                                             4.9.1
              Letter of Credit                                 2.4(i)

              Liabilities                                      4.17
              Lien                                             13.1

              Logo                                             1.2(b)

              Losses                                           11.1
              Marked Materials                                 6.19

              Material Adverse Effect                          4.7
              New Sublease                                     6.9(i)

              Non-Competition Agreement                        6.12

              Non-Consented Contract                           6.10(iv)
              Non-Consenting Unaffiliated Client               7.1(c)

              Non-Designated Asset Classes                     6.14(iii)
              Non-Fee Paying Clients                           4.18(a)

              Note A                                           2.3(i)

              Note B                                           2.3(ii)
              Notice of Disagreement                           7.3

              Option Agreement                                 6.13(i)
              Orders                                           4.9.1

              Other Assets                                     1.4

                        Term                                  Section
                        ----                                  -------

              Peat Marwick                                     4.6.1.1
              Performance Certificate                          7.2(d)

              Performance Return                               7.2(i)

              Permits                                          4.9.2
              Permitted Liens                                  4.2(a)

              Person                                           13.1
              property                                         13.1

              Purchase Price                                   2.3

              Purchased Assets                                 1.1
              Putnam Lovell                                    6.7

              Required Consents                                4.10
              Revenue Statement                                7.2(a)

              Savings Transfer Date                            6.16(b)(iv)

              Securities Purchase Agreement                    13.1
              Seller                                           Preamble

              Seller's Fee                                     6.7
              Seller's Welfare Plans                           6.16(c)

              September Balance Sheet                          4.6.1.4

              Services Agreement                               6.9(ii)
              Shortfall Amount                                 7.2(a)

              Specified Amount                                 7.2(a)
              Sub-Advisor                                      4.12(c)

              Subsidiary                                       Preamble

              Tangible Property                                4.15
              Tangible Property Agreements                     4.15

              Tax                                              4.8(a)
              Tax Claim                                        10(ii)

              Transaction Documents                            13.1

              Transaction Expenses                             6.6
              Transferred Employee                             6.16(a)(i)

              Unaffiliated Annualized Revenue                  13.1
              Unaffiliated Client                              13.1

              Unaffiliated December 31, 1993 Revenue           13.1

                        Term                                  Section
                        ----                                  -------

              Unaffiliated June 30, 1994 Revenue               13.1
              Unaudited Financials                             4.6.1.2

              Valuation Date                                   6.16(b)(ii)

              Verified Investment Performance Reports          4.6.2


                            13.3  Publicity.  Except as required by Law,
                                  ---------

             regulation or stock exchange requirements, none of the

             parties hereto shall, without the consent of the other

             parties, make any public announcement or issue any press

             release with respect to the Contemplated Transactions.  In no event will any party hereto make any public announcement or issue any press release without consulting with the other parties to the extent possible, as to the content of such

             public announcement or press release, and in no event will any party make any public announcement or issue any press

             release concerning the identity of the other parties to the

             Contemplated Transactions without the prior agreement of the other parties.  Any public announcement or press release

             associated with the execution of this Agreement shall be

             agreed by the parties prior to being made or released.

                            13.4  Notices.  Any notice or other communi-
                                  -------

             cation required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed,

             sent by facsimile transmission or sent by certified,

             registered or express mail, postage prepaid.  Any such

             notice shall be deemed given when so delivered personally,

             telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United

             States mails, as follows:

                            (a)  if to the Buyer, to:

                                 CAM Investment Management, L.P.
                                 c/o Oak Hill Partners, Inc.
                                 65 East 55th Street
                                 New York, New York  10022

                                 Attention:  Glenn R. August

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064

                                 Attention:  Matthew Nimetz, Esq.
                                 Telecopier:  (212) 757-3990

                            (b)  if to the Seller or Continental, to:

                                 The Continental Corporation
                                 180 Maiden Lane
                                 New York, New York  10038

                                 Attention:   President
                                 Telecopier:  (212) 440-3857

                                 with a copy to:

                                 Debevoise & Plimpton
                                 875 Third Avenue
                                 New York, New York  10022

                                 Attention:  George E.B. Maguire, Esq.
                                 Telecopier:  (212) 909-6836


             Any party may by notice given in accordance with this

             Section 13.4 to the other parties designate another address or Person for receipt of notices hereunder.

                            13.5  Entire Agreement.  This Agreement
                                  ----------------

             (including the Exhibits and the Disclosure Statement) and

             the Documents executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the purchase of the Shares, and supersedes all prior agreements, written or oral, with respect thereto.

                            13.6  Waivers and Amendments; Non-Contractual
                                  ---------------------------------------

             Remedies; Preservation of Remedies.  This Agreement may be
             ----------------------------------

             amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument

             signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall act as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the

             exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in

             respect of any inaccuracy in or breach of any representa-

             tion, warranty, covenant or agreement contained in this

             Agreement or in any document or other paper delivered

             pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of

             facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other

             representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement (or in any other agreement

             between the parties) as to which there is no inaccuracy or breach.

                            13.7  Governing Law.  This Agreement shall be
                                  -------------

             governed and construed in accordance with the laws of the

             State of New York applicable to agreements made and to be

             performed entirely within such State.

                            13.8  Binding Effect; No Assignment.  This
                                  -----------------------------

             Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal

             representatives.  Subject to Section 6.14(vi) hereof, this

             Agreement is not assignable by the Seller or Continental

             without the consent of the Buyer or by the Buyer without the consent of the Seller and Continental.  In the event that

             any provision of this Agreement is held invalid, the parties shall equitably adjust the economic terms hereof in a manner such that each party receives the benefit of this Agreement for which it bargained.

                            13.9  Variations in Pronouns.  All pronouns
                                  ----------------------

             and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                            13.10  Counterparts.  This Agreement may be
                                   ------------

             executed by the parties hereto in separate counterparts,

             each of which when so executed and delivered shall be an

             original, but all such counterparts shall together consti-

             tute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                            13.11  Exhibits.  The Exhibits and the
                                   ---------

             Disclosure Statement shall be deemed a part of this Agree-

             ment as if fully set forth herein.  All references herein to

             Sections and Exhibits shall be deemed references to such

             parts of this Agreement or the Disclosure Statement, as the case may be, unless the context shall otherwise require.

                            13.12  Headings.  All headings and section
                                   --------

             titles contained in this Agreement or in any Exhibit or the

             Disclosure Statement are for reference only, and shall not affect the interpretation of this Agreement.

                            13.13  Interpretation.  The parties
                                   --------------

             acknowledge and agree that:  (i) each party and its counsel reviewed and negotiated the terms and provisions of this

             Agreement and have contributed to its revision; (ii) the

             rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms

             and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was

             generally responsible for the preparation of this Agreement.

                            13.14  Severability of Provisions.  If any
                                   --------------------------

             provision or any portion of any provision of this Agreement,

             or the application of any such provision or any portion

             thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to Persons or

             circumstances other than those as to which it is held

             invalid or unenforceable, shall not be affected hereby.

                            13.15  No Third Party Beneficiaries.  This
                                   ----------------------------

             Agreement does not create, and shall not be construed to

             create, any rights enforceable by any Person not a party to this Agreement.


                       IN WITNESS WHEREOF, the parties have executed this

             Agreement as of the date first above written.


                                      BUYER:

                                      CAM INVESTMENT MANAGEMENT, L.P.


                                      By:  CAM GP, INC.,
                                           Its General Partner


                                      By: /s/ Glenn R. August
                                         --------------------------------
                                         Name:
                                         Title:


                                      SELLER:

                                      CONTINENTAL ASSET MANAGEMENT CORP.


                                      By: /s/ Walter J.Blasberg
                                         --------------------------------
                                         Name:
                                         Title:


                                      THE CONTINENTAL CORPORATION


                                      By: /s/ John P. Mascotte
                                         --------------------------------
                                         Name:
                                         Title:

                                                                EXHIBIT A
                                                                ---------


                                        FORM OF
                       BILL OF SALE AND INSTRUMENT OF ASSIGNMENT
                       -----------------------------------------



                       THIS BILL OF SALE AND INSTRUMENT OF ASSIGNMENT,

             made, executed and delivered this ____ day of _________,

             1994 by CONTINENTAL ASSET MANAGEMENT CORP., a New York

             corporation (the "Seller"), in favor of CAM INVESTMENT

             MANAGEMENT, L.P., a Delaware limited partnership (the

             "Buyer").

                       The Seller and the Buyer are parties to the Asset

             Purchase Agreement, dated as of October 13, 1994 (the

             "Purchase Agreement"), providing for, among other things,

             the sale, assignment, transfer and delivery to the Buyer of the Purchased Assets, as more fully described in the

             Purchase Agreement, for consideration in the amount and on the terms and conditions provided in the Purchase Agreement.

             Capitalized terms used and not defined herein shall have the same meaning as in the Purchase Agreement.

                       The parties now desire to carry out the intent and

             purpose of the Purchase Agreement by the Seller's execution and delivery to the Buyer of this instrument evidencing the vesting in the Buyer of all Rights in and to all of the

             Purchased Assets and Assumed Liabilities herein described.

                       NOW, THEREFORE, in consideration of the promises

             and of other valuable consideration to the Seller in hand

             paid by the Buyer, at or before the execution and delivery hereof, the receipt and sufficiency of which by the Seller is hereby acknowledged, the Seller has, effective from and after the date hereof and subject to Section 1.2 of the

             Purchase Agreement, sold, assigned, transferred, conveyed,

             granted, set-over, delivered and confirmed, and by this Bill of Sale and Instrument of Assignment does, effective from

             and after the date hereof, sell, assign, transfer, convey,

             grant, set-over, deliver and confirm unto the Buyer, its

             successors and assigns, all of the Seller's right, title and interest in and to the following (other than any Excluded

             Assets) (all of such assets, properties and rights being

             sometimes collectively referred to herein as the "Purchased

             Assets" as more particularly described in the Purchase

             Agreement):

                                 (a)  all Contracts (including all

             deposits underlying such Contracts) related to the Business or the Purchased Assets;

                                 (b)  all Tangible Property and Tangible

             Property Agreements utilized by the Seller in the Business;

                                 (c)  all Intellectual Property relating

             to or used in connection with the Business (other than,

             except to the extent provided in Section 6.19 of the

             Purchase Agreement, the Logo), including, without

             limitation, all Intellectual Property listed in Section 4.16 of the Disclosure Statement other than in Part II of such

             Section 4.16 of the Disclosure Statement and, subject to

             Section 6.19 of the Purchase Agreement, all advertising,

             sales and promotional materials, fee schedules, lists of

             Clients and catalogues;

                                 (d)  any cash, cash equivalents and

             other short-term investments on hand or in bank, brokerage,

             custodial or other depository accounts of the Seller on the

             Closing Date;

                                 (e)  all accounts receivable of the

             Seller accrued as of the Closing Date, including, but not

             limited to, any contractual rights which the Seller shall

             have accrued, or shall have been entitled to accrue under

             GAAP as a receivable, whether in cash or in kind, or by way of set off or otherwise, as of such date;

                                 (f)  all prepaid expenses of the Seller

             arising from the operations of the Business;

                                 (g)  all of the Seller's files and

             records, to the extent relating to the operations of the

             Business, including, without limitation, accounting records,

             correspondence with Governmental Bodies, personnel and

             payroll records and such other books and records relating to the internal organization or operation of the Business;

                                 (h)  all of the outstanding capital

             stock of the Subsidiary and the corporate minute books and stock ledgers of the Subsidiary;

                                 (i)  all of the Seller's right, title

             and interest in assets held under, or in connection with,

             any Benefit Plan, but only to the extent provided in Sec-

             tion 6.16(b) of the Purchase Agreement;

                                 (j)  all of the Seller's right, title

             and interest in or to any Claim, demand, action, or cause of action, contingent or otherwise, known or unknown, against any third party, including without limitation, insurance

             companies, relating to any of the Purchased Assets or the

             operations of the Business (other than any such claim,

             demand, action or cause of action relating to any Excluded

             Asset); and

                                 (k)  to the extent not otherwise

             specifically listed above, all of the assets of the Seller on the Closing Date, including, without limitation, any

             goodwill connected therewith or appertaining thereto.

                       Notwithstanding the foregoing, the following shall

             be excluded from the Purchased Assets (collectively, the

             "Excluded Assets"):

                                 (i)  all of the capital stock, corporate

             minute books and stock ledgers of the Seller;

                                 (ii) subject to Section 6.19 of the

             Purchase Agreement, all of the Seller's right, title and

             interest in and to the logo associated with the name

             "Continental" and used by the Seller (the "Logo");

                                 (iii) all of the Seller's right, title

             and interest in assets held under, or in connection with,

             any Benefit Plan, except as otherwise provided in

             Section 6.16(b) of the Purchase Agreement;

                                 (iv) all refunds of any Taxes that are

             Excluded Liabilities;

                                 (v)  any and all current or deferred Tax

             assets or reserves or accruals for Taxes;

                                 (vi) deposits of the Seller with the

             Internal Revenue Service or any other Taxing authority

             (including, without limitation, Tax deposits, prepayments

             and estimated payments and all rights in such deposits and all interest upon such deposits) relating to Taxes; and

                                 (vii) the Tax Allocation Agreement,

             dated October 22, 1981, between the Seller and Continental.

                       TO HAVE AND TO HOLD all of the Purchased Assets

             unto the Buyer, its successors and assigns to its and their own use forever.

                       This Bill of Sale and Instrument of Assignment

             shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                       This instrument shall be binding upon the Seller

             and the Buyer, their respective successors, assigns and

             legal representatives, for the uses and purposes set forth and referred to, effective immediately upon its delivery to the Buyer, and shall inure to the benefits of the Buyer, its successors, assigns and legal representatives.

                       IN WITNESS WHEREOF, the Seller has caused this

             Bill of Sale and Instrument of Assignment to be duly

             executed as of the date first above written.



                                      CONTINENTAL ASSET MANAGEMENT CORP.



                                      By________________________
                                        Name:
                                        Title:






             _____________________
              (Corporate Seal)

                                                                EXHIBIT B
                                                                ---------


                                        FORM OF
                               ASSUMPTION OF LIABILITIES
                               -------------------------



                       ASSUMPTION OF LIABILITIES made, executed and

             delivered this ____ day of _______, 1994 by CAM INVESTMENT

             MANAGEMENT, L.P., a Delaware limited partnership (the

             "Buyer") in favor of CONTINENTAL ASSET MANAGEMENT CORP., a

             New York corporation (the "Seller").

                       The Seller and the Buyer are parties to the Asset

             Purchase Agreement, dated as of October 13, 1994 (the

             "Purchase Agreement"), providing for, among other things,

             the sale, assignment, transfer and delivery to the Buyer of the Purchased Assets and the assumption by the Buyer of the

             Assumed Liabilities, in each case, as more fully described in the Purchase Agreement and upon the terms and conditions set forth in the Purchase Agreement.  Capitalized terms used and not defined herein shall have the same meaning as in the

             Purchase Agreement.

                       Concurrently herewith, the Seller has executed the

             Bill of Sale, dated the date hereof, pursuant to which the

             Seller shall have vested in the Buyer all of its right,

             title and interest in and to the Purchased Assets described therein.

                       The parties now desire to carry out the intent and

             purpose of the Purchase Agreement by the Buyer's execution and delivery to the Seller of this instrument evidencing the

             Buyer's assumption of the Assumed Liabilities herein

             described.

                       Accordingly, the parties agree as follows:

                       Subject to the terms and conditions of the

             Purchase Agreement and except as otherwise provided in

             Section 1.4 thereof, in partial consideration of the

             transfer, conveyance and assignment to the Buyer of the

             Purchased Assets, the Buyer shall assume, as of the Closing

             Date, all Liabilities of the Seller subject to the Buyer's right of indemnification as set forth in Section 11.1 of the

             Purchase Agreement, including without limitation all of the following (collectively, the "Assumed Liabilities"):

                                 (i)  Liabilities reflected or included

             on or reserved against on the Audited Balance Sheet, or

             incurred or accrued between the Balance Sheet Date and the

             Closing Date;

                                 (ii) the performance of, and the

             Liabilities arising out of, each of the Contracts that is

             assigned to the Buyer as of the Closing Date as contemplated by the Purchase Agreement; and

                                 (iii)     Liabilities arising under, or

             relating to, Benefit Plans, but only to the extent provided in Section 6.16(b) of the Purchase Agreement.

                       Notwithstanding the foregoing, the following shall
                       ==================================================

             be excluded from Assumed Liabilities:
             =====================================

                                 (a)  all Liabilities with respect to the
             ============================================================

             Excluded Assets, whether outstanding and unpaid on the
             =======================================================

             Closing Date or accruing during the period subsequent to the
             ============================================================

             Closing Date;
             =============

                                 (b)  all Liabilities and expenses of any
             ============================================================

             kind or nature relating to Taxes (including, without limita-
             ============================================================

             tion, any Liabilities and expenses pursuant to any Tax
             ======================================================

             sharing agreement, Tax indemnification or similar
             =================================================

             arrangement);
             =============

                                 (c)  all Liabilities related to
             ===================================================

             compensation payable in respect of service with the Seller
             ==========================================================

             on or prior to the Closing Date (other than compensation
             ========================================================

             accrued on the last balance sheet of the Seller prepared
             ========================================================

             prior to the Closing Date and any Liabilities in connection
             ===========================================================

             with the termination of any Transferred Employee by the
             =======================================================

             Buyer after the Closing Date) and all Liabilities arising
             =========================================================

             under, or related to, any Benefit Plan except to the extent
             ===========================================================

             provided in Section 6.16(b) of the Purchase Agreement;
             ======================================================

                                 (d)  Liabilities in connection with,
             ========================================================

             arising out of, or otherwise relating to, the matters and
             =========================================================

             circumstances underlying the litigation entitled ADS
                                                              ---
             ====================================================

             Associates, Inc. v. The Continental Insurance Company and
             ---------------------------------------------------------
             =========================================================

             Continental Asset Management Corp. (N.Y. Sup. Ct., New York
             ----------------------------------
             ===========================================================

             Co.), including, without limitation, any Liabilities for
             ========================================================

             settlement amounts or expenses arising out of, or otherwise
             ===========================================================

             relating to, settlement negotiations, mediation or
             ==================================================

             alternative dispute resolution mechanisms; and
             ==============================================

                                 (e)  Liabilities in connection with,
             ========================================================

             arising out of, or otherwise relating to, the matters and
             ==========================================================
             circumstances underlying the proceeding pending in the New
             ==========================================================

             York State Division of Human Rights entitled Alice Kennedy
                                                          -------------
             ==========================================================

             v. Continental Asset Management Corp., SDHR No. 1A-E-O-94-
             -------------------------------------
             ==========================================================

             9000640-E, including, without limitation, any Liabilities
             =========================================================

             relating to, or arising out of, (i) any subsequent
             ==================================================

             proceeding brought by the complainant with respect to such
             ==========================================================

             matters or circumstances or otherwise relating to her
             =====================================================

             employment with the Seller, and (ii) any settlement amounts
             ===========================================================

             or expenses arising out of, or otherwise relating to,
             =====================================================

             settlement negotiations, mediation or alternative dispute
             =========================================================

             resolution mechanisms.
             ======================

                       The Buyer agrees that it will execute and deliver

             any and all further instruments, documents or agreements as may reasonably be necessary or desirable to complete and

             assure the assumption by the Buyer of the obligations and

             liabilities assumed hereby.

                       This Assumption of Liabilities shall be governed

             and construed in accordance with the laws of the State of

             New York applicable to agreements made and to be performed entirely within such State.

                       This instrument shall inure to the benefits of,

             and be binding upon, the Seller and the Buyer, their

             respective successors, assigns and legal representatives,

             for the uses and purposes set forth and referred to,

             effective immediately upon its delivery to the Seller.

                       IN WITNESS WHEREOF, the Buyer has caused this

             Assumption of Liabilities to be duly executed as of the date first above written.



                                      CAM INVESTMENT MANAGEMENT, L.P.


                                      By:  CAM GP, Inc.
                                           Its General Partner


                                      By:____________________________
                                         Name:
                                         Title:





             _____________________
              (Corporate Seal)

                                                                EXHIBIT C
                                                                ---------


                                    FORM OF NOTE A
                                    --------------


                       THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS IN ACCORDANCE WITH THE TERMS HEREOF, AND (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE MAKER AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE MAKER, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT.


             $[25,000,000*]                                [CLOSING DATE]
                                                       New York, New York

                                    PROMISSORY NOTE

                       FOR VALUE RECEIVED, the undersigned, CAM INVEST-

             MENT MANAGEMENT, L.P., a limited partnership organized under the laws of the State of Delaware (together with its succes-

             sors and permitted assigns, "Maker"), hereby promises to pay to the order of CONTINENTAL ASSET MANAGEMENT CORP., a New

             York corporation (together with its successors and permitted assigns, "Payee"), the principal sum of [TWENTY FIVE MILLION

             Dollars ($25,000,000)*], together with interest on the

             unpaid principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, in such currency of the United States of America as at the time of payment shall be legal tender therein for the

             payment of public and private debts, upon the terms and

             subject to the conditions set forth herein.





















             --------------------
             [*   Subject to downward adjustment in accordance with
                  Section 7.1 of the Agreement.]

                       Section 1.  Payment Terms
                                   -------------

                            1.1  Principal.  On [date**] (the "Maturity
                                 ---------

             Date"), the Maker shall pay to the Payee the entire unpaid principal amount of this Note then outstanding together with all accrued and unpaid interest thereon.

                            1.2  Interest.  The unpaid principal amount
                                 --------

             of this Note shall bear interest at a rate per annum equal to [rate***] computed on the basis of a 365-day year and

             paid for the actual number of days elapsed.  Such interest shall be payable semi-annually, in arrears, commencing on

             the date which is six months after the Closing Date, until payment of this Note in full.


                       Section 2.  Manner of Payment.  Principal payments
                                   -----------------

             and interest payments on this Note shall be made in lawful money of the United States of America by wire transfer of

             immediately available funds to an account designated in

             writing to Maker, so as to be received by Payee on the due date of each such payment.  If the date on which any such

             payment is required to be made pursuant to the provisions of this Note is not a Business Day (as defined below), such

             payment shall be due and payable on the immediately succeed-

             ing Business Day following such date.  For purposes of this





















             --------------------
             [** At the Seller's election, pursuant to Section 2.3(i) of the Agreement, six months or one year after the Closing Date.]

             [*** If maturity is six months, six month LIBOR plus 0.5%;
                  if maturity is one year, one year LIBOR plus 1%.]

             Note, "Business Day" shall mean any day other than a

             Saturday, Sunday or other day on which commercial banks in

             New York are authorized to close.


                       Section 3.  No Prepayments.  This Note may not be
                                   --------------

             prepaid.


                       Section 4.  Events of Default
                                   -----------------

                            4.1  If any of the following events shall

             occur, it shall constitute an "Event of Default":

                                 (a)  a default by Maker in the payment

             of (i) principal of this Note when the same becomes due and payable at its stated maturity, acceleration or otherwise or

             (ii) interest on this Note within ten (10) days of when the same becomes due and payable; or

                                 (b)  if Maker (i) makes a general

             assignment for the benefit of its creditors, (ii) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relat-

             ing to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with

             respect to it; or seeking to adjudicate it bankrupt or

             insolvent; or seeking reorganization, arrangement, adjust-

             ment, winding-up, liquidation, dissolution, composition or other such relief with respect to it or its debts; or

             seeking appointment of a receiver, trustee, custodian or

             other similar official for it or for all or any substantial part of its assets (a "Bankruptcy Action"); (iii) becomes the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded

             for a period of ninety (90) days; or (iv) consents to take any action in furtherance of, or indicates its consent to,

             approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above.

                       If an Event of Default specified in Section 4.1(a)

             occurs and is continuing, Payee may, without limiting any

             other rights it may have at law or in equity, by written

             notice to Maker declare the unpaid principal of and accrued interest on this Note due and payable, whereupon the same

             shall be immediately due and payable without presentment,

             demand, protest or other notice of any kind, all of which

             Maker hereby expressly waives and Payee may proceed to

             enforce payment of such amount or part thereof in such

             manner as it may elect and exercise any rights under this

             Note.  If an Event of Default specified in Section 4.1(b)

             occurs, the unpaid principal of and interest on this Note

             shall become immediately due and payable without present-

             ment, demand, protest or notice of any kind, all of which

             are hereby expressly waived by Maker.  Payee's notice to

             Maker may rescind an acceleration and its consequences if

             the rescission would not conflict with any judgment or

             decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that

             has become due solely because of acceleration.

                       Section 5.  Miscellaneous.
                                   -------------

                            5.1  This Note, and the beneficial ownership

             thereof, is freely assignable (i) to an Affiliate of the

             Payee and (ii) subject to the following two sentences, to

             any other Person.  The Payee shall give the Maker prior

             written notice (the "Transfer Notice") of its intention to transfer or assign this Note to any Person other than an

             Affiliate of the Payee.  The Maker may elect to purchase

             this Note from the Payee at the outstanding principal amount thereof plus accrued interest through the date of purchase,

             which election shall be evidenced by written notice

             delivered to the Payee (the "Purchase Election Notice") on or prior to the expiration of two full Business Days

             following the Maker's receipt of the Transfer Notice;

             provided, however, that if the Maker intends to finance the
             --------  -------

             purchase of this Note, the Purchase Election Notice shall

             set forth that the Maker's proposed purchase is subject to the Maker obtaining financing acceptable to the Maker in its sole discretion.  If (x) the Maker does not timely deliver the Purchase Election Notice or (y) the purchase of this

             Note by the Maker is not consummated prior to the expiration of twenty business days following the Payee's receipt of the

             Purchase Election Notice, the Payee shall have the right to transfer or assign this Note to any other Person.  In addi-

             tion, this Note may be pledged to any Person.  This Note may be assigned or transferred by Maker in connection with any assignment or transfer by Maker (referred to as the Buyer under the Asset Purchase Agreement) of the Asset Purchase

             Agreement in accordance with Section 6.14(vi) of the Asset purchase Agreement.  All of the provisions of this Note

             shall bind and inure to the benefit of Maker, Payee and

             their respective successors and permitted assigns.

                            5.2  The observance of any provision of this

             Note may be waived (either generally or in a particular

             instance) only with the written consent of the party waiving compliance.  No failure on the part of the Holder to

             exercise, and no delay in exercising and no course of

             dealing with respect to, any right under this Note shall

             operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right under this Note preclude any other or further exercise thereof or the exercise of any other right.  The rights granted to the Holder in this Note are cumulative and are not exclusive of any other remedies provided by law.  Any term of this Note may be amended only with the written consent of Maker and Payee.

                            5.3  Each of Maker and Payee intend that the

             obligations evidenced by this Note conform strictly to all applicable laws from time to time in effect.  All agreements between Maker and Payee, whether now existing or hereafter created and whether oral or written, are hereby expressly

             limited so that in no contingency or event whatsoever,

             whether by acceleration of maturity hereof or otherwise,

             shall the amount paid or agreed to be paid to Payee, or

             collected by Payee, by or on behalf of Maker for the use, forbearance or detention of the money to be loaned to Maker hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of Maker to

             Payee, or in any other document evidencing, securing or

             pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law.  If, under any circumstances whatsoever, fulfillment of any provision hereof or of any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the
                                                        ---- -----

             obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee ever

             shall receive from or on behalf of Maker an amount deemed

             interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest

             under applicable law shall be applied to the reduction of

             Maker's principal amount owing hereunder and not to the

             payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness,

             the excess shall be deemed to have been an inadvertent pay-

             ment and shall be refunded to Maker or to any other Person making such payment on Maker's behalf.

                            5.4  Any notice or other communication

             required or permitted hereunder shall be in writing and

             shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed,

             telexed or sent by facsimile transmission or, if mailed,

             five days after the date of deposit in the U.S. mails, as

             follows:

                            (a)  if to Maker, to:

                                 CAM Investment Management, L.P.
                                 c/o Oak Hill Partners, Inc.
                                 55 East 65th Street
                                 New York, New York 10022

                                 Attention:  Glenn R. August

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                 New York, New York  10019-6064

                                 Attention:  Matthew Nimetz, Esq.
                                 Telecopier:  (212) 757-3990

                            (b)  if to Payee, to:

                                 Continental Asset Management Corp.
                                 c/o The Continental Corporation
                                 180 Maiden Lane
                                 New York, New York  10038

                                 Attention:  President
                                 Telecopier: (212) 440-3857

                                 with a copy to:

                                 Debevoise & Plimpton
                                 875 Third Avenue
                                 New York, New York  10022

                                 Attention:  George E.B. Maguire, Esq.
                                 Telecopier:  (212) 909-6836


             Payee or Maker may by notice given in accordance with this

             Section 5.4 to the other parties designate another address or Person for receipt of notices hereunder.

                            5.5  The Note shall be governed by and

             construed in accordance with the laws of the State of New

             York applicable to agreements made and to be performed

             entirely within such State.


                                 CAM INVESTMENT MANAGEMENT, L.P.

                                 By:  CAM GP, INC.,
                                      Its General Partner



                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:

                                                                EXHIBIT D
                                                                ---------


                                    FORM OF NOTE B
                                    --------------


                       THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH DISPOSITION IS IN ACCORDANCE WITH THE TERMS HEREOF, AND (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE MAKER AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE MAKER, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT.


             $10,000,000                                   [CLOSING DATE]
                                                       New York, New York

                             SUBORDINATED PROMISSORY NOTE

                       FOR VALUE RECEIVED, the undersigned, CAM INVEST-

             MENT MANAGEMENT, L.P., a limited partnership organized under the laws of the State of Delaware (together with its succes-

             sors and permitted assigns, "Maker"), hereby promises to pay to the order of CONTINENTAL ASSET MANAGEMENT CORP., a New

             York corporation (together with its successors and permitted assigns, "Payee"), the principal sum of TEN MILLION Dollars

             ($10,000,000), together with interest on the unpaid

             principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full,

             in such currency of the United States of America as at the time of payment shall be legal tender therein for the

             payment of public and private debts, upon the terms and

             subject to the conditions set forth herein.

                       Section 1.  Payment Terms
                                   -------------

                            1.1  Principal.  On ________, [2004] [ten
                                 ---------

             years from Closing Date]  (the "Maturity Date"), the Maker shall pay to the Payee the entire unpaid principal amount of this Note then outstanding together with all accrued and

             unpaid interest thereon.

                            1.2  Interest.  The unpaid principal amount
                                 --------

             of this Note shall bear interest at a rate per annum equal to __% [which shall be equal to the lesser of (x) twelve

             percent (12%) and (y) the applicable federal rate in effect on date of issuance as calculated in accordance with

             Section 1274(d) of the Internal Revenue Code of 1986, as

             amended] computed on the basis of a 365-day year and paid

             for the actual number of days elapsed.  Such interest shall be payable semi-annually, in arrears, on the last day of

             each June and December (each such date shall hereinafter be referred to as an "Interest Payment Date"), commencing on

             June 30, 1995 until payment of this Note in full.  On each

             Interest Payment Date from and including June 30, 1995

             through and including December 31, 1999, the Maker may

             elect, in its sole discretion, to pay any interest due on

             such Interest Payment Date by the issuance to the Payee of a new subordinated note (each, an "Interest Note"), in lieu of any payment in cash, any such Interest Note shall mature on the Maturity Date unless otherwise provided therein and any such Interest Note shall be identical in all respects to

             this Note except (i) the principal amount thereof shall be an amount equal to such interest that was not paid in cash and (ii) such Interest Note shall be dated the date of

             issuance thereof.


                       Section 2.  Manner of Payment.  Principal payments
                                   -----------------

             and cash interest payments on this Note shall be made in

             lawful money of the United States of America by wire

             transfer of immediately available funds to an account desig-

             nated in writing to Maker, so as to be received by Payee on the due date of each such payment.  If the date on which any such payment is required to be made pursuant to the provi-

             sions of this Note is not a Business Day (as defined below),

             such payment shall be due and payable on the immediately

             succeeding Business Day following such date.  If interest on this Note shall be paid by the issuance of an Interest Note,

             Maker shall issue such Interest Note and deliver such

             Interest Note to Payee at the address specified in Sec-

             tion 10.4.  For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized to close.


                       Section 3.  Prepayments.
                                   -----------

                            3.1  Prepayments.  From and after the third
                                 -----------

             anniversary of the date hereof, Maker may, at its option,

             prepay without penalty or premium, all or a portion of the then outstanding principal amount of this Note upon one

             Business Day's prior written notice stating the date of

             prepayment and the principal amount to be prepaid on such date. After such notice of prepayment has been given, the aggregate principal amount specified in such notice,

             together with all accrued interest thereon as of the

             prepayment date specified in such notice, shall become due and payable on such date.

                            3.2  Notation of Prepayment.  Upon the
                                 ----------------------

             prepayment of any portion of this Note pursuant to Sec-

             tion 3.1, Payee shall annotate this Note to indicate the

             amount and date of such prepayment and provide a copy of

             this Note so annotated to Maker at the address specified in

             Section 10.4.


                       Section 4.  Right of Offset.  Reference is made to
                                   ---------------

             the Asset Purchase Agreement dated as of October 13, 1994

             among Maker, Payee and The Continental Corporation, a New

             York corporation ("Continental") (as amended in accordance with the terms thereof, the "Purchase Agreement").  Payee

             acknowledges and agrees that, in accordance with and subject to the proviso in the second paragraph of Section 11.4 of

             the Purchase Agreement, up to $2,500,000 of the indemnifica-

             tion payments payable by Payee and Continental pursuant to

             Section 11.1(i) of the Purchase Agreement, may be effected,

             enforced, satisfied and discharged by set off against this

             Note in accordance with the following sentence and such

             amount so set off shall discharge Maker's obligations under this Note with respect to such amount so set off.  Any such set off shall be applied first against the principal amount of this Note, next against the principal amount of any out-

             standing Interest Notes, next against accrued and unpaid

             interest on this Note and finally against accrued and unpaid interest on any outstanding Interest Notes.  In the event

             that Payee and Continental shall be unable to pay in cash

             any other indemnification payment required pursuant to

             Section 11.1 of the Purchase Agreement, such payment may, at

             Maker's option, be effected, enforced, satisfied and

             discharged by set off against this Note in accordance with the immediately preceding sentence and such amount so set

             off shall discharge Maker's obligations under this Note with respect to such amount so set off.


                       Section 5.  Covenants of Maker.  Maker covenants
                                   ------------------

             with Payee that until the entire principal of and interest on this Note shall have been paid in full as provided

             herein, Maker shall:

                            (a)  deliver to Payee such financial data and

             other information describing the financial condition of

             Maker for quarterly and annual periods as it is required to deliver to holders of the Senior Debt (as defined below)

             pursuant to agreements then in effect with such holders, as such agreements with respect to Senior Debt may be modified from time to time;

                            (b)  whether or not required pursuant to the

             agreements between Maker and the holders of the Senior Debt,

             deliver to Payee:

                                 (i)  as soon as available, but not later

                  than 105 days after the close of each fiscal year of

                  Maker, audited financial statements of Maker for and as

                  at the end of such year, certified by independent

                  certified public accountants of recognized national

                  standing selected by Maker; and

                                (ii)  as soon as available, but not later

                  than 45 days after the close of each fiscal quarter of

                  Maker commencing with the quarter beginning March 31,

                  1995, unaudited financial statements of Maker, certi-

                  fied by Maker's chief financial officer as prepared in

                  accordance with generally accepted accounting prin-

                  ciples and fairly presenting the financial position and

                  results of operations of Maker for such quarter;

                            (c)  upon the occurrence of any Event of

             Default (as defined below) or any act, event or occurrence which, with the passage of time or notice or both, would be an Event of Default, notify Payee forthwith in writing

             thereof describing such Event of Default or such act, event or occurrence in reasonable detail and what action, if any,

             Maker is taking or proposing to take with respect thereto;

                            (d)  provide to Payee contemporaneous copies

             of all notices required to be sent by Maker to the holders of the Senior Debt pursuant to the terms of the agreements between Maker and the holders of the Senior Debt of any

             actual or alleged event of default or any act, event or

             occurrence which, with the passage of time or notice or both, would be such an event of default under the Senior

             Debt;

                            (e)  not consolidate with or merge with or

             into, or convey, transfer or lease all or substantially all of its assets to, any Person (as defined below), unless:

                                 (i)  the resulting, surviving or trans-

                  feree Person (if not Maker) shall be organized and

                  existing under the laws of the United Sates of America,

                  any State thereof or the District of Columbia and such

                  person shall expressly assume in a writing executed and

                  delivered to Payee, all the obligations of Maker under

                  this Note;

                                (ii)  immediately after giving effect to

                  such transaction (and treating any Debt which becomes

                  an obligation of the resulting, surviving or transferee

                  Person as a result of such transaction as having been

                  incurred by such Person at the time of such trans-

                  action), no Event of Default shall have occurred and be

                  continuing; and

                               (iii)  Maker shall have delivered to Payee

                  a certificate of its chief financial officer and an

                  opinion of counsel, each stating that such consolida-

                  tion, merger or transfer complies with the terms and

                  provisions of this Note.


                       Section 6.  Confidentiality.  By accepting this
                                   ---------------

             Note, Payee agrees that all information and documents provided to Payee by Maker pursuant to this Note shall be considered confidential and shall not be used for any

             purpose by Payee or any of its Affiliates or any of their

             respective employees, officers, directors, advisors or

             representatives other than with respect to payment of

             Maker's obligations hereunder.  Payee shall not disclose or provide such information or documents (or any portion

             thereof) to any Person other than any of its Affiliates,

             employees, officers, directors, advisors or representatives who reasonably requires such information to advise Payee in respect of matters pertaining to this Note, without notify-

             ing Maker thereof in writing prior to so doing.  Payee

             shall, at the reasonable request of Maker, return all such information and documents, and reproductions thereof, upon payment in full of all of Maker's obligations hereunder.


                       Section 7.  Events of Default
                                   -----------------

                            7.1  If any of the following events shall

             occur, it shall constitute an "Event of Default":

                                 (a)  a default by Maker in the payment

             of (i) principal of this Note when the same becomes due and payable at its stated maturity, acceleration or otherwise or

             (ii) interest on this Note within ten (10) days of when the same becomes due and payable;

                                 (b)  a default by Maker in the perform-

             ance of or compliance with any covenant contained in this

             Note which default continues unremedied for a period of 60 days after written notice by Payee (which notice shall specify the default, demand that it be remedied and state

             that such notice is a "Notice of Default"); or

                                 (c)  if Maker (i) makes a general

             assignment for the benefit of its creditors, (ii) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relat-

             ing to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with

             respect to it; or seeking to adjudicate it bankrupt or

             insolvent; or seeking reorganization, arrangement, adjust-

             ment, winding-up, liquidation, dissolution, composition or other such relief with respect to it or its debts; or

             seeking appointment of a receiver, trustee, custodian or

             other similar official for it or for all or any substantial part of its assets (a "Bankruptcy Action"); (iii) becomes

             the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded

             for a period of ninety (90) days; or (iv) consents to take any action in furtherance of, or indicates its consent to,

             approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above.

                       If an Event of Default (other than an Event of

             Default specified in Section 7.1(c)) occurs and is continu-

             ing, subject to the provisions of Section 8 (Subordination),

             Payee may, without limiting any other rights it may have at law or in equity, by written notice to Maker declare the unpaid principal of and accrued interest on this Note due

             and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which Maker hereby expressly waives and

             Payee may proceed to enforce payment of such amount or part thereof in such manner as it may elect and exercise any

             rights under this Note; provided that, in the case of an
                                     --------

             Event of Default specified in Section 7.1(c), the unpaid

             principal of and interest on this Note shall become immedi-

             ately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly

             waived by Maker.  Payee's notice to Maker may rescind an

             acceleration and its consequences if the rescission would

             not conflict with any judgment or decree and if all existing

             Events of Default have been cured or waived except nonpay-

             ment of principal or interest that has become due solely

             because of acceleration.  All of the foregoing rights of

             Payee are subject to the limitations set forth in Section 8 below.


                       Section 8.  Subordination.
                                   -------------

                            (a)  Maker agrees, and Payee by accepting

             this Note agrees, that the indebtedness evidenced by this

             Note is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Senior Debt (as defined below) and that the provisions of this Section 8 are made for the benefit of all present and future holders of Senior Debt and shall be enforceable by them directly against the Holder.

                            (b)  Upon any payment or distribution of the

             assets of Maker to creditors upon a total or partial liqui-

             dation or dissolution of Maker or in any Bankruptcy Action relating to Maker or its property:

                                 (i)  holders of Senior Debt shall be

                  entitled to receive payment in full of all Senior Debt

                  before Payee shall be entitled to receive any payment

                  of principal of or interest on this Note; and

                                (ii)  until all Senior Debt is paid in

                  full, any distribution to which Payee would be entitled

                  but for this Section 8 shall be made to holders of

                  Senior Debt as their interest may appear, except that

                  Payee may receive ownership interests of Maker and any

                  debt securities of Maker that are subordinated to

                  Senior Debt to at least the same extent as this Note.

                            (c)  If a distribution is made to Payee in

             respect of this Note that because of this Section 8 should not have been made to Payee, Payee shall hold it in trust

             for the holders of Senior Debt and pay it over to them as

             their interests may appear.

                            (d)  After all Senior Debt is paid in full

             and until this Note is paid in full, Payee shall be subro-

             gated to the rights of holders of the Senior Debt to receive payments or distributions of assets of the Maker applicable to Senior Debt. A distribution made under this Section 8 to holders of Senior Debt which otherwise would have been made to Payee is not, as between Maker and Payee, a payment by

             Maker on Senior Debt.

                            (e)  No right of any holder of Senior Debt to

             enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by

             Maker or by its failure to comply with this Note.

                            (f)  Payee by accepting this Note acknow-

             ledges and agrees that the foregoing subordination provi-

             sions are, and are intended to be, an inducement and a

             consideration to each holder of any Senior Debt, whether

             such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of

             Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                            (g)  Prior to the payment in full of all

             Senior Debt, and so long as any event of default under any

             Senior Debt is continuing Payee shall not, without the prior written consent of the holders of the Senior Debt, take any action (including, without limitation, the acceleration of the maturity of all or any part of this Note) toward the

             collection of this Note or enforcement of any rights, powers or remedies hereunder, or under other agreements entered

             into pursuant to this Note or under applicable law, or file, join in or facilitate any petition or proceeding seeking the involuntary bankruptcy of Maker upon the occurrence of any

             Event of Default hereunder or any event, which with the

             passage of time, or giving of notice, or both, would

             constitute an Event of Default hereunder or on any other

             basis or for any other reason.


                       Section 9.  Certain Definitions.
                                   -------------------

                       "Debt" means, with respect to any Person,

                            (i)  any liability, contingent or otherwise,

             (A) for borrowed money and (B) evidenced by a note, deben-

             ture, bond, letter of credit or similar instrument for the payment of which such Person is responsible or liable;

                           (ii)  all capital lease obligations of such

             Person;

                          (iii)  all obligations of such Person issued or

             assumed as the deferred purchase price of property, all

             conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts

             payable arising in the ordinary course of business);

                           (iv)  all monetary obligations of such Person

             issued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all of the assets of other Persons or a merger or consolidation to which such Person was a party;

                            (v)  all obligations of such Person for the

             reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii),

             (iii) and (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent such letters of credit are drawn upon such drawing is reimbursed no later

             than the third business day following receipt by such person of a demand for reimbursement following payment on the

             letter of credit);

                           (vi)  all obligations of the type referred to

             in clauses (i) through (v) of other Persons for the payment of which, in either case, such Person is responsible or

             liable as obligor, guarantor or otherwise; and

                          (vii)  all obligations of the type referred to

             in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of

             such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                       "Person" means any individual, corporation,

             partnership, limited liability company, firm, joint venture,

             association, joint-stock company, trust, unincorporated

             organization or other entity.

                       "Senior Debt" means (i) the principal of, and

             interest on, all future and existing Debt to banks, other financial institutions, trade creditors or otherwise, and

             (ii) all fees, costs and expenses and other obligations on or arising with respect to Senior Debt as defined in clause

             (i) above accrued to the date of payment.


                       Section 10.  Miscellaneous.
                                    -------------

                            10.1  This Note, and the beneficial ownership

             thereof, is freely assignable (i) to an Affiliate of the

             Payee and (ii) subject to the following two sentences, to

             any other Person.  The Payee shall give the Maker prior

             written notice (the "Transfer Notice") of its intention to transfer or assign this Note to any Person other than an

             Affiliate of the Payee.  The Maker may elect to purchase

             this Note from the Payee at the outstanding principal amount thereof plus accrued interest through the date of purchase,

             which election shall be evidenced by written notice

             delivered to the Payee (the "Purchase Election Notice") on or prior to the expiration of two full Business Days

             following the Maker's receipt of the Transfer Notice;

             provided, however, that if the Maker intends to finance the
             --------  -------

             purchase of this Note, the Purchase Election Notice shall

             set forth that the Maker's proposed purchase is subject to the Maker obtaining financing acceptable to the Maker in its sole discretion.  If (x) the Maker does not timely deliver the Purchase Election Notice or (y) the purchase of this

             Note by the Maker is not consummated prior to the expiration of twenty business days following the Payee's receipt of the

             Purchase Election Notice, the Payee shall have the right to transfer or assign this Note to any other Person.  In addi-

             tion, this Note may be pledged to any Person.  This Note may be assigned or transferred by Maker in connection with any assignment or transfer by Maker (referred to as the Buyer

             under the Asset Purchase Agreement) of the Asset Purchase

             Agreement in accordance with Section 6.14(vi) of the Asset purchase Agreement.  All of the provisions of this Note

             shall bind and inure to the benefit of Maker, Payee and

             their respective successors and permitted assigns.

                            10.2  The observance of any provision of this

             Note may be waived (either generally or in a particular

             instance) only with the written consent of the party waiving compliance.  No failure on the part of the Holder to

             exercise, and no delay in exercising and no course of

             dealing with respect to, any right under this Note shall

             operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right under this Note preclude any other or further exercise thereof or the exercise of any other right.  The rights granted to the Holder in this Note are cumulative and are not exclusive of any other remedies provided by law.  Any term of this Note may be amended only with the written consent of Maker, Payee and the holders of the Senior Debt.

                            10.3  Each of Maker and Payee intend that the

             obligations evidenced by this Note conform strictly to all applicable laws from time to time in effect. All agreements between Maker and Payee, whether now existing or hereafter created and whether oral or written, are hereby expressly

             limited so that in no contingency or event whatsoever,

             whether by acceleration of maturity hereof or otherwise,

             shall the amount paid or agreed to be paid to Payee, or

             collected by Payee, by or on behalf of Maker for the use,

             forbearance or detention of the money to be loaned to Maker hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of Maker to

             Payee, or in any other document evidencing, securing or

             pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law.  If, under any circumstances whatsoever, fulfillment of any provision hereof or of any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the
                                                        ---- -----

             obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee ever

             shall receive from or on behalf of Maker an amount deemed

             interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest

             under applicable law shall be applied to the reduction of

             Maker's principal amount owing hereunder and not to the

             payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness,

             the excess shall be deemed to have been an inadvertent pay-ment and shall be refunded to Maker or to any other Person making such payment on Maker's behalf.

                            10.4  Any notice or other communication

             required or permitted hereunder shall be in writing and

             shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be

             deemed given when so delivered personally, telegraphed,

             telexed or sent by facsimile transmission or, if mailed,

             five days after the date of deposit in the U.S. mails, as

             follows:

                            (a)  if to Maker, to:

                                 CAM Investment Management, L.P.
                                 c/o Oak Hill Partners, Inc.
                                 55 East 65th Street
                                 New York, New York 10022

                                 Attention:  Glenn R. August

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                 New York, New York  10019-6064

                                 Attention:  Matthew Nimetz, Esq.
                                 Telecopier:  (212) 757-3990

                            (b)  if to Payee, to:

                                 Continental Asset Management Corp.
                                 c/o The Continental Corporation
                                 180 Maiden Lane
                                 New York, New York  10038

                                 Attention:  President
                                 Telecopier: (212) 440-3857
                                 with a copy to:

                                 Debevoise & Plimpton
                                 875 Third Avenue
                                 New York, New York  10022

                                 Attention:  George E.B. Maguire, Esq.
                                 Telecopier:  (212) 909-6836


             Payee or Maker may by notice given in accordance with this

             Section 10.4 to the other parties designate another address or Person for receipt of notices hereunder.

                            10.5  The Note shall be governed by and

             construed in accordance with the laws of the State of New

             York applicable to agreements made and to be performed

             entirely within such State.


                                 CAM INVESTMENT MANAGEMENT, L.P.

                                 By:  CAM GP, INC.,
                                      Its General Partner



                                 By:
                                    -------------------------------------
                                    Name:
                                    Title:

                                                                EXHIBIT E
                                                                ---------





                                NEW SUBLEASE TERM SHEET
                                -----------------------


              Space: Current space (entire 10th floor at 180 Maiden Lane, New York, NY)

              Term: One year from Closing Date; option to renew for one additional one-year term

              Rent:          1st year:                  $690,0001/
                                                                -

                             2nd year (if applicable):  same

              Other:         -    Access to all amenities of the
                                  building currently or hereafter
                                  available to employees of the Seller
                                  or other tenants of the building

                             -    Buyer shall receive all services
                                  currently or hereafter provided to
                                  the Seller as a tenant of the
                                  building

                             -    Buyer to abide by all terms and
                                  conditions of main lease
                             -    Rent payable monthly in advance

                             -    No assignment or sublease except
                                  together with assignment of Asset
                                  Purchase Agreement (as permitted
                                  thereunder)

                             -    Existing sublease to be cancelled on
                                  the Closing Date



























             --------------------
             1/   Rent to include all real property and similar such
             -
                  taxes, and all building operating expenses, utilities and electricity, common or public area maintenance charges, so-called escalation charges, and all additional rent or similar such rents or charges due under the main lease.

                                                                   EXHIBIT F
                                                                   ---------



                             SERVICES AGREEMENT TERM SHEET
                             -----------------------------


           I.     Investment Accounting and Systems
                  ---------------------------------

                  A. Description  Investment accounting for current and
                     of           future Unaffiliated Clients and systems
                     Services:    used to service investment accounting
                                  functions and portfolio management and
                                  evaluation functions, in each case of
                                  the type and in the manner provided to
                                  the Seller prior to the Closing

                  B. Term:        One year from Closing Date; options to
                                  renew for two additional one-year terms
                  C. Fee:         1st year:                     $610,000

                                  2nd year (if applicable):     $671,000

                                  -  Buyer to pay for its own "front end"
                                     systems
                                  -  Continental to pay for all PAM
                                     systems and provide use of New York/
                                     Cranberry data communication link

                  D. Other:       -  Option to assume Seller's arrangement
                                     with Continental with respect to
                                     maintenance of personal computers,
                                     including previously existing payment
                                     schedules and amounts

                                  -  Buyer to pay provider only for actual
                                     services rendered to Buyer
           II.    Human Resources
                  ---------------

                  A. Description  Human resources services and related
                     of           functions (excluding payroll processing)
                     Services:    of the type and in the manner provided
                                  to the Seller prior to the Closing

                  B. Term: Six months from Closing; option to renew for an additional six months (such option to be exercised within three months after Closing); option to renew for one additional one-year term following initial six-month renewal period

                  C. Fee:         1st 6 months:                 $100,000

                                  2nd 6 months (if applicable): $150,000

                                  2nd year (if applicable):     $275,000


                  D. Other:       At Buyer's election, (i) Continental
                                  will provide set-up (at Continental's
                                  expense) and payroll processing for the
                                  Buyer (such processing at an additional
                                  charge equal to Continental's cost) or
                                  (ii) Continental will pay the set-up
                                  costs, not to exceed $12,000, of outside party (or parties) to provide payroll processing for the Buyer

           III.   Legal
                  -----
                  A. Description  Legal services of the type and in the
                     of           manner provided to the Seller prior to
                     Services:    the Closing.

                  B. Term: Six months; option to renew for an additional six months (such option to be exercised within three months after Closing); option to renew for one additional one-year term following initial six-month renewal period


                  C. Fee:         1st 6 months:                 $100,000

                                  2nd 6 months (if applicable): $150,000

                                  2nd year (if applicable):     $275,000
           IV.    Insurance and
                  -------------
                  Benefits
                  --------

                  A. Description  At Buyer's option, Continental will
                     of           provide standard commercial "premises"
                     Services:    package covering the business and assets
                                  of the Seller (excluding directors and
                                  officers insurance, fidelity, workers
                                  compensation and other such insurance)

                  B. Term: One year from Closing Date; option to renew for one additional one-year term; Buyer option to terminate upon three months prior written notice
                  C. Fee: Buyer to purchase at Continental's costs (commercial rate less commission)

           V.     Benefits
                  --------

                  A. Description  Continental to use reasonable best
                     of           efforts to obtain extension of existing
                     Services:    welfare plans to Transferred Employees.
                                  If this can not be done, Continental
                                  will assist in design/establishment of
                                  the Buyer's own plan

                  B. Term: One year from Closing Date; option to renew for one additional one-year term; Buyer option to terminate upon three months prior written notice
                  C. Fee: No fee for efforts and assistance to Buyer. Buyer to pay cost of product obtained, if any

                                                                EXHIBIT G
                                                                ---------



                                        FORM OF
                       INDUCEMENT AND NON-COMPETITION AGREEMENT
                       ----------------------------------------


                       AGREEMENT dated as of __________ __, 1994, among

             CAM INVESTMENT MANAGEMENT, L.P., a Delaware limited

             partnership (the "Buyer"), THE CONTINENTAL CORPORATION, a

             New York corporation ("Continental"), and CONTINENTAL ASSET

             MANAGEMENT CORP., a New York corporation and an indirect

             wholly-owned subsidiary of Continental (the "Seller").

                       In accordance with an Asset Purchase Agreement,

             dated as of October 13, 1994, among the Buyer, the Seller

             and Continental (the "Purchase Agreement"), the Seller

             wishes to sell, and the Buyer wishes to purchase, the

             Business (as defined below) and the Purchased Assets upon

             the terms and subject to the conditions of the Purchase

             Agreement.

                       As a condition to the closing (the "Closing") of

             such sale (the "Transaction"), which is occurring on the

             date hereof, the Buyer requires that the Seller and

             Continental enter into an agreement pursuant to which the

             Seller and Continental agree not to engage in the Business for a period of time.

                       Capitalized terms used and not defined herein

             shall have the same meaning as in the Purchase Agreement.

                       NOW, THEREFORE, in consideration of the foregoing,

             and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:



                       1.   Covenants of Continental and the Seller.
                            ---------------------------------------

                            1.1  Covenants Against Competition.
                                 -----------------------------

             Continental (for itself and the Seller) acknowledges that

             (i) through the Closing, the Seller has been engaged in the

             Business for property and casualty insurance companies,

             pension funds, corporations and other financial institutions throughout the United States; (ii) the agreements and

             covenants contained in this Agreement are essential to

             protect the business and goodwill purchased by the Buyer;

             and (iii) the Buyer would not consummate the Transaction but for such agreements and covenants.  The "Business" is the

             business of financial asset management, and, more

             specifically, the design of investment programs and the

             management and supervision of investments in equity, debt

             and other financial securities and instruments for insurance companies, pension funds, corporations and other

             institutions.  Accordingly, Continental covenants and agrees on behalf of itself, its direct and indirect subsidiaries,

             including, without limitation, the Seller, and other

             Affiliates, as follows:

                                 1.1.1  Non-Competition.  For a period of
                                        ---------------

             seven (7) years following the Closing (the "Restricted

             Period"), Continental shall not, and shall cause its

             subsidiaries and other Affiliates not to, directly or indirectly, (i) engage in the Business for clients other than the Continental Parties; (ii) acquire ownership of any shares of capital stock, partnership or other equity

             interest in any Person (other than the Buyer or any of its partners or any of their respective Affiliates that control the Buyer or any of its partners) engaged in the Business

             for clients other than the Continental parties; provided,

             however, Continental, its subsidiaries and other Affiliates may own, directly or indirectly, solely as an investment,

             securities of any Person engaged in the Business if neither

             Continental nor any of its subsidiaries or other Affiliates is a controlling person of, or a member of a group which

             controls, such person and does not, directly or indirectly,

             own 5% or more of any class of securities of such person.

             Subject to the Purchase Agreement and any investment

             advisory or management Contracts, agreements or other

             arrangements between Continental and the Buyer, nothing

             herein shall limit the right of Continental to manage its

             own financial assets and those of its subsidiaries and other

             Affiliates.

                                 1.1.2  Employees of the Buyer.  During
                                        ----------------------

             the Restricted Period, Continental and its subsidiaries and other Affiliates shall not, without the prior written

             consent of the Buyer, directly or indirectly, hire or

             solicit any employee of the Buyer or its Affiliates or

             encourage any such employee to leave such employment, except any such employee who has been involuntarily terminated by the Buyer.

                            1.2  Rights and Remedies Upon Breach.  If
                                 -------------------------------

             either Continental or the Seller breaches, or threatens to commit a breach of, any of the provisions of Section 1.1

             (the "Restrictive Covenants"), the Buyer shall have the

             following rights and remedies, each of which rights and

             remedies shall be independent of the others and severally

             enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the

             Buyer under law or in equity:

                                 1.2.1     Specific Performance.  The
                                           --------------------

             right and remedy to have the Restrictive Covenants

             specifically enforced by any court of competent

             jurisdiction, it being agreed that any breach of the

             Restrictive Covenants would cause irreparable injury to the

             Buyer and that money damages would not provide an adequate remedy to the Buyer.

                                 1.2.2  Accounting.  The right and remedy
                                        ----------

             to require Continental to account for and pay over to the

             Buyer, all compensation, profits, monies, accruals,

             increments or other benefits derived or received by

             Continental and their respective affiliates as the result of any transactions constituting a breach of the Restrictive

             Covenants.

                            1.3  Blue-Pencilling.  If any court
                                 ---------------

             determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have

             the power to reduce the duration or scope of such provision,

             as the case may be, and, in its reduced form, such provision shall then be enforceable.

                            1.4  Enforceability in Jurisdictions.  The
                                 -------------------------------

             Buyer and Continental intend to and hereby confer

             jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants.  If the courts of any one or more of such

             jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and Continental that such

             determination not bar or in any way affect the Buyer's right to the relief provided above in the courts of any other

             jurisdiction within the geographical scope of such

             Covenants, as to breaches of such Covenants in such other

             respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into

             diverse and independent covenants.

                       2.   Miscellaneous.
                            -------------

                            2.1  Notices.  Any notice or other
                                 -------

             communication required or permitted hereunder shall be in

             writing and shall be delivered personally, telegraphed,

             telexed, sent by facsimile transmission or sent by

             certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of

             deposit in the United States mails, as follows:

                            (a)  if to the Buyer, to:

                                 CAM Investment Management, L.P.
                                 c/o Oak Hill Partners, Inc.
                                 65 East 55th Street
                                 New York, New York  10022

                                 Attention:  Glenn R. August

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064

                                 Attention:  Matthew Nimetz, Esq.
                                 Telecopier:  (212) 757-3990

                            (b)  if to the Seller or Continental, to:

                                 The Continental Corporation
                                 180 Maiden Lane
                                 New York, New York  10038

                                 Attention:  President
                                 Telecopier: (212) 440-3857

                                 with a copy to:

                                 Debevoise & Plimpton
                                 875 Third Avenue
                                 New York, New York  10022

                                 Attention:  George E.B. Maguire, Esq.
                                 Telecopier:  (212) 909-6836



             Any party may by notice given in accordance with this

             Section 2.1 to the other parties designate another address or Person for receipt of notices hereunder.

                            2.2  Entire Agreement.  This Agreement
                                 ----------------

             contains the entire agreement among the parties with respect to the subject matter herein, and supersedes all prior agreements, written or oral, with respect thereto.

                            2.3  Waivers and Amendments; Non-Contractual
                                 ---------------------------------------

             Remedies; Preservation of Remedies.  This Agreement may be
             ----------------------------------

             amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument

             signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall act as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the

             exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in

             respect of any inaccuracy in or breach of any representa-

             tion, warranty, covenant or agreement contained in this

             Agreement or in any document or other paper delivered

             pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of

             facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other

             representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.  In the event that Continental or any of its

             subsidiaries or Affiliates breaches any of its obligations under this Agreement, Continental shall bear all of the

             Buyer's costs in connection with its enforcement of this

             Agreement.

                            2.4  Governing Law.  This Agreement shall be
                                 -------------

             governed and construed in accordance with the laws of the

             State of New York applicable to agreements made and to be

             performed entirely within such State.

                            2.5  Binding Effect; No Assignment.  This
                                 -----------------------------

             Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal

             representatives.  This Agreement is not assignable except by operation of law, except that the Buyer may assign its

             rights hereunder to any of its successors, subsidiaries or

             Affiliates.

                            2.6  Variations in Pronouns.  All pronouns
                                 ----------------------

             and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                            2.7  Counterparts.  This Agreement may be
                                 ------------

             executed by the parties hereto in separate counterparts,

             each of which when so executed and delivered shall be an

             original, but all such counterparts shall together consti-

             tute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                            2.8  Headings.  The headings in this
                                 --------

             Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                            2.9  Interpretation.  The parties acknowledge
                                 --------------

             and agree that:  (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and

             have contributed to its revision; (ii) the rule of

             construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the

             interpretation of this Agreement; and (iii) the terms and

             provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

                            2.10  Severability of Provisions.
                                  --------------------------

             Continental, on behalf of itself, its subsidiaries and its other Affiliates (including, without limitation, the

             Seller), and the Buyer, on behalf of itself, its

             subsidiaries and its other Affiliates, acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects.

             If any provision or any portion of any provision of this

             Agreement (including, but not limited to, any Restrictive

             Covenant or any portion of any Restrictive Covenant), or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the

             application of such provision or portion of such provision as is held invalid or unenforceable to Persons or

             circumstances other than those as to which it is held

             invalid or unenforceable, shall not be affected hereby.  In the event that any provision of this Agreement is held

             invalid, the parties shall equitably adjust the terms hereof in a manner such that each party receives the economic

             benefit of this Agreement for which it bargained.

                            2.11  Third Party Beneficiaries.  This
                                  -------------------------

             Agreement does not create, and shall not be construed to

             create, any rights enforceable by any Person not a party to this Agreement.

                       IN WITNESS WHEREOF, the parties have executed this

             Agreement as of the date first above written.


                                      BUYER:

                                      CAM INVESTMENT MANAGEMENT, L.P.

                                      By:  CAM GP, INC.
                                           Its General Partner


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:


                                      SELLER:

                                      CONTINENTAL ASSET MANAGEMENT CORP.


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:


                                      THE CONTINENTAL CORPORATION


                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                                                                EXHIBIT H
                                                                ---------



                              OPTION AGREEMENT TERM SHEET
                              ---------------------------


        I.   OPTION FEATURES
             ---------------


             PARTIES:                 Continental and each of the
                                      partners of the Buyer.

             OPTION: (i) 19.9% of (x) limited partnership common equity interests and (y) $4.5 million of 13% PIK junior subordinated debt (or PIK senior preferred partnership interest with a preferred return accruing at a rate of 13%) calculated as if Continental exercised on the Closing Date. The initial common equity of the limited partnership will be
                                      $500,000.

             TERM:                    7 years, beginning on Closing Date.

             EXERCISE PRICE:          $100,000 plus $900,000 accreting at
                                      a semi-annual compounded rate of
                                      13.0%.

             DILUTION:                The Option will be diluted by (i)
                                      any dilution incurred by the
                                      original investor group on a pro
                                      rata basis including, but not
                                      limited to, the issuance of
                                      management options and management
                                      equity and (ii) any dilution as a
                                      result of the issuance of equity
                                      for fair market value.  The Option
                                      will be entitled to anti-dilution
                                      protection for equity splits and
                                      other similar actions.

        II.  LIMITED PARTNERSHIP FEATURES1/
             -----------------------------

             RIGHTS OF FIRST OFFER
             AND FIRST REFUSAL:       (i)  If a partner wishes to
                                      transfer, sell or otherwise dispose




















             --------------------
             1/   Notwithstanding any provision set forth in this Term
             -
                  Sheet, any transfer of a partnership interest shall require the consent, in its sole discretion, of the General Partner of the Buyer.

                                      of all or part of its limited
                                      partnership interest in the Buyer
                                      to any Person (other than an
                                      Affiliate of such Person), such
                                      selling partner shall offer such
                                      interest first, to the General
                                               -----
                                      Partner of the Buyer, and second,
                                                                ------
                                      to each of the other partners on a
                                      pro rata basis.

                                      (ii)  If a partner receives a bona
                                      fide offer from a third party to
                                      purchase all or part of its limited
                                      partnership interests in the Buyer,
                                      the General Partner of the Buyer
                                      shall have the right to match such
                                      offer.  If the General Partner of
                                      the Buyer does not exercise this
                                      right, the other partners shall, on
                                      a pro rata basis, have the right to
                                      match such offer, so long as all of
                                      the offered partnership interests
                                      are acquired.

             DRAG-ALONG RIGHTS:       In the event that the General
                                      Partner of the Buyer wishes to
                                      accept a bona fide offer from a
                                      third party offeror for the
                                      purchase of the all of the
                                      partnership interests of the Buyer,
                                      or all or substantially all of the
                                      assets comprising the Business, the
                                      General Partner of the Buyer shall
                                      have the right to require the other
                                      partners of the Buyer to sell their
                                      interests to such offeror at the
                                      same price.

             TAG-ALONG RIGHTS:        In the event of a sale by any
                                      partner or group of partners of 51%
                                      or more of the partnership
                                      interests (other than to
                                      Affiliates), the other partners,
                                      including Continental, shall have
                                      the right to participate on a pro
                                      rata basis in such sale.

             OTHER RIGHTS:            If the Buyer is converted from a
                                      limited partnership into a
                                      corporation, the above provisions
                                      will be embodied in a shareholders'
                                      agreement.